UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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WEC Energy Group, Inc.
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WEC Energy Group

NOTICE OF 2018 ANNUAL MEETING AND PROXY STATEMENT

P-1

TABLE OF CONTENTS

P-3	Notice of Annual Meeting of Stockholders
P-5	Company Overview
P-7	Proxy Summary
P-13	Proxy Statement
P-13	Proposal 1: Election of Directors-Terms Expiring in 2019
P-14	Director Nominees
P-23	Committees of the Board of Directors
P-24	Director Compensation
P-26	Proposal 2: Ratification of Deloitte & Touche LLP as Independent Auditors for 2018
P-27	Independent Auditors' Fees and Services
P-28	Audit and Oversight Committee Report
P-29	Proposal 3: Advisory Vote to Approve Compensation of the Named Executive Officers
P-30	Compensation Discussion and Analysis
P-30	Executive Summary
P-33	Components of our Executive Compensation
P-35	Determination of Market Median
P-35	Annual Base Salary
P-36	Annual Cash Incentive Compensation
P-39	Long-Term Incentive Compensation
P-43	Compensation Recoupment Policy
P-43	Stock Ownership Guidelines
P-43	Prohibition on Hedging and Pledging
P-43	Limited Trading Windows
P-43	Retirement Programs
P-43	Other Benefits, Including Perquisites
P-44	Tax Gross-Up Policy
P-44	Severance Benefits and Change in Control
P-45	Impact of Prior Compensation
P-45	Section 162(m) of the Internal Revenue Code

P-45	Compensation Committee Report
P-46	Executive Compensation Tables
P-46	Summary Compensation Table
P-49	Grants of Plan-Based Awards for 2017
P-50	Outstanding Equity Awards at Year-End 2017
P-51	Option Exercises and Stock Vested for 2017
P-52	Pension Benefits at Year-End 2017
P-53	Retirement Plans
P-55	Nonqualified Deferred Compensation for 2017
P-57	Potential Payments Upon Termination or Change in Control
P-62	Pay Ratio Disclosure
P-62	Risk Analysis of Compensation Policies and Practices
P-63	WEC Energy Group Common Stock Ownership
P-64	Section 16(a) Beneficial Ownership Reporting Compliance
P-64	Certain Relationships and Related Transactions
P-65	Corporate Governance at WEC Energy Group
P-65	Corporate Governance Framework
P-66	Board Leadership Structure
P-66	Board Independence
P-67	Board Committees
P-68	Board Performance Evaluations
P-69	Risk Oversight by the Board
P-69	Stockholder Outreach and Engagement
P-71	Stockholder Nominees and Proposals
P-72	Information Related to the Annual Meeting
P-75	Availability of Form 10-K
P-76	Appendix A – Earnings and Earnings Per Share GAAP Reconciliation

WEC Energy Group	P-2	2018 Proxy Statement

Notice of 2018 Annual Meeting of Stockholders

We are pleased to invite you to join our Board of Directors and senior leadership at WEC Energy Group’s 2018 Annual Meeting of Stockholders.
When and Where
Thursday, May 3, 2018, 10:00 a.m., Central time
Concordia University Wisconsin
R. John Buuck Field House
12800 North Lake Shore Drive
Mequon, WI 53097

Items of Business
1. Elect fourteen directors for terms expiring in 2019.
2. Ratify Deloitte & Touche LLP as independent auditors for 2018.
3. Provide advisory vote to approve compensation of the named executive officers.
4. Consider any other matters that may properly come before the meeting.
Record Date
The Board of Directors set February 22, 2018 as the record date for the meeting. This means that our stockholders as of the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting. On the record date, there were 315,538,808 shares of common stock of WEC Energy Group, Inc. issued and outstanding and entitled to vote at the meeting.
Meeting Attendance Information
If you plan to attend the Annual Meeting in person, you must pre-register and present photo identification at the door. See page  P-72 for information about the location, format, and how to register to attend the meeting. Regardless of whether you plan to attend, please take a moment to vote your Proxy.
If you are unable to attend, you may view a live webcast on our website at www.wecenergygroup.com/invest/annualmtg.htm.
By Order of the Board of Directors,

Voting Information
Please follow the instructions on your Notice Regarding the Availability of Proxy Materials, proxy card, or the information forwarded to you by your bank or broker, as applicable. The internet and telephone voting facilities will close at 10:59 p.m. Central time, on Wednesday, May 2, 2018.

Registered Stockholders of Record
You may vote using one of the following voting methods. Please make sure you have your proxy card in hand and follow the instructions.

Visit www.investorvote.com
or scan the QR code with your smart phone

Call toll-free 800-652-8683

Sign, date and return your proxy card
Stockholders who beneficially hold shares in street name through an intermediary on this date must obtain a legal proxy from their broker, bank or other nominee granting the right to vote.

All stockholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described on page P-72.

If you receive paper copies of the proxy materials, please consider signing up to receive them electronically in the future by following the instructions contained on page P-73. By delivering our proxy materials electronically, we can provide our stockholders with the information they need in a more cost-effective manner.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 3, 2018 — The Proxy Statement and 2017 Annual Report are available at www.envisionreports.com/wec.

Margaret C. Kelsey Executive Vice President, General Counsel and Corporate Secretary March 22, 2018

WEC Energy Group	P-3	2018 Proxy Statement

This Page Intentionally Left Blank

WEC Energy Group	P-4	2018 Proxy Statement

COMPANY OVERVIEW

WEC Energy Group

CR's 100 Best Corporate Citizens 2017

An Energy Industry Leader

WEC Energy Group is one of the nation's largest electric and natural gas delivery companies, with deep operational expertise, scale, and financial resources to meet the Midwest region's energy needs.

69,600 miles
of electric distribution

49,000 miles
of natural gas distribution and transmission lines (including mains)

8,700 megawatts
of power capacity

8,000 employees

We provide vital services to more than **4.4 million** customers in Wisconsin, Illinois, Michigan and Minnesota.

WEC Energy Group includes the following companies:

We Energies delivers electricity, natural gas and steam to more than 2.2 million customers in Wisconsin.

In 2017, PA Consulting Group named We Energies best in America for keeping the lights on for our customers, and best in the Midwest for the seventh year in a row.

Wisconsin Public Service delivers electricity and natural gas to more than 770,000 customers in northeast and central Wisconsin.

Michigan Gas Utilities delivers natural gas to more than 176,000 customers in southern and western Michigan.

Minnesota Energy Resources delivers natural gas to more than 235,000 customers in communities across Minnesota.

Peoples Gas delivers natural gas to more than 845,000 customers in the city of Chicago.

North Shore Gas delivers natural gas to more than 160,000 customers in Chicago's northern suburbs.

Upper Michigan Energy Resources delivers electricity and natural gas to more than 42,000 customers in Michigan's Upper Peninsula.

Bluewater Gas Storage, located in southeast Michigan, provides natural gas storage and hub services to We Energies and Wisconsin Public Service.

We Power designs, builds and owns modern, efficient power plants.

WEC Energy Group	P-5	2018 Proxy Statement

COMPANY OVERVIEW

Track Record of Exceptional Performance

Our goal is to continue to create long-term value for our shareholders and our customers by focusing on reliability, operating efficiency, financial discipline, customer care and safety.

- Portfolio of premium businesses
- Investment opportunities can support 5-7 percent EPS growth with minimal rate impact to customers
- A strong credit profile that preserves the ability to invest in additional value-added projects
- Experienced management team focused on creating and preserving value
- Poised to deliver among the best risk-adjusted returns in the industry

A DECADE OF CONSISTENT EPS GROWTH

$4.00
$3.00
$2.00
$1.00
0
GAAP
Adjusted [1]
8% Adjusted CAGR [2]
2007
2008
2009
2010
2011
2012
2013
2014
2016
2016
2017

ANNUALIZED DIVIDENDS PER SHARE

$2.50
$2.00
$1.50
$1.00
$0.50
0
30.0%
15.4%
20.4%
8.0%
17.3% [3]
8.2%
5.1%
6.25% [4]
2010
2011
2012
2013
2014
2015
2016
2017
2018

- Dividend growth projected to be in line with earnings growth

Environmental Stewardship

Addressing climate change is an integral component of our strategic planning process. Our goal is to work with industry partners, environmental groups and the state of Wisconsin to reduce carbon dioxide (CO_2) emissions by approximately 40 percent below 2005 levels by 2030. We are reshaping our generation fleet for a clean, reliable energy future. The plan includes:

- Retiring older, fossil-fueled units
- Building new, state-of-the-art natural gas units
- Investing in cost-effective, zero-carbon, renewable generation

Taken as a whole, reshaping our generation fleet should reduce power supply costs to customers, preserve fuel diversity and lower CO_2 emissions. The retirements and new investments will better balance our supply with our demand.

ACHIEVING OUR CARBON GOAL

0%
-10%
-20%
-30%
-40%
-50%
-60%
< Rate
Mass >
Reduction Goal
40% below 2005
2005
2016
2022
2030

Corporate Responsibility

As part of our commitment to sustainably serve our customers, employees, investors and communities, we report on the impacts of our business. Our annual Corporate Responsibility Report and ESG/Sustainability Template, published in collaboration with the Edison Electric Institute, provide more information on our environmental, social and governance efforts.

www.wecenergygroup.com/csr

(1) Adjusted earnings per share exclude acquisition costs (2014, 2015, and 2016), and one-time, non-cash adjustments related to the Tax Cut and Jobs Act (2017)

(2) 10% CAGR based off GAAP EPS that exclude one-time, non-cash adjustments related to the Tax Cut and Jobs Act of 2017

(3) Annualized based on 4th quarter 2015 dividend of $0.4575

(4) Annualized based on 1st quarter 2018 dividend of $0.5525

WEC Energy Group	P-6	2018 Proxy Statement

PROXY SUMMARY

This summary is intended to highlight certain information found within this proxy statement. This summary does not contain all of the information that you should consider. Please read the entire proxy statement before voting. Additional information regarding WEC Energy Group, Inc.'s (the "Company") 2017 performance can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Business of the Annual Meeting of Stockholders

Voting Matter		Board Vote Recommendation	Page
Proposal 1	Election of Directors for Terms Expiring in 2019	FOR each nominee	P-13
Proposal 2	Ratification of Deloitte & Touche LLP as Independent Auditors for 2018	FOR	P-26
Proposal 3	Advisory Vote to Approve Compensation of the Named Executive Officers	FOR	P-29
The next several pages highlight the Company’s key governance processes and practices used to support Proposal 1 - Election of Directors, with detailed information beginning on page P-14. Also included in this summary is an overview of key performance and compensation program highlights that support Proposal 3 - Advisory Vote to Approve Compensation of the Named Executive Officers. More information on this "Say-on-Pay" proposal begins on page P-30.

Corporate Governance
Since 1996, the Company's Board of Directors (the "Board") has maintained formal corporate governance guidelines that provide a framework under which it conducts business. The Board’s Corporate Governance Committee annually reviews its governance practices, and in 2017, this process took into consideration discussions with investors, feedback from our external governance advisor, as well as findings from industry surveys, benchmarking studies, and governance guidelines published by institutional investors and proxy advisors. Key governance practices are highlighted below; more detailed information begins on page P-66.

GOVERNANCE PRINCIPLES	WEC ENERGY GROUP PRACTICES
Board composition	✓
• Annual election of directors since 2005
• 12 of 14 independent directors
• Diverse representation of skills and competencies
• Regular Board refreshment and mix of tenure
• Comprehensive, ongoing Board succession planning process
• Expectation that directors will dedicate sufficient time to perform duties

Board leadership	✓	• Presiding independent director with defined duties • Chairman active in stockholder engagement and communications
Board governance practices	✓

• Directors expected to participate in annual meeting with stockholders
• Annual performance evaluations of CEO, Board, and Board Committees
• 100% independent Board Committees
• Board participation in critical activities, including agenda setting and strategic planning
• Board members have complete access to management and outside advisors
• Stock ownership requirements
• Regular executive sessions of independent directors at Board and Committee meetings

Stockholder voting rights	✓	• Stockholders can nominate directors; proxy access bylaw adopted in 2016 • One-share, one-vote standard; dual class voting is not practiced • Special meeting provisions
Executive compensation	✓
• Competitively tailored to business and industry, aligned with long-term performance and business strategy
• Includes short- and long-term metrics, cash, and equity components; substantial portion is at risk
• Public disclosure of peer groups, benchmarks, and performance measurements
• Clawback policies for cash and equity; prohibition of hedging and pledging of Company securities
• Stock ownership requirements

WEC Energy Group	P-7	2018 Proxy Statement

2017 Board Governance Highlights
The Board is actively engaged in delivering strong governance oversight, keeping a pulse on practices that are of most concern to our stockholders. In 2017, specific governance-related areas of focus for the Board are highlighted below.
Strategic Planning
At each Board meeting held in 2017, time was allocated on the agenda for the Board to engage in substantive discussions with management on strategic matters, including areas of risk and opportunity. The Board provided critical input in several key strategic areas, including:

•	capital investments;

•	regulatory goals;

•	legislative priorities; and

•	upgrades to customer service and information technology systems.
Addressing climate change is an integral component of our strategic planning process. Throughout 2017, the Board routinely engaged in discussions with management on its plan to reshape the Company’s generation fleet, which includes retiring older, fossil-fueled generating units, building state-of-the-art, natural gas generation, and investing in cost-effective, zero-carbon generation.
Board Evaluation Process
Spearheaded by the Corporate Governance Committee, a key priority for the Board in 2017 was to assess and enhance its annual self-evaluation process. Following the recommendation of the Committee, the Board has incorporated two changes into its process:

•
the Board adopted a framework of questions developed by the National Association of Corporate Directors (NACD) that addresses the following areas: Board composition and leadership; Board committees; Board meetings; overall effectiveness of the Board; and overall effectiveness of the Board with regard to management; and

•
the presiding director and/or Board chairman use of this framework to seek input from each Board member during one-on-one discussion sessions; at the conclusion of the individual feedback sessions, the Board receives a summary of the findings for its review and discussion as a group.

Board Succession Planning
Throughout 2017, the Board was engaged in rigorous discussions on Board succession planning, taking into consideration matters such as: current inventory of director skills; diversity, including gender, ethnicity, retirement age, and tenure; and future competencies needed to support appropriate oversight of the Company's enterprise risks. As an outcome of this succession planning process, the Board elected two new Board members who began serving in January 2018. In addition, Director Paul W. Jones elected to retire at the end of 2017.

Management Succession Planning
In October 2017, the Company’s then-CEO, Allen Leverett, suffered a stroke. The Board activated its succession plan, retaining the Company’s former CEO, Gale Klappa, to serve as the CEO during Mr. Leverett’s recovery. Despite Mr. Leverett’s sudden and unexpected departure, this transition in management has been smooth and successful. Mr. Klappa’s deep understanding of the Company and its operations, employees, and investors has enabled him to provide significant continuity as the Company carries out its strategic objectives during Mr. Leverett’s absence.
While the Board separated the roles of chairman and CEO when Mr. Klappa retired from the Company in 2016, the Company’s Corporate Governance Guidelines enable the Board to exercise its discretion in determining when separating or combining the roles is in the best interest of the Company. Given the circumstances, the Board determined that combining the roles under Mr. Klappa, who was already serving as Non-Executive Chairman, is the best governance structure for the Company and its stockholders at this time. The Board’s independent Presiding Director, Barbara Bowles, who is the Chair of the Corporate Governance Committee, continues to carry out her specified duties, as defined on page P-66.
In keeping with its standard practice, in 2018, the Board will continue to actively participate in the Company’s executive succession planning process, including for the CEO position, while concurrently monitoring and assessing Mr. Leverett’s status and timeline to return to the position.
Stockholder Outreach and Engagement
Detailed information on our year-round stockholder outreach and engagement program can be found on page P-69.
The investor outreach we conduct in the fall is specifically intended to focus on soliciting input from our stockholders on corporate governance matters. During the fall of 2017, we engaged with some of the Company's largest stockholders, for discussions centered around the following:

•	Board governance matters, including the Board's diversity, tenure, and succession planning process;

•	our executive compensation program, including discussion on the measures we use to link executive pay to performance; and

•
steps we are taking to prioritize environmental and social matters within the Company's long-term strategic plan, including reshaping our generation fleet to reduce costs to customers, preserve fuel diversity, and reduce carbon emissions.

WEC Energy Group	P-8	2018 Proxy Statement

2018 Board Composition
Through its Board succession planning process, the Board seeks to maintain its independence and diversity - of knowledge, skills, experiences, thought, gender, ethnicity, tenure, and maturity - which we believe has been accomplished through the slate of nominees presented for election.

WEC Energy Group	P-9	2018 Proxy Statement

2018 Director Nominees

				C O M M I T T E E S
Name and Primary Occupation	Director Since	Age	Ind.	A	C	G	E	F
John F. Bergstrom Chairman and Chief Executive Officer, Bergstrom Corporation	1987	71	✓	●	«		●
Barbara L. Bowles (Presiding Director) Retired Vice Chair, Profit Investment Management	1998	70	✓	●		«	●
William J. Brodsky Chairman, Cedar Street Asset Management LLC	2015	73	✓					●
Albert J. Budney, Jr. Retired President, Niagara Mohawk Holdings, Inc.	2015	70	✓			●
Patricia W. Chadwick President, Ravengate Partners, LLC	2006	69	✓	●				●
Curt S. Culver Non-Executive Chairman, MGIC Investment Corporation	2004	65	✓			●		«
Danny L. Cunningham Retired Partner and Chief Risk Officer, Deloitte & Touche LLP	2018	62	✓	●
William M. Farrow III Chairman, Chief Executive Officer and owner, Winston and Wolfe LLC	2018	62	✓					●
Thomas J. Fischer Principal, Fischer Financial Consulting LLC	2005	70	✓	«	●		●
Gale E. Klappa Chairman of the Board and Chief Executive Officer, WEC Energy Group, Inc.	2003	67					«
Henry W. Knueppel Retired Chairman and Chief Executive Officer, Regal Beloit Corporation	2013	69	✓	●		●
Allen L. Leverett President, WEC Energy Group, Inc.	2016	51					●
Ulice Payne, Jr. Managing Member, Addison-Clifton, LLC	2003	62	✓		●		●	●
Mary Ellen Stanek Managing Director & Director of Asset Management, Baird Financial Group	2012	61	✓					●
Ages as of January 18, 2018 nomination date «Committee Chair Board Committees: A = Audit and Oversight; C = Compensation; G = Corporate Governance; E = Executive; F = Finance

WEC Energy Group	P-10	2018 Proxy Statement

2017 Performance Spotlight
WEC Energy Group achieved solid results and continued to create long-term value for our stockholders and customers by focusing on reliability, operating efficiency, financial discipline, customer care, and safety.

NOTABLE ACHIEVEMENTS

WEC Energy Group named one of the **top 50 corporate citizens** in America by Corporate Responsibility magazine

We Energies
named **most reliable utility** in America for the third time *(also in 2004 and 2013)*

AND in the Midwest for 7th consecutive year

Wisconsin Public Service
named **best midsize electric utility** in the Midwest for business customer satisfaction

Minnesota Energy Resources
received the **Governors Safety Award**

FINANCIAL PERFORMANCE

Net Income
Highest net income in company history

$939 MILLION
$941 MILLION
$1,203.7 BILLION
$997 MILLION
2016
2017

EPS
Highest earnings per share in company history; consistently beat guidance over the last 10 years

$2.96
$2.97
$3.79
$3.14
2016
2017

GAAP Adjusted * See Appendix A on page P-76 for reconciliation of non-GAAP measures

Authorized Rate of Return
Each of our regulated utility subsidiaries earned its allowed rate of return in 2017

Dividends

2018: quarterly dividend raised to $0.5525 per share, equivalent to an annual dividend rate of $2.21 per share

2017: quarterly dividend of 52 cents/share, $2.08 annualized

15 consecutive years of dividend **increases** (2004-2018)

75 consecutive years of delivering quarterly dividends (1942-2017)

STOCKHOLDER RETURNS

FIVE-YEAR CUMULATIVE RETURN (1)
$225
$200
$175
$150
$125
$100
12/31/12
12/31/13
12/31/14
12/31/15
12/31/16
12/31/17
WEC Energy Group
S&P 500
Custom Peer Index Group

INDUSTRY-LEADING TOTAL SHAREHOLDER RETURNS
300%
250%
200%
150%
100%
50%
0%
One Year
Three Year
Five Year
Ten Year
WEC Energy Group
S&P Utilities
S&P Electric
Dow Jones Utilities
Philadelphia Utility

(1)    The Five-Year Cumulative Return Chart shows a comparison of the cumulative total return, assuming reinvestment of dividends, over the last five years had $100 been invested at the close of business on December 31, 2012. For information about the Custom Peer Index Group, see page F-92 in the Company's 2017 Annual Report.
Source: Bloomberg; assumes all dividends are reinvested and returns are compounded daily.

WEC Energy Group	P-11	2018 Proxy Statement

Compensation Program Spotlight
Responsive to Stockholder Interests
While we maintain a largely consistent approach to our compensation program from year-to-year, we incorporate industry best practices based upon input from stockholders and our compensation consultant. Examples of changes we’ve made to our program over the last four years as a result of this input are summarized below.

• Adopted clawback policy • Adopted policy prohibiting tax gross-ups in any new executive arrangements
• Added cash flow as additional short-term incentive performance measure
• Added “double trigger” for vesting of performance units upon change in control
• Retained independent compensation consultant; annually assess and re-engage

	• Revised executive compensation peer group methodology • Adjusted dividend equivalent payout to occur at end of three-year performance period	• Added authorized ROE as an additional long-term incentive performance measure • Increased CEO’s required holdings of Company stock from 5x to 6x base salary

At-Risk Compensation
The executive compensation program has been designed so that total direct compensation (“TDC”) is strongly tied to the achievement of our short-term and long-term goals.
• A substantial portion of pay is “at risk” and, generally, the value will only be realized upon strong overall corporate performance.
• Approximately 88% of our CEO’s TDC, and an average of 76% of the other NEOs’ TDC, is tied to Company performance and is not guaranteed.

CEO*
NEOs
AT RISK
Salary
Annual Cash Incentives
Long-Term
Performance Units
Stock Options
Restricted Stock

* Based upon metrics for Allen Leverett
Performance-Based Pay
At the Company’s 2017 annual meeting of stockholders, approximately 95 percent of the votes cast on the “Say-on-Pay” proposal were voted in support of the non-binding advisory vote on the compensation of our named executive officers. The Company’s 2017 compensation program was substantially similar to the 2016 program design and is summarized below.

	Salary	Annual Incentive	Performance Unit Plan	Stock Options and Restricted Stock
When Granted	Reviewed Annually
Performance Type	Short-Term		Long-Term
Award Type	Cash		Equity*
Performance Period	Ongoing	1 year	3 Years	3 Year Vesting
How Payout is Determined	Role; responsibilities; market data; committee judgment	Formulaic: • Financial (EPS, cash flow, utility net income) • Operational (safety, customer satisfaction, diversity)	Formulaic: • TSR • Authorized ROE (new in 2017)	Formulaic; Market data
* Performance units are settled in cash.
A comprehensive discussion of our executive compensation program, “Compensation Discussion and Analysis,” begins on page P-39 of this Proxy Statement.

WEC Energy Group	P-12	2018 Proxy Statement

PROXY STATEMENT

This proxy statement is being furnished to stockholders beginning on or about March 22, 2018, in connection with the solicitation of proxies by the WEC Energy Group, Inc. (“WEC Energy Group” or the “Company”) Board of Directors (the “Board”) to be used at the Annual Meeting of Stockholders on Thursday, May 3, 2018 (the “Meeting”) at 10:00 a.m., Central time, at Concordia University Wisconsin in the R. John Buuck Field House located at 12800 North Lake Shore Drive, Mequon, Wisconsin 53097, and at all adjournments or postponements of the Meeting, for the purposes listed in the Notice of the 2018 Annual Meeting of Stockholders.

PROPOSAL 1: ELECTION OF DIRECTORS – TERMS EXPIRING IN 2019

WEC Energy Group’s bylaws require each director to be elected annually to hold office for a one-year term. Because this is an uncontested election, our majority vote standard for election of directors will apply. Under this standard, the director nominees will be elected only if the number of votes cast favoring such nominee’s election exceeds the number of votes cast opposing that nominee’s election, as long as a quorum is present. Therefore, presuming a quorum is present, shares not voted, whether by broker non-vote, abstention, or otherwise, have no effect in the election of directors.

Proxies may not be voted for more than 14 persons in the election of directors.

The Board requires its current and potential directors to have a broad range of skills, education, abilities, experience, and qualifications that will benefit WEC Energy Group and our stockholders. Information regarding the specific criteria and processes used to evaluate director nominees can be found on page P-14.

Factored into the Board’s ongoing succession planning have been discussions related to the fact there will be a number of directors who will be retiring in the course of the next three years, which prompted the Board to actively search for director candidates with specific skills in mind. Effective December 31, 2017, Paul W. Jones retired from the Board. Two new directors were subsequently elected as part of our Board succession plan: William M. Farrow III effective January 1, 2018 and Danny L. Cunningham effective January 10, 2018. The Board elected Mr. Farrow, in part, to address the Board's desire to increase the level of experience in IT and cybersecurity and maintain the presence of an Illinois resident on our Board, given the Company's significant presence there. The Board also elected Mr. Cunningham due to, among other things, his strong background in accounting and risk oversight. Messrs. Cunningham and Farrow were initially recommended to the chair of the Corporate Governance Committee by certain non-management directors.

With respect to Mr. Leverett, at the time of his nomination by the Board in January and as of the issuance of this proxy statement, he continued to make steady progress in his recovery from a stroke that he suffered in October 2017.

The Board’s nominees for election are:

• John F. Bergstrom	• Patricia W. Chadwick	• Thomas J. Fischer	• Allen L. Leverett
• Barbara L. Bowles	• Curt S. Culver	• Gale E. Klappa	• Ulice Payne, Jr.
• William J. Brodsky	• Danny L. Cunningham	• Henry W. Knueppel	• Mary Ellen Stanek
• Albert J. Budney, Jr.	• William M. Farrow III
Each nominee has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by the Board upon the recommendation of the Corporate Governance Committee of the Board. Information regarding each nominee is included on the following pages.

The Board of Directors recommends that you vote “FOR” all of the director nominees.

WEC Energy Group	P-13	2018 Proxy Statement

DIRECTOR NOMINEES
Criteria and Processes Used to Evaluate Nominees
The Corporate Governance Committee evaluates director nominees in the context of the Board as a whole with the goal of recommending nominees with diverse backgrounds and experience that, together, can best perpetuate the success of WEC Energy Group’s business and represent stockholder interests. In addition to evaluating director nominees on the basis of the director candidate criteria, Board diversity, and independence as described on page P-66, the Corporate Governance Committee has determined, through the Board succession planning process, that the Board should consist of candidates that collectively possess the following core competencies in order to effectively carry out its oversight function. By adhering to this philosophy, the Board avoids director candidates with a narrow focus or set of experiences. Core competencies, qualifications, and experience for each director are listed in their respective biographies under the heading "Nominees for Election to the Board of Directors." Just because a core competency is not associated with a director should not be taken as an indicator such director does not posses those particular skills.

Core Competencies
CEO/Senior Leadership
Directors who have significant senior leadership experience as a CEO or senior executive demonstrate a practical understanding of an organization and its operational processes, enterprise risks, and strategy, and are able to recognize leadership skills in others.
Financial Strategy/Investment Management/Investor Relations
It is important that our directors have expertise in evaluating financial plans, policies, and strategies, including capital structure, debt programs, and equity financings. Directors with an understanding of investments and investment-making policy add significant value in assessing investment approaches and performance.
Audit Oversight/Financial Reporting
Directors with expertise in financial reporting, internal controls, and audit functions are critical to effective oversight of the Company's accurate preparation of financial statements and disclosures, and of compliance with legal and regulatory requirements.
Regulated Industry Knowledge
Our businesses are heavily regulated and directly affected by multiple state and federal regulatory agencies. These regulations significantly influence the Company's operating environment and its financial condition. Directors with experience in highly regulated businesses bring relevant context to discussions on the strategic impact of these regulations.
Extensive Knowledge of the Company's
Business and/or Industry
Directors with leadership and operational experience in our industry bring a practical understanding of the technical nature of the Company's business, which allows for thoughtful deliberation in discussing the intricacies of achieving operational excellence.
Government/Public Policy
Directors who have experience working with government organizations and public policy provide valuable input as management considers the strategic impact of new and changing legislative acts and policies, as well as judicial decisions that affect the utility industry.
Innovation/Technology
The industry in which our Company conducts business is complex and experiencing ongoing transformation. Digital and other technological advances are changing energy policy and markets, as well as creating new sources of risk that challenge the protection of systems and assets against physical and cyber threats. The Company believes all stockholders are well served by the presence of directors with knowledge in these areas.

Risk Management and Oversight
Directors with expertise in risk management and oversight can provide keen insights that are critical to the Company as it manages comprehensive practices and policies used to effectively identify and mitigate risks that arise across every area of the organization.
Talent Management/Executive Compensation
Our Company operates in a highly technical and complex industry, which necessitates a strong focus on talent management. Directors with experience in acquiring new talent, establishing a competitive compensation and benefit package, and succession planning are critical to the Company's ability to implement strategies aimed at attracting and retaining human capital.
Corporate Governance
The Company strives to maintain and promote a framework of practices and policies through which the Board can assure stakeholders of the Company's accountability and transparency. It is important to have directors with strong expertise in corporate governance practices who work alongside management to ensure the Board maintains its focus on stockholder interests.
Customer Service
Providing exceptional customer care is one of the Company's fundamental objectives. Insight from directors who have served in organizations with the same focus assists management as it seeks to continually enhance our processes in order to effectively and efficiently serve the needs of its broad customer base.
Environmental Issues/Corporate Social Responsibility
Our Company is focused on serving its customers and supporting our communities as a responsible corporate citizen, while also balancing the delivery of safe, reliable, and affordable energy with a commitment to protecting the environment and contributing positively to society at large. Directors who have experience assessing business risks and growth opportunities through the lens of ESG factors provide valuable input to strategic decision making.
Strategic Planning
Amid unprecedented business and technological innovation and transformation, the Company must continue to maximize its financial and operational performance. Directors with expertise in strategic planning can help management identify ways to adjust its strategy in response to the changing environment, while maintaining long-term value creation.

WEC Energy Group	P-14	2018 Proxy Statement

Director Candidate Criteria
The Corporate Governance Committee has established criteria for evaluating director candidates, as set forth in the Company’s Corporate Governance Guidelines, which include: proven integrity; mature and independent judgment; vision and imagination; ability to objectively appraise problems; ability to evaluate strategic options and risks; sound business experience and acumen; relevant technological, political, economic, or social/cultural expertise; social consciousness; achievement of prominence in career; familiarity with national and international issues affecting the Company’s businesses; contribution to the Board’s desired diversity and balance; and, in the case of new directors, availability to serve for five years before reaching the directors’ retirement age of 72.

As stated in its charter, the Corporate Governance Committee reviews these criteria annually; in mid-2017, the Committee completed its review and had no recommended changes. In selecting the 2018 nominees for director, the Corporate Governance Committee determined that the candidates fulfill these criteria.

Director Brodsky. During 2016, Director Brodsky reached retirement age. The Corporate Governance Committee discussed this matter in January 2017 and again in January 2018 and agreed that Director Brodsky's long history living and working in, and deep knowledge of, the metro-Chicago area, as well as his strong strategic relationships, continue to provide special expertise to the Board that is helpful to the successful operations of the Company's Illinois utilities. As a result, upon the recommendation of the Corporate Governance Committee, the Board of Directors approved Director Brodsky's continued service beyond age 72 and nominated him to continue serving as a director for a term expiring in 2019.

Board Diversity
The Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, the Corporate Governance Committee strives to cast a wide net and recommend candidates who each bring a unique perspective to the Board in order to contribute to the collective diversity of the Board. As part of its process, in connection with the nomination of directors to the Board, the Corporate Governance Committee considers several factors to ensure the entire Board collectively embraces a wide variety of characteristics, including professional background, experience, skills, and knowledge, as well as the criteria listed above. Each candidate will generally exhibit different and varying degrees of these characteristics. With respect to the Company’s current slate of director nominees, the Company also benefits from the diversity inherent from differences in Board member gender, ethnicity, tenure, and maturity as depicted on the infographic on page P-9.

Director Independence
Prior to nomination, both new and returning directors are evaluated to ensure compliance with the Board’s standards of independence, as described in detail on page P-66. Additionally, the Corporate Governance Committee reviews potential conflicts of interest, including interlocking directorships and substantial business, civic, and/or social relationships with other members of the Board that could impair the prospective Board member’s ability to act independently from the other Board members and management.

The Board has affirmatively determined that Directors Bergstrom, Bowles, Brodsky, Budney, Chadwick, Culver, Cunningham, Farrow, Fischer, Knueppel, Payne, and Stanek have no relationships described in the Board’s standards of independence noted above and otherwise have no material relationships with WEC Energy Group, and are, therefore, independent. The Board had also determined that Paul W. Jones, who retired as a director effective December 31, 2017, was independent. Directors Klappa and Leverett are not independent due to their employment with WEC Energy Group.

Director Stanek. Since 2005, WEC Energy Group has engaged Baird Financial Group primarily to provide consulting services for investments held in the Company’s various benefit plan trusts. The Board reviewed the terms of this engagement, including the approximately $648,750 in fees paid to Baird in 2017 (which are less than one-tenth of 1% of Baird’s total revenue), and Ms. Stanek’s position at Baird, and concluded that such engagement is not material and did not impact Ms. Stanek’s independence.

Director Nominee Evaluation Process
Once a person has been identified by the Corporate Governance Committee as a potential candidate, the Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether that person should be considered further. If the Corporate Governance Committee determines that the candidate warrants further consideration, the chair or another member of the Board of Directors contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Corporate Governance Committee requests additional information from the candidate, reviews the person’s accomplishments and qualifications, and conducts one or more interviews with the candidate. In certain instances, Corporate Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater firsthand knowledge of the candidate’s accomplishments.

The Corporate Governance Committee evaluates director candidates, including those proposed by stockholders, using this criteria and process. The process is designed to provide the Board with a diversity of experience and stability to allow it to effectively meet the many challenges WEC Energy Group faces in today’s challenging economic environment.

WEC Energy Group	P-15	2018 Proxy Statement

Nominees for Election to the Board of Directors
The following 14 individuals have been nominated for election to the Board of Directors at the Annual Meeting. Biographical information for each director nominee is set forth below. Ages are as of January 18, 2018, the date each person was designated as a nominee of the Board for election at the Meeting.

John F. Bergstrom
Age: 71
Director Since: 1987
Board Committees: Audit and Oversight; Compensation (Chair); Executive
Core Competencies: Senior Leadership/CEO Experience; Talent Management/Executive Compensation; Strategic Planning; Customer Service.

•	Bergstrom Corporation - Chairman and CEO since 1982. Bergstrom Corporation owns and operates numerous automobile sales and leasing companies.

•	Director of Advance Auto Parts Inc. since 2008; Director of Associated Banc-Corp since 2010; Director of Kimberly-Clark Corporation since 1987.

•	Director of WEC Energy Group since 1987; Director of Wisconsin Electric Power Company from 1985 to June 2015.
Specific qualifications and experience
Mr. Bergstrom brings to our Board of Directors 35 years of leadership experience as CEO of Bergstrom Corporation, one of the top 50 automotive dealership groups in America. With significant business operations in WEC Energy Group utilities' service territories and customer service perspective, Mr. Bergstrom brings strong insight with respect to the needs and concerns of WEC Energy Group's large retail customers, as well as perspective on the business environment in the State of Wisconsin, home to WEC Energy Group's corporate headquarters and our largest utility subsidiaries. His deep governance knowledge, which includes over 50 years of combined experience as a director on the boards of other publicly traded U.S. corporations and regional nonprofit entities, including the Green Bay Packers, Inc., is particularly valuable to board and committee discussions focused on executive compensation and succession planning matters, as well as strategic planning initiatives. With a focus on excellence, Mr. Bergstrom has attained the National Association of Corporate Directors (“NACD”) top designation of Board Leadership Fellow, and, in 2017, he was named to the NACD Directorship 100, which recognizes the top one hundred most influential people who effect the work in our nation’s boardrooms.

Barbara L. Bowles
Age: 70
Director Since: 1998
Board Committees: Audit and Oversight; Corporate Governance (Chair); Executive
WEC Board: Presiding Director
Core Competencies: Corporate Governance; Financial Strategy/Investment Management/Investor Relations; Audit Oversight/Financial Reporting; Extensive Knowledge of Company's Business and/or Industry.

•	Profit Investment Management - Retired Vice Chair. Served as Vice Chair from January 2006 until retirement in December 2007. Profit Investment Management is an investment advisory firm.

•	The Kenwood Group, Inc. - Retired Chairman. Served as Chairman from 2000 until 2006 when The Kenwood Group, Inc. merged into Profit Investment Management. CEO from 1989 to 2005.

•	Director of Hospira, Inc. from 2008 to 2015.

•	Director of WEC Energy Group since 1998; Director of Wisconsin Electric Power Company from 1998 to June 2015.
Specific qualifications and experience
As founder, CEO, and retired Chairman of The Kenwood Group, Inc., a Chicago-based investment advisory firm that managed pension funds for corporations, public institutions, and endowments, Ms. Bowles, who is a Chartered Financial Analyst, brings over 20 years of investment advisory experience to our Board of Directors. Having also served as a portfolio manager and utility analyst for more than 10 years, and as a chief investor relations officer for two Fortune 50 companies, she contributes valuable perspective as to what issues are important to large investors. In the role of Chief Compliance Officer of Profit Investment Management, Ms. Bowles gained a deep understanding of corporate governance issues and concerns, experience she applies to her positions as Chair of WEC Energy Group's Corporate Governance Committee and independent presiding director. She also contributes valuable risk management and financial reporting insights as a member of the Audit and Oversight Committee, expertise she developed from current and past service as a director on the boards of several other public companies where she has served on the audit and finance committees. With utility subsidiaries located in Chicago, the Board of Directors also benefits from the economic and political perspectives Ms. Bowles provides as a result of her involvement in several important non-profit organizations in Chicago.

WEC Energy Group	P-16	2018 Proxy Statement

William J. Brodsky
Age: 73
Director Since: 2015
Board Committee: Finance
Core Competencies: Senior Leadership/CEO Experience; Corporate Governance; Financial Strategy/Investment Management/Investor Relations; Government/Public Policy.

•	Cedar Street Asset Management LLC - Chairman since 2016. Cedar Street Asset Management LLC is a Chicago-based portfolio management firm that specializes in investments in international equities.

•	The Chicago Board Options Exchange - Chairman of the Board from May 2014 to February 2017. Served as Executive Chairman from 2013 to May 2014 and Chairman and CEO from 1997 to 2013.

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CBOE Holdings, Inc. - Chairman of the Board from May 2014 to February 2017. Served as Executive Chairman from 2013 to May 2014 and Chairman and CEO from 2010 to 2013. CBOE Holdings, Inc. is the holding company for The Chicago Board Options Exchange, an exchange that focuses on options contracts for individual equities, indexes, and volatility (VIX), and the CBOE Futures Exchange which offers volatility futures.

•	Director of WEC Energy Group since June 2015; Director of Integrys Energy Group from February 2007 to June 2015.
Specific qualifications and experience
Mr. Brodsky brings to our Board of Directors extensive finance, regulatory, and business management experience gained from nearly 35 years of combined service as CEO of The Chicago Board Options Exchange, CBOE Holdings, Inc., and the Chicago Mercantile Exchange. His over 40 years of experience in the financial markets industry, and recognition as a leading industry advocate in securities, commodities and futures markets policy and regulation, is particularly valuable in his service on the WEC Energy Group Finance Committee where he can apply his keen insights to the Company's financial strategy and investment management matters. Mr. Brodsky's extensive knowledge of the economic and governmental challenges as well as policy issues facing a public company doing business in Illinois is of great value to the Board, as is his extensive past and present experience serving on the boards of numerous highly-visible not-for-profit organizations in the metro Chicago area.

Albert J. Budney, Jr.
Age: 70
Director Since: 2015
Board Committee: Corporate Governance
Core Competencies: Senior Leadership/CEO Experience; Extensive Knowledge of Company's Business and/or Industry; Regulated Industry Knowledge; Environmental Issues/Corporate Social Responsibility.

•	Niagara Mohawk Holdings, Inc. - Retired President and Director. Niagara Mohawk Holdings, Inc. is a holding company that distributes electricity in areas of New York through its utility subsidiaries.

•	Director of WEC Energy Group since June 2015; Director of Integrys Energy Group from February 2007 to June 2015.
Specific qualifications and experience
With over 40 years of utility experience in senior leadership positions, Mr. Budney brings to our Board of Directors extensive knowledge in managing the operations of a utility company and the complexities that arise from operating in a highly-regulated industry. He has acquired considerable board experience in utility industry mergers and acquisitions, having served as a director of Niagara Mohawk Holdings when it was acquired by National Grid. Further, he was serving as a director of WPS Resources Corporation when it purchased Peoples Energy Corporation, subsequently changing its name to Integrys Energy Group, and has since been acquired by WEC Energy Group. With respect to environmental issues, Mr. Budney brings to the Board insights he gained while President of Niagara Mohawk Holdings, where the Vice President of Environmental Affairs was among his direct reports. This provided Mr. Budney with experience he applied as a founding member of the Environmental Committee of the Board at Integrys Energy Group. Having also served as the Chair of the Corporate Governance Committee and lead director of Integrys Energy Group, Mr. Budney’s broad knowledge in governance, customer service, and corporate management matters are very valuable to the Board in carrying out its oversight in these areas.

WEC Energy Group	P-17	2018 Proxy Statement

Patricia W. Chadwick
Age: 69
Director Since: 2006
Board Committees: Audit and Oversight; Finance
Core Competencies: Financial Strategy/Investment Management/Investor Relations; Audit Oversight/Financial Reporting; Strategic Planning; Extensive Knowledge of Company's Business and/or Industry.

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Ravengate Partners, LLC - President since 1999. Ravengate Partners, LLC provides businesses and not-for-profit institutions with advice about the financial markets, business management, and global economics.

•	Director of AMICA Mutual Insurance Company since 1992; Director of VOYA Mutual Funds (previously ING Mutual Funds) since 2006; Director of The Royce Funds since 2009.

•	Director of WEC Energy Group since 2006; Director of Wisconsin Electric Power Company from 2006 to June 2015.
Specific qualifications and experience
Ms. Chadwick, who is a Chartered Financial Analyst, brings to our Board of Directors extensive investment management expertise gained from 30 years of experience as an investment professional/portfolio manager or principal. As founder and President of Ravengate Partners, a firm that has been educating and advising businesses and not-for-profit institutions about the financial markets, independent research, and global economic activity since 1999, Ms. Chadwick's insights into what the investment industry is thinking and discussing is of great value to the Board as it contemplates its financial plan and strategy. Her knowledge on capital markets is particularly helpful to WEC Energy Group and its subsidiaries which operate in a capital intensive industry and must consistently access the capital markets. Ms. Chadwick serves as a director on the boards of two registered investment companies, VOYA Mutual Funds and The Royce Funds, which afford her a perspective on current issues and concerns of today's investors, and she is a board director and Finance Committee member of AMICA Mutual Insurance Company, where she has gained a deep understanding of insurance risk management matters; she applies these to her role on the WEC Energy Group Finance Committee.

Curt S. Culver
Age: 65
Director Since: 2004
Board Committees: Corporate Governance; Finance (Chair)
Core Competencies: Senior Leadership/CEO Experience; Risk Management/Oversight; Corporate Governance; Financial Strategy/ Investment Management/Investor Relations.

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MGIC Investment Corporation - Non-Executive Chairman of the Board since March 2015. Served as Chairman from 2005 to February 2015, CEO from 2000 to February 2015, and President from 1999 to 2006. MGIC Investment Corporation is the parent of Mortgage Guaranty Insurance Corporation.

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Mortgage Guaranty Insurance Corporation - Non-Executive Chairman of the Board since March 2015. Served as Chairman from 2005 to February 2015, CEO from 1999 to February 2015, and President from 1996 to 2006. Mortgage Guaranty Insurance Corporation is a private mortgage insurance company.

•	Director of MGIC Investment Corporation since 1999.

•	Director of WEC Energy Group since 2004; Director of Wisconsin Electric Power Company from 2004 to June 2015.
Specific qualifications and experience
Having served for 15 years as the CEO of Mortgage Guaranty Insurance Corporation and its parent company, MGIC Investment Corporation, Mr. Culver brings to our Board of Directors a strong working knowledge of the strategic, economic, and compliance issues facing a large publicly-traded company headquartered in Milwaukee, Wisconsin. As chair of the Finance Committee, he provides expertise in the financial markets and risk assessment and management; his experience in the insurance industry also puts him in a position to advise on the Company's insurance program and its effect on overall risk management. Mr. Culver's broad corporate governance experience from his extensive past and present service on the boards of several highly-visible Milwaukee-area non-profit entities and two private for-profit organizations is of great value to the Board.

WEC Energy Group	P-18	2018 Proxy Statement

Danny L. Cunningham
Age: 62
Director Since: 2018
Board Committees: Audit and Oversight
Core Competencies: Audit Oversight/Financial Reporting; Risk Management/Oversight; Talent Management/Executive Compensation; Strategic Planning.

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Deloitte & Touche LLP - Retired Partner and Chief Risk Officer. Served as Partner from 2002 to 2015 and as Chief Risk Officer from 2012 to 2015. Deloitte & Touche LLP is an industry-leading audit, consulting, tax, and advisory firm.

•	Director of Actuant Corporation since 2016.

•	Director of WEC Energy Group since January 2018.
Specific qualifications and experience
Mr. Cunningham brings to our Board of Directors more than 30 years of experience serving public audit clients in a broad array of industries, including manufacturing, printing, process, software, and financial services, as well as a deep understanding of the business, economic, compliance, and governmental environment in which the Company and many of the Company's major customers operate. Mr. Cunningham’s strong expertise in financial reporting, internal controls, and audit functions are of great value to the Board as it fulfills its responsibility for oversight of the Company's accurate preparation of financial statements and disclosures, and compliance with legal and regulatory requirements. Having served as chief risk officer at Deloitte & Touche LLP, he gained keen insights into the complexities of risk management, through which he applies his expertise in assessing the effectiveness of the Company's practices and policies to mitigate enterprise-wide risks. Mr. Cunningham’s multi-national experience brings the added diversity of a global perspective to the Board as it evaluates its strategic objectives, while his past service on the boards of several major Milwaukee-area not-for-profit organizations equips him to contribute thoughtful insights on issues impacting the city’s culture, workforce, and economic vitality.

William M. Farrow III
Age: 62
Director Since: 2018
Board Committees: Finance
Core Competencies: Senior Leadership/CEO Experience; Innovation/Technology; Audit Oversight/Financial Reporting; Risk Management/Oversight .

•	Winston and Wolfe, LLC - Chairman and Chief Executive Officer. Winston and Wolfe LLC is a privately held technology development and advisory company.

•	Urban Partnership Bank - Retired President and CEO. UPB provides financial services in moderate income communities located in Chicago, Detroit and Cleveland.

•	Director of CBOE Global Markets Inc. since 2016; Director of Echo Global Logistics Inc. since 2017.

•	Director of WEC Energy Group since January 2018.
Specific qualifications and experience
Mr. Farrow brings to our Board of Directors more than 39 years of senior leadership experience in managing business operations, technology development, enterprise risk and strategy. His extensive professional experience in the banking and financial markets, accompanied by knowledge acquired from his service on the boards of CBOE Global Markets and the Federal Reserve Bank of Chicago, enables him to add significant value to the Board’s oversight of the Company’s financial management strategy. His first-hand experience and perspectives in addressing advances in information technology, as well as the experience he’s gained as a current board member on the Audit Committee for both CBOE Global Markets and Echo Global Logistics, is particularly valuable to the Board as WEC Energy Group companies address complex risks, including those associated with protecting operating systems and assets against physical and cyber threats. Having spent his career in the City of Chicago, Mr. Farrow is also able to provide the Board with economic and public policy insight as it relates to conducting business in the City, which is further enhanced by the strong relationships he has developed with key leaders while serving on the boards of several highly-visible Chicago-area private, not-for-profit and community organizations. This is especially important given the sizable, long-term construction project that is underway by the Company’s Illinois utility subsidiary to modernize the natural gas infrastructure in the City of Chicago, which requires ongoing collaboration with city and state government officials and regulatory agencies.

WEC Energy Group	P-19	2018 Proxy Statement

Thomas J. Fischer
Age: 70
Director Since: 2005
Board Committees: Audit and Oversight (Chair); Compensation; Executive
Core Competencies: Audit Oversight/Financial Reporting; Risk Management/Oversight; Strategic Planning; Extensive Knowledge of Company's Business and/or Industry.

•	Fischer Financial Consulting LLC - Principal since 2002. Fischer Financial Consulting LLC provides consulting on corporate financial, accounting, and governance matters.

•	Director of Actuant Corporation from 2003 to January 2017; Director of Badger Meter, Inc. since 2003; Director of Regal Beloit Corporation since 2004.

•	Director of WEC Energy Group since 2005; Director of Wisconsin Electric Power Company from 2005 to June 2015.
Specific qualifications and experience
Mr. Fischer provides our Board of Directors with significant expertise in accounting and auditing matters, including financial reporting and regulatory compliance, risk assessment and management, and corporate governance issues. His experience in these areas comes from 33 years of work at Arthur Andersen, a large, international independent accounting firm, where for 22 years, he served as a partner responsible for services provided to large, complex public and private companies and several public utility audits. Since 2002, Mr. Fischer has provided consulting services to companies in the areas of corporate financial, accounting, and governance matters. Mr. Fischer, who is a Certified Public Accountant, brings extensive knowledge and experience to his responsibilities as WEC Energy Group's Audit and Oversight Committee Chair as a result of his past and present service on several other audit committees at public companies based in Wisconsin. His significant expertise is invaluable to WEC Energy Group's Board as it navigates a complex and evolving regulatory compliance landscape.

Gale E. Klappa
Age: 67
Director Since: 2003
Board Committee: Executive (Chair)
Core Competencies: Senior Leadership/CEO Experience; Financial Strategy/Investment Management/Investor Relations; Extensive Knowledge of Company's Business and/or Industry; Strategic Planning.

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WEC Energy Group, Inc. – Chairman of the Board and Chief Executive Officer from 2004 to May 2016 and October 2017 to present; Non-Executive Chairman of the Board from May 2016 to October 2017; President from 2003 to August 2013.

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Wisconsin Electric Power Company – Chairman of the Board from 2004 to May 2016 and January 2018 to present; Chief Executive Officer from 2003 to May 2016 and January 2018 to present; President from 2003 to June 2015.

•	Director of Associated Banc-Corp since 2016; Director of Badger Meter, Inc. since 2010; Director of Joy Global Inc. from 2006 to 2017.

•	Director of WEC Energy Group, Inc. since 2003; Director of Wisconsin Electric Power Company from 2003 to May 2016 and January 2018 to present.

•	Mr. Klappa also serves as an executive officer and/or director of several other major subsidiaries of WEC Energy Group.
Specific qualifications and experience
Mr. Klappa has more than 40 years of experience working in the public utility industry, including 25 at a senior executive level. He retired as the Company's CEO in May 2016, at which time he assumed the role of Non-Executive Chairman of the Board. Prior to joining the Company in 2003, Mr. Klappa served in various executive leadership roles at The Southern Company, a public utility holding company serving the southeastern United States. Under his leadership, WEC Energy Group successfully completed its 2015 acquisition of Integrys Energy Group, which nearly doubled the employee and customer population, and increased the Company’s geographic footprint to four states. With his extensive experience in the business operations and C-suite leadership of publicly regulated utilities, his service as a board member for several other public companies, and his contributions to significant economic development initiatives in southeastern Wisconsin, Mr. Klappa has led the Board with a deep understanding of the financial investment decisions and public policy issues facing large public companies in the utility sector. In October 2017, the Company’s then-CEO, Allen Leverett, suffered a stroke. In response, the Board appointed Mr. Klappa to serve in the role of CEO, while also having him retain his role of Board Chairman. Mr. Klappa’s deep knowledge of the Company’s industry, customers, stockholders, and management team has allowed for strong continuity during Mr. Leverett’s absence.

WEC Energy Group	P-20	2018 Proxy Statement

Henry W. Knueppel
Age: 69
Director Since: 2013
Board Committees: Audit and Oversight; Corporate Governance
Core Competencies: Senior Leadership/CEO Experience; Strategic Planning; Financial Strategy/Investment Management/Investor Relations; Innovation/Technology.

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Regal Beloit Corporation - Retired Chairman of the Board and CEO. Served as CEO from 2005 to 2011 and as Chairman from 2006 to 2011. Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls, and power generation products.

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Harsco Corporation - Independent, Non-Executive Chairman of the Board from September 2012 until September 2014. Served as Interim Chairman and CEO from February 2012 to September 2012. Director from 2008 to April 2016. Harsco Corporation is a diversified, worldwide industrial services company.

•	Director of Regal Beloit Corporation since 1987; Director of Snap-on Incorporated since 2011.

•	Director of WEC Energy Group since 2013; Director of Wisconsin Electric Power Company from 2013 to June 2015.
Specific qualifications and experience
With more than 30 years of senior management experience at Regal Beloit Corporation, including five years as the combined Chairman of the Board and CEO, Mr. Knueppel brings extensive executive management experience to our Board of Directors. Regal Beloit Corporation is a Wisconsin-based manufacturer of electrical motors, mechanical and electrical motion controls, and power generation products, which gives Mr. Knueppel knowledge of equipment used in the Company's operations. He currently serves on the boards of several large, publicly-traded industrial companies and provides the Board with perspective on operational and customer service matters the Company faces with our large commercial and industrial customers. Mr. Knueppel also brings to the Board a wide range of knowledge and experience in board governance, having served for more than 30 years as a director for several publicly-traded companies, including his role as the independent, nonexecutive chairman of the board of Harsco Corporation.

Allen L. Leverett
Age: 51
Director Since: 2016
Board Committee: Executive
Core Competencies: Regulated Industry Knowledge; Financial Strategy/Investment Management/Investor Relations; Senior Leadership/CEO Experience; Risk Management/Oversight.

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WEC Energy Group, Inc. - CEO from May 2016 to October 2017; President since August 2013; Executive Vice President from 2004 through July 2013; Chief Financial Officer ("CFO") from 2003 until 2011. Mr. Leverett also served as the principal executive officer of WEC Energy Group’s generation operations from 2011 to May 2016.

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Wisconsin Electric Power Company - Chairman of the Board and CEO from May 2016 through December 2017; President from June 2015 to May 2016; Executive Vice President from 2004 through June 2015; CFO from 2003 until 2011.

•	Director of WEC Energy Group since January 2016; Director of Wisconsin Electric Power Company from June 2015 to January 2018.
Specific qualifications and experience
Having worked in the public utility industry for nearly 25 years, Mr. Leverett has developed a deep understanding of the complexities of the Company’s industry, operations, and regulatory environment, while having built extensive leadership experience. Prior to joining the Company, Mr. Leverett served in executive positions at Georgia Power and Southern Company Services, where he held overall responsibility for financial planning and analysis, capital markets and leasing, treasury, and investor relations. He joined the Company in 2003 as Chief Financial Officer and has proceeded to hold numerous executive positions, including President and CEO of the Company’s power generation group, with overall responsibility for the electric generation portfolio, fuel procurement, environmental compliance, and renewable energy development strategy. Following the Company’s acquisition of Integrys Energy Group in June 2015, Mr. Leverett served as President of the Company’s utilities located in Wisconsin, Michigan, and Minnesota through early 2016. Effective May 1, 2016, Mr. Leverett was appointed as Chief Executive Officer of WEC Energy Group, Inc. and served in that role until October 2017 when he suffered a stroke and took a leave of absence to recover. Mr. Leverett’s experience and insights in running a regulated public company are critical to the Board as it carries out its oversight responsibilities.

WEC Energy Group	P-21	2018 Proxy Statement

Ulice Payne, Jr.
Age: 62
Director Since: 2003
Board Committees: Compensation; Executive; Finance
Core Competencies: Risk Management/Oversight; Corporate Governance; Financial Strategy/Investment Management/Investor Relations.

•	Addison-Clifton, LLC - Managing Member since 2004. Addison-Clifton, LLC provides global trade compliance advisory services.

•	Director of Foot Locker, Inc. since December 2016; Director of Manpower Group since 2007; Trustee of The Northwestern Mutual Life Insurance Company since 2005.

•	Director of WEC Energy Group since 2003; Director of Wisconsin Electric Power Company from 2003 to June 2015.
Specific qualifications and experience
Mr. Payne brings to our Board of Directors strong business leadership experience within the local Milwaukee community and State of Wisconsin, previously serving in roles that included the Securities Commissioner for the state of Wisconsin, managing partner of the Milwaukee law office of Foley & Lardner, and president and CEO of the Milwaukee Brewers Baseball Club, Inc. In addition, Mr. Payne is and has been involved in numerous Milwaukee-area non-profit entities, making him well-positioned to provide the Board with perspective on the economic and social issues affecting the greater Milwaukee area as well as a broad spectrum of the Company's customers. As founder and President of Addison-Clifton, LLC, which provides global trade compliance consulting, Mr. Payne understands the importance of providing clients with exceptional customer service, a focus that is critical to execution of WEC Energy Group's strategic initiatives. Mr. Payne also contributes valuable financial and risk assessment insights gained throughout his career, including from his past and present service on the boards of several public companies.

Mary Ellen Stanek
Age: 61
Director Since: 2012
Board Committee: Finance
Core Competencies: Financial Strategy/Investment Management/Investor Relations; Senior Leadership/CEO Experience; Risk Management/Oversight; Talent Management/Executive Compensation.

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Baird Financial Group - Managing Director and Director of Asset Management since 2000. Baird Financial Group provides wealth management, capital markets, private equity, and asset management services to clients worldwide.

•	Baird Advisors - Chief Investment Officer since 2000. Baird Advisors is an institutional fixed income investment advisor.

•	Baird Funds, Inc. - President since 2000. Baird Funds is a publicly registered investment company.

•	Trustee of The Northwestern Mutual Life Insurance Company since 2009.

•	Director of Journal Media Group, Inc. and its predecessor companies from 2002 to April 2016.

•	Director of WEC Energy Group since 2012; Director of Wisconsin Electric Power Company from 2012 to June 2015.
Specific qualifications and experience
Ms. Stanek, who is a Chartered Financial Analyst, brings to our Board of Directors her extensive financial and investment strategy expertise, resulting from over 35 years of investment management experience. As Managing Director and Director of Asset Management of Baird Financial Group, a position she has held since 2000, Ms. Stanek's expertise in fixed income investments provides the Board and management with invaluable financial strategy insight relative to WEC Energy Group and its subsidiaries, which customarily issue debt securities as a means of raising capital. As a member of the WEC Energy Group Finance Committee, she also offers valuable perspective on insurance risk matters, having served for 15 years as a director of West Bend Mutual Insurance Company. In addition to her recognition as a leader in Milwaukee's financial community, Ms. Stanek has dedicated significant time to serving on the boards of a large number of Milwaukee-area non-profit organizations, through which she has developed strong relationships with key community leaders and stakeholders. From these experiences, she brings the Board insightful perspectives on issues impacting the culture and viability of the workforce, as well as customer concerns.

WEC Energy Group	P-22	2018 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS

Members	Principal Responsibilities; Meetings

Audit and Oversight
• Oversee the integrity of the financial statements.
• Oversee management compliance with legal and regulatory requirements.
• Review the Company's environmental and compliance programs.
• Review, approve, and evaluate the independent auditors’ services.
• Oversee the performance of the internal audit function and independent auditors.
• Discuss risk management and major risk exposures and steps taken to monitor and control such exposures.
• Prepare the report required by the SEC for inclusion in the proxy statement.
• Establish procedures for the submission of complaints and concerns regarding WEC Energy Group’s accounting or auditing matters.
• The Audit and Oversight Committee conducted six meetings in 2017.

Thomas J. Fischer, Chair John F. Bergstrom Barbara L. Bowles Patricia W. Chadwick Danny L. Cunningham Henry W. Knueppel
Compensation
• Identify through succession planning potential executive officers.
• Provide competitive, performance-based executive and director compensation programs.
• Set performance goals for the CEO, annually evaluate the CEO’s performance against such goals, and determine compensation adjustments based on whether these goals have been achieved.
• Prepare the report required by the SEC for inclusion in the proxy statement.
• The Compensation Committee conducted six meetings in 2017 and executed two written unanimous consents.

John F. Bergstrom, Chair Thomas J. Fischer Ulice Payne, Jr.
Corporate Governance
• Establish and annually review the Corporate Governance Guidelines to verify that the Board is effectively performing its fiduciary responsibilities to stockholders.
• Establish and annually review director candidate selection criteria.
• Identify and recommend candidates to be named as nominees of the Board for election as directors.
• Lead the Board in its annual review of the Board’s performance.
• The Corporate Governance Committee conducted four meetings in 2017 and executed one written unanimous consent.

Barbara L. Bowles, Chair Albert J. Budney, Jr. Curt S. Culver Henry W. Knueppel
Finance
• Review and monitor the Company’s current and long-range financial policies and strategies, including our capital structure and dividend policy.
• Authorize the issuance of corporate debt within limits set by the Board.
• Discuss policies with respect to risk assessment and risk management.
• Approve the Company’s financial plan, including the capital budget.
• The Finance Committee conducted five meetings in 2017 and executed one written unanimous consent.

Curt S. Culver, Chair William J. Brodsky Patrica W. Chadwick William M. Farrow III Ulice Payne, Jr. Mary Ellen Stanek

Executive Committee. The Board also has an Executive Committee, which may exercise all powers vested in the Board except action regarding dividends or other distributions to stockholders, filling Board vacancies, and other powers which by law may not be delegated to a committee or actions reserved for a committee comprised of independent directors. The members of the Executive Committee are Gale E. Klappa (Chair), John F. Bergstrom, Barbara L. Bowles, Thomas J. Fischer, Allen L. Leverett, and Ulice Payne, Jr. The Executive Committee met twice in 2017.

In addition to the number of committee meetings listed in the preceding table, the Board met nine times in 2017 and executed three written unanimous consents. With the exception of Mr. Leverett, all directors attended more than 75% of the total number of meetings of the Board and Board committees on which he or she served. Leading up to October when Mr. Leverett suffered a stroke and took a leave of absence to recover, his attendance rate was 100%; at year-end, it was 55.6%. The average Board meeting attendance during the year, which reflects Mr. Leverett’s attendance to October, is over 92%.

Generally, all directors are expected to attend the Company’s Annual Meetings of Stockholders. All directors attended the Annual Meeting of Stockholders held on May 4, 2017.

WEC Energy Group	P-23	2018 Proxy Statement

DIRECTOR COMPENSATION
Consistent with its charter, the Compensation Committee seeks to maintain a competitive director compensation program that enables the Company to attract and retain key individuals and to motivate them to achieve the Company’s short- and long-term goals. As such, the committee is responsible for reviewing key market-based trends in director compensation and benefits packages and for recommending changes to the Board, as appropriate, that will attract and retain quality directors. The Committee’s charter authorizes it to engage consultants or advisors in connection with its review and analysis of director compensation. The Compensation Committee used Frederic W. Cook & Co., Inc. ("FW Cook") during 2017 for this purpose. Directors who also serve as executives of the Company do not receive additional compensation for service as a director.

2017 Compensation of the Board of Directors
The following table describes the components of the non-management director compensation program during 2017. The Compensation Committee believes that this program:

•	is equitable based upon the work required of directors serving an entity of the Company’s size and scope, and

•	ties the majority of director compensation to stockholder interests because the value of the equity awards fluctuates depending upon the Company’s stock price.

Compensation Element	2017 Non-Management Director Compensation Program
Annual Cash Retainer
• Non-Management Director	$100,000, which may be deferred at the director’s option
• Additional if Non-Executive Chair	$125,000, which may be deferred at the director’s option
Annual Equity Retainer
• Non-Management Director	$125,000 in restricted stock which vests one year from grant date
• Additional if Non-Executive Chair	$125,000 in restricted stock which vests one year from grant date
Annual Committee Chair Fees
• Audit and Oversight	$20,000 paid in $5,000 quarterly increments
• Compensation	$15,000 paid in $3,750 quarterly increments
• Corporate Governance	$10,000 paid in $2,500 quarterly increments
• Finance	$10,000 paid in $2,500 quarterly increments
Board and Committee Meeting Fees	None
Stock Ownership Guideline	Ownership of common stock or deferred stock units that have a value equivalent to five times the annual cash retainer to be satisfied within five years of joining the Board

Insurance is also provided by the Company for director liability coverage, fiduciary and employee benefit liability coverage, and travel accident coverage for director travel on Company business. The premiums paid for this insurance are not included in the amounts reported in the table below.

The Company reimburses directors for all out-of-pocket travel expenses. These reimbursed amounts are not reflected in the table below.

Deferred Compensation Plan. Non-management directors may defer all or a portion of their cash fees pursuant to the Directors’ Deferred Compensation Plan. Effective January 1, 2017, directors have two investment options in the plan - the Company's phantom stock measurement fund or a prime rate fund. The value of the phantom stock measurement fund appreciates or depreciates based upon market performance of the Company's common stock, and it also grows through the accumulation of reinvested dividend equivalents. Deferral amounts are credited in the name of each participating director to accounts on the books of WEC Energy Group that are unsecured and are payable only in cash following termination of the director’s service to WEC Energy Group. Deferred amounts will be paid out of general corporate assets or the assets of the Wisconsin Energy Corporation 2014 Rabbi Trust discussed later in this proxy statement.

Legacy Charitable Awards Program. Directors elected prior to January 1, 2007 participate in a Directors’ Charitable Awards Program under which the Company intends to contribute up to $100,000 per year for 10 years to one or more charitable organizations chosen by each participating director, including employee directors, following the director’s death. Charitable donations under the program will be paid out of general corporate assets. Directors derive no financial benefit from the program, and all income tax deductions accrue solely to the Company. The tax deductibility of these charitable donations mitigates the net cost to the Company. The Directors’ Charitable Awards Program has been eliminated for any new directors elected after January 1, 2007. Directors already participating as of that date are Messrs. Bergstrom, Culver, Fischer, Klappa, and Payne, and Mmes. Bowles and Chadwick.

WEC Energy Group	P-24	2018 Proxy Statement

Director Compensation Table. The following table summarizes the total compensation received by each of WEC Energy Group’s non-management directors during 2017. Messrs. Cunningham and Farrow were elected to the Board in
January 2018, and did not receive any compensation during 2017.

Name	Fees Earned or Paid In Cash	(1) Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
John F. Bergstrom	115,000	125,000	—	—	—	20,608	260,608
Barbara L. Bowles	110,000	125,000	—	—	—	26,639	261,639
William J. Brodsky	100,000	125,000	—	—	—	—	225,000
Albert J. Budney, Jr.	100,000	125,000	—	—	—	—	225,000
Patricia W. Chadwick	100,000	125,000	—	—	—	28,924	253,924
Curt S. Culver	110,000	125,000	—	—	—	20,711	255,711
Thomas J. Fischer	120,000	125,000	—	—	—	20,608	265,608
Paul W. Jones (2)	100,000	430,512(3)	—	—	—	—	530,512
Gale E. Klappa (4)	—	—	—	—	—	—	—
Henry W. Knueppel	100,000	125,000	—	—	—	—	225,000
Ulice Payne, Jr.	100,000	125,000	—	—	—	15,141	240,141
Mary Ellen Stanek	100,000	125,000	—	—	—	—	225,000

(1)
Other than Mr. Brodsky (4,837 shares), Mr. Budney (4,837 shares), Mr. Jones (0 shares), and Mr. Klappa (7,456 shares), each director held 6,932 shares of restricted stock as of the close of business on December 31, 2017.

(2)	Mr. Jones retired effective December 31, 2017, and is not standing for re-election at the Annual Meeting of Stockholders on May 3, 2018.

(3)
In connection with Mr. Jones' retirement from the Board, and in consideration of his exemplary service and contributions helping the Company exceed its goals for cost savings and integration following the acquisition of Integrys Energy Group, effective December 31, 2017, the Compensation Committee accelerated the vesting of 4,837 shares of restricted stock previously awarded to Mr. Jones. The incremental fair value associated with the acceleration was $305,512, which is included in the reported amount.

(4)
On October 12, 2017, the Board appointed Mr. Klappa as CEO of WEC Energy Group until Mr. Leverett is able to resume his duties. All compensation that Mr. Klappa received as a non-management director during 2017 is reported in the "Summary Compensation Table" on page P-46. While serving as Chairman of the Board and CEO, Mr. Klappa will not recieve any non-management director compensation.

Fees Earned or Paid in Cash. The amounts reported in the Fees Earned or Paid in Cash column include annual cash-based retainers for each non-management director and applicable annual committee chair fees earned during 2017 regardless of whether such retainers and fees were paid in cash or deferred.
Stock Awards. On January 3, 2017, each non-management director received his or her 2017 annual equity retainer in the form of restricted stock equal to a value of $125,000.
The amounts reported in the Stock Awards column reflect the aggregate grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, excluding estimated forfeitures, of the restricted stock awarded. Each reported restricted stock award vests in full one year from the grant date.
All Other Compensation. All amounts reported in the All Other Compensation column represent costs for the Directors’ Charitable Awards Program. See “Legacy Charitable Awards Program” above for additional information.
2018 Compensation of the Board of Directors
In December 2017, the Compensation Committee completed its annual review of director compensation and determined that, based upon research provided by FW Cook, total non-management director compensation was below market median. As a result, the Compensation Committee recommended and the Board approved an increase of $10,000 in total non-management director compensation to be delivered entirely in equity. As a result, the annual restricted stock equity award was increased from $125,000 to $135,000 effective January 1, 2018. In addition, the Compensation Committee recommended and the Board approved increasing the annual chair fees for the Corporate Governance and Finance Committees from $10,000 to $15,000 each, effective January 1, 2018. The Compensation Committee concluded that it was appropriate for all other fees to remain unchanged from the approved 2017 levels.

WEC Energy Group	P-25	2018 Proxy Statement

PROPOSAL 2: RATIFICATION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITORS FOR 2018

The Audit and Oversight Committee of the Board of Directors has sole authority to select, evaluate, and, where appropriate, terminate and replace the independent auditors. The Audit and Oversight Committee has appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018. The Audit and Oversight Committee believes that stockholder ratification of this matter is important considering the critical role the independent auditors play in maintaining the integrity of the Company’s financial statements. If stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit and Oversight Committee will reconsider the selection.

Deloitte & Touche LLP has served as the independent auditors for the Company for the last 16 fiscal years beginning with the fiscal year ended December 31, 2002. The members of the Audit and Oversight Committee and the other members of the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent external auditor is in the best interests of the Company and our stockholders.

Ratification of Deloitte & Touche LLP as the Company's independent auditors requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Presuming a quorum is present, shares not voted, whether by abstention or otherwise, have no effect on the outcome of this matter.

Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and are expected to respond to appropriate questions that may be directed to them. Information concerning Deloitte & Touche LLP can be found in the following pages.

The Board of Directors recommends that you vote “FOR”
the ratification of Deloitte & Touche LLP as independent auditors for 2018.

WEC Energy Group	P-26	2018 Proxy Statement

INDEPENDENT AUDITORS’ FEES AND SERVICES

Pre-Approval Policy. The Audit and Oversight Committee has a formal policy delineating its responsibilities for reviewing and approving, in advance, all audit, audit-related, tax, and other services of the independent auditors. As such, the Audit and Oversight Committee is responsible for the audit fee negotiations associated with the Company’s retention of independent auditors.
The Audit and Oversight Committee is committed to ensuring the independence of the auditors, both in appearance as well as in fact. In order to assure continuing auditor independence, the Audit and Oversight Committee periodically considers whether there should be a regular rotation of the independent external audit firm. In addition, the Audit and Oversight Committee is directly involved in the selection of Deloitte & Touche LLP’s lead engagement partner.
Under the pre-approval policy, before engagement of the independent auditors for the next year’s audit, the independent auditors will submit (1) a description of all services anticipated to be rendered, as well as an estimate of the fees for each of the services, for the Audit and Oversight Committee to approve, and (2) written confirmation that the performance of any non-audit services is permissible and will not impact the firm’s independence. Annual pre-approval will be deemed effective for a period of twelve months from the date of pre-approval, unless the Audit and Oversight Committee specifically provides for a different period. A fee level will be established for all permissible, pre-approved non-audit services. Any additional audit service, audit-related service, tax service, and other service must also be pre-approved.
The Audit and Oversight Committee delegated pre-approval authority to the Committee’s Chair. The Audit and Oversight Committee Chair is required to report any pre-approval decisions at the next scheduled Audit and Oversight Committee meeting. Under the pre-approval policy, the Audit and Oversight Committee may not delegate to management its responsibilities to pre-approve services performed by the independent auditors.
Under the pre-approval policy, prohibited non-audit services are services prohibited by the Securities and Exchange Commission or by the Public Company Accounting Oversight Board (United States) to be performed by the Company’s independent auditors. These services include: bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker-dealer, investment advisor or investment banking services; legal services and expert services unrelated to the audit; services provided for a contingent fee or commission; and services related to planning, marketing or opining in favor of the tax treatment of a confidential transaction or an aggressive tax position transaction that was initially recommended, directly or indirectly, by the independent auditors. In addition, the Audit and Oversight Committee has determined that the independent auditors may not provide any services, including personal financial counseling and tax services, to any officer or other employee of the Company who serves in a financial reporting oversight role or to the chair of the Audit and Oversight Committee or to an immediate family member of these individuals, including spouses, spousal equivalents, and dependents.
Fee Table. The following table shows the fees, all of which were pre-approved by the Audit and Oversight Committee, for professional audit services provided by Deloitte & Touche LLP for the audit of the annual financial statements of the Company and its subsidiaries for fiscal years 2017 and 2016, and fees for other services rendered during those periods. No fees were paid to Deloitte & Touche LLP pursuant to the “de minimus” exception to the pre-approval policy permitted under the Securities Exchange Act of 1934, as amended.

	2017	2016
Audit Fees (1)	$5,064,125	$4,886,950
Audit-Related Fees (2)	—	—
Tax Fees (3)	20,000	—
All Other Fees (4)	7,095	7,946
Total	$5,091,220	$4,894,896

(1)
Audit Fees consist of fees for professional services rendered in connection with the audits of: (1) the annual financial statements of the Company and its subsidiaries, (2) the effectiveness of internal control over financial reporting, and (3) with other non-recurring audit work. This category also includes reviews of financial statements included in Form 10-Q filings of the Company and its subsidiaries and services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consist of fees for professional services rendered with respect to federal and state tax compliance and tax advice. This can include preparation of tax returns, claims for refunds, payment planning, and tax law interpretation. No such services were received from Deloitte & Touche LLP in 2016.

(4)
All Other Fees consist of costs for certain employees to attend accounting/tax seminars hosted by Deloitte & Touche LLP plus the subscription cost for the use of a Deloitte & Touche LLP accounting research tool.

WEC Energy Group	P-27	2018 Proxy Statement

AUDIT AND OVERSIGHT COMMITTEE REPORT
The Audit and Oversight Committee, which is comprised solely of independent directors, oversees the integrity of the financial reporting process on behalf of the Board of WEC Energy Group, Inc. In addition, the Audit and Oversight Committee oversees compliance with legal and regulatory requirements. The Audit and Oversight Committee operates under a written charter approved by the Board, which can be found in the “Governance” section of the Company’s Website at wecenergygroup.com.

The Audit and Oversight Committee is also directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditors, as well as the oversight of the Company’s internal audit function.

In order to assure continuing auditor independence, the Audit and Oversight Committee periodically considers whether there should be a regular rotation of the independent external audit firm. For 2018, the Audit and Oversight Committee has appointed Deloitte & Touche LLP to remain as the Company’s independent auditors, subject to stockholder ratification. The members of the Audit and Oversight Committee and other members of the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent external auditor is in the best interests of the Company and its stockholders.

The Audit and Oversight Committee is directly involved in the selection of Deloitte & Touche LLP’s lead engagement partner in conjunction with a mandated rotation policy and is also responsible for audit fee negotiations with Deloitte & Touche LLP.

Management is responsible for the Company’s financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and the system of internal controls and procedures designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing a report thereon.

The Audit and Oversight Committee held six meetings during 2017. Meetings are designed to facilitate and encourage open communication among the members of the Audit and Oversight Committee, management, the internal auditors, and the Company’s independent auditors, Deloitte & Touche LLP. During these meetings, we reviewed and discussed with management, among other items, the Company’s unaudited quarterly and audited annual financial statements and the system of internal controls designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws.

We have reviewed and discussed with management and the Company’s independent auditors the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2017, and the independent auditor’s report on those financial statements. Management represented to us that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. Deloitte & Touche LLP presented the matters required to be discussed with the Audit and Oversight Committee by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. This review included a discussion with management and the independent auditors about the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, as well as the disclosures relating to critical accounting policies.

In addition, we received the written disclosures and the letter relative to the auditors’ independence from Deloitte & Touche LLP, as required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit and Oversight Committee concerning independence. The Audit and Oversight Committee discussed with Deloitte & Touche LLP its independence and also considered the compatibility of non-audit services provided by Deloitte & Touche LLP with maintaining its independence.

Based on these reviews and discussions, the Audit and Oversight Committee recommended to the Board that the audited financial statements be included in WEC Energy Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and filed with the Securities and Exchange Commission.

Respectfully submitted to WEC Energy Group stockholders by the Audit and Oversight Committee of the Board.

The Audit and Oversight Committee

Thomas J. Fischer, Committee Chair
John F. Bergstrom
Barbara L. Bowles
Patricia W. Chadwick
Danny L. Cunningham
Henry W. Knueppel

WEC Energy Group	P-28	2018 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company seeks your advisory vote on the approval of the compensation paid to our named executed officers (commonly referred to as "Say-on-Pay") as described in the Compensation Discussion and Analysis and the related tables included in this proxy statement. Approval, on a non-binding, advisory basis, of the compensation of the named executed officers requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Presuming a quorum is present, shares not voted, whether by broker non-vote, abstention, or otherwise, have no effect on the outcome of this matter. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

As described in the Compensation Discussion and Analysis on pages P-30 through P-45 of this proxy statement, the Compensation Committee has structured the Company’s executive compensation program with the following objectives in mind:

•	offer a competitive, performance-based plan;

•	enable the Company to attract and retain key individuals;

•	reward achievement of the Company’s short-term and long-term goals; and

•	align with the interest of the Company’s stockholders and customers.

As described in this proxy statement, the Company believes that the compensation paid to our named executed officers in 2017 was well-tailored to achieve these objectives, tying a significant portion of total pay to performance and aligning the interests of the named executed officers with those of stockholders and customers. We encourage you to carefully review the Compensation Discussion and Analysis and related tables included above, which describe in greater detail WEC Energy Group’s compensation philosophy and programs, as well as the 2017 compensation levels, in connection with approval of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement for the 2018 Annual Meeting.”

The Board of Directors recommends that you vote “FOR”
the advisory vote on Executive Compensation.

WEC Energy Group	P-29	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides an overview and analysis of our executive compensation program, including the role of the Compensation Committee of our Board, the elements of our executive compensation program, the purposes and objectives of these elements, and the manner in which we established the compensation of our named executive officers ("NEOs") for fiscal year 2017.

References to “we,” “us,” “our,” "Company," and “WEC Energy Group” in this discussion and analysis mean WEC Energy Group, Inc. and its management, as applicable.

EXECUTIVE SUMMARY
Overview
The primary objective of our executive compensation program is to provide a competitive, performance-based plan that enables the Company to attract and retain key individuals and to reward them for achieving both the Company’s short-term and long-term goals without creating an incentive for our NEOs to take excessive risks. Our program has been designed to provide a level of compensation that is strongly dependent upon the achievement of short-term and long-term goals that are aligned with the interests of our stockholders and customers. To that end, a substantial portion of pay is at risk, and generally, the value will only be realized upon strong corporate performance.

2017 Business Highlights
We completed our second full year of combined utility operations as WEC Energy Group in 2017 following our acquisition of Integrys Energy Group in June 2015. During 2017, we made excellent progress in our continued efforts to integrate our employees, merge and improve business processes, and consolidate our IT infrastructure. At the same time, the Company achieved solid results and continued to create long-term value for our stockholders and customers by focusing on the following:

•	World-class reliability	•	Operating efficiency	•	Employee safety
•	Financial discipline	•	Exceptional customer care

Commitment to Stockholder Value Creation. Financially, WEC Energy Group again delivered solid earnings growth, generated strong cash flow, and increased the dividend for the 14th consecutive year. In January 2017, the Board raised the quarterly dividend 5.1% to $0.5200 per share, equivalent to an annual rate of $2.08 per share. In January 2018, the Board increased the quarterly dividend to $0.5525 per share, which is equivalent to an annual rate of $2.21 per share, in line with our plan to maintain a dividend payout ratio of 65% to 70% of earnings. The Company also turned in aggregate above target performances in customer satisfaction and network reliability during 2017.

WEC Energy Group	P-30	2018 Proxy Statement

Specific Company achievements during 2017 include:

2017 Financial Highlights
•    WEC Energy Group delivered solid earnings growth again, generated strong cash flow, and increased the dividend for the 14th consecutive year.
•    We achieved fully diluted earnings per share and adjusted earnings per share of $3.79 and $3.14, respectively. (2)
•    Each of our regulated utility subsidiaries earned its allowed rate of return.
•    We returned approximately $656.5 million to WEC Energy Group stockholders through dividends.
•    Our common stock traded at an all-time high of $70.09 on November 15, 2017.
•    In January 2018, the Board raised the quarterly dividend to $0.5525 per share, which is equivalent to an annual dividend rate of $2.21 per share.

DILUTED EARNINGS PER SHARE
GAAP
Adjusted (1)
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
0
2013
2014
2015
2016
2017

(1) For 2017, excludes a one-time $0.65 per share gain related to a revaluation of our deferred taxes as a result of the Tax Cuts and Jobs Act of 2017. For 2016, 2015, and 2014, excludes costs of $0.01, $0.30, and $0.06 per share, respectively, related to our acquisition of Integrys. See Appendix A on P-76 for a full GAAP reconciliation and an explanation of why we believe the presentation of adjusted earnings per share is relevant and useful to investors.

2017 Performance Highlights

•	WEC Energy Group was recognized in 2017 by Corporate Responsibility Magazine as one of the 50 best corporate citizens in America.

•	PA Consulting Group named We Energies the most reliable utility in the United States in 2017, and in the Midwest for the seventh year in a row.

•	Our utilities continued to balance the delivery of safe, reliable, and affordable energy with a commitment to protecting the environment.

•	At the Company's request, the Public Service Commission of Wisconsin approved a base rate freeze for our Wisconsin utilities, keeping base rates flat through 2019 for our Wisconsin customers.

•	Wisconsin Public Service Corporation was named as the best midsize utility in the Midwest for business customer satisfaction.(2)

•	All major utility subsidiaries either met or exceeded our overall customer satisfaction targets.(2)

•	Minnesota Energy Resources Corporation received the Governor’s Safety Award, which recognizes companies with incident rates that are 51% to 90% better than the industry average.(2)

•
Announced an advanced metering infrastructure program, which consists of an integrated system of smart meters, communication networks, and data management systems that enable two-way communication between utilities and customers.(2)

•
Announced a plan to reshape our generation fleet to provide a clean, reliable future. Our plan includes retiring approximately 1,800 MWs of coal generation by 2020 and adding additional natural gas-fired generating units and renewable generation, including utility-scale solar projects.

•	Completed the acquisition of Bluewater Natural Gas Holding, LLC, which owns underground natural gas storage facilities in Michigan.

•	Received approval from the Michigan Public Service Commission to construct and operate approximately 180 MWs of natural gas-fired generation located in the Upper Peninsula of Michigan.

•
Announced that Wisconsin Public Service Corporation, along with two other unaffiliated utilities, agreed to purchase the Forward Wind Energy Center, which consists of 86 wind turbines located in Wisconsin with a total capacity of 129 MWs. The aggregate purchase price is $174 million, of which Wisconsin Public Services’ proportionate share is 44.6%, or approximately $78 million.

(2) This measure is a component of our short-term incentive compensation program.

WEC Energy Group	P-31	2018 Proxy Statement

Long-Term Stockholder Returns
Over the past decade, WEC Energy Group has consistently delivered among the best total returns in the industry and did so again in 2017.

(1)    The Five-Year Cumulative Return Chart shows a comparison of the cumulative total return, assuming reinvestment of dividends, over the last five years had $100 been invested at the close of business on December 31, 2012. For information about the Custom Peer Index Group, see page F-92 in the Company's 2017 Annual Report.
Source: Bloomberg; assumes all dividends are reinvested and returns are compounded daily.

Key Compensation Program Changes
We continually look for ways to refine our executive compensation program to more effectively align executive pay with performance and reflect best compensation practices. For 2017, based upon feedback we received from stockholders during our investor outreach efforts, the Compensation Committee amended and restated the Performance Unit Plan to provide for an Additional Performance Measure in addition to the performance measure of total stockholder return. Performance units will continue to vest in an amount between 0% and 175% of the target award based upon WEC Energy Group’s comparative total stockholder return over a three-year performance period. However, the vesting percentage may be adjusted based upon the Company's performance against the Additional Performance Measure(s). The Compensation Committee selected performance against the weighted average authorized return on equity of all WEC Energy Group’s utility subsidiaries as the Additional Performance Measure for the 2017 performance unit awards. In order to achieve our financial goals, it is important that the Company’s utilities earn at or close to their authorized return on equity.

For additional information about the performance units and Additional Performance Measures, see “Long-Term Incentive Compensation” starting on page P-39.

Consideration of 2017 Stockholder Advisory Vote and Stockholder Outreach
At the 2017 Annual Meeting of Stockholders, the Company’s stockholders approved the compensation of our named executive officers with almost 95% of the votes cast. The Compensation Committee considered this outcome as well as the feedback received during meetings we held with a number of our institutional stockholders. During 2017, we talked with 30 stockholders representing approximately 45% of the Company’s outstanding common stock about our governance and compensation practices. In light of the significant stockholder support our executive compensation program received in 2017, the payout levels under our performance-based program for 2017, and the changes previously made to the program in 2016, the Compensation Committee continues to believe that the compensation program is competitive, aligned with our financial and operational performance, and in the best interests of the Company, stockholders, and customers.

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COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
We have three primary elements of total direct compensation: (1) base salary; (2) annual incentive awards; and (3) long-term incentive awards consisting of a mix of performance units, stock options, and restricted stock. The Compensation Committee retained Frederic W. Cook & Co., Inc. ("FW Cook") as its independent compensation consultant to advise the Compensation Committee with respect to our executive compensation program. The Compensation Committee generally relied on the recommendations of FW Cook as it developed the 2017 program.

On January 27, 2016, the Board appointed Allen Leverett to serve as our CEO effective upon Gale Klappa’s retirement on
May 1, 2016. Mr. Klappa continued to serve as the Non-Executive Chairman of the Company’s Board. As we first reported in a Current Report on Form 8-K filed on October 12, 2017, Mr. Leverett suffered a stroke. The Board, acting pursuant to the Company’s Bylaws, appointed Mr. Klappa to act as CEO while Mr. Leverett recovers from the stroke and until such time as he is able to re-assume those responsibilities. For the remainder of 2017, we continued to compensate Mr. Leverett pursuant to the Company's standard medical leave policy.

For information about Mr. Klappa’s 2017 compensation, see page P-42.

As shown in the charts below, 88% of Mr. Leverett’s 2017 total direct compensation and an average of 76% of the other NEO’s (other than Mr. Klappa) 2017 total direct compensation is tied to Company performance and is not guaranteed.

The other NEO's total direct compensation mix does not include Mr. Klappa’s compensation as his compensation was based upon his service as CEO for less than a quarter of the year and under very unusual circumstances, and would significantly change the reported NEO mix in a way we believe would not be representative of the Company's executive compensation program. If Mr. Klappa is included in the calculation of the other NEOs total compensation mix, the amounts reported in the chart above would change as follows: Annual Base Salary (38%); Annual Cash Incentive (29%); and Long-Term Equity Incentive (33%).

To the extent feasible, we believe it is important that the Company’s compensation program not dilute the interests of current stockholders. Therefore, we currently use open market purchases to satisfy our benefit plan obligations, including the exercise of stock options and vesting of restricted stock.

In addition to the components of total direct compensation identified above, our retirement programs are another important component of our compensation program.

This Compensation Discussion and Analysis contains a more detailed discussion of each of the above components for 2017, including FW Cook's recommendations with respect to each component.

WEC Energy Group	P-33	2018 Proxy Statement

Compensation Governance and Practices
The Compensation Committee annually reviews and considers the Company’s compensation policies and practices to ensure our executive compensation program aligns with our compensation philosophy. Highlighted below is an overview of our current compensation practices.

What We Do

• Our compensation program focuses on key Company results (financial, safety, customer satisfaction, diversity) that are aligned with our strategic goals.

• A substantial portion of compensation is at risk and tied to Company performance.

• The compensation program has a long-term orientation aligned with stockholder interests.

• The Compensation Committee retains an independent compensation consultant to help design the Company’s compensation program and determine competitive levels of pay.

• The Compensation Committee's independent compensation consultant reviews competitive employment market data from two general industry surveys and a comparison group of companies similar to WEC Energy Group.

• We have implemented a clawback policy that provides for the recoupment of incentive-based compensation. (page P-43)

• Annual incentive-based compensation contains multiple, pre-established performance metrics aligned with stockholder and customer interests. (page P-36)

• The Performance Unit Plan award payouts (including dividend equivalents) are based on stockholder return as compared to an appropriate peer group and Additional Performance Measure(s), selected by the Compensation Committee.
    (page P-39)

• The Performance Unit Plan requires a separation from service following a change in control for award vesting to occur. (page P-41)

• Equity award and other benefit plan obligations are satisfied through open market purchases of WEC Energy Group common stock.

• Meaningful stock ownership levels are required for senior executives. (page P-43)

• Ongoing engagement with investors takes place to ensure that compensation practices are responsive to stockholder interests.

• We prohibit hedging and pledging of WEC Energy Group common stock. (page P-43)

• We prohibit entry into any new arrangements that obligate the Company to pay directly or reimburse individual tax liability for benefits provided by the Company. (page P-44)

• We prohibit repricing of stock options without stockholder approval.

Competitive Benchmarking
As a general matter, we believe the labor market for WEC Energy Group executive officers is consistent with that of general industry. Although we recognize our business is focused on the energy services industry, our goal is to have an executive compensation program that will allow us to be competitive in recruiting the most qualified candidates to serve as executive officers of the Company, including individuals who may be employed outside of the energy services industry. Further, in order to retain top performing executive officers, we believe our compensation practices must be competitive with those of general industry.

To confirm that our annual executive compensation is competitive with the market, FW Cook reviewed the compensation data obtained from Willis Towers Watson's 2017 Executive Compensation Data Bank as well as similar data from Aon Hewitt.
FW Cook also analyzed the compensation data from a peer group of 18 companies similar to WEC Energy Group in size and business model. The methodology used by FW Cook to determine the peer group of companies is described below.

FW Cook started with U.S. companies in the Standard & Poor’s database, and then limited those companies to the same line of business as WEC Energy Group as indicated by the Global Industry Classification Standards. This list of companies was then further limited to companies with revenues between $2.45 billion and $22 billion (approximately one- third to three times the size of WEC Energy Group’s revenues), and that were within a reasonable size range in various other measures such as operating income, total assets, total employees, and market capitalization. From this list, FW Cook selected companies similar in overall size to WEC Energy Group with consideration given to companies that met one or more of the following criteria:

•	Diversified, technically sophisticated utility operations (e.g., multiple utilities, electric utilities);

•	Minimal non-regulated business; and/or

•	Operates in the Midwest.
These criteria resulted in a comparison group of 18 companies with median revenues and market capitalization of approximately $8.7 billion and $15.2 billion, respectively.

WEC Energy Group	P-34	2018 Proxy Statement

The comparison group utilized for purposes of 2017 compensation includes the same companies as the previous year’s comparison group, except that Dominion Resources was removed based upon FW Cook’s recommendation that it no longer meets the applicable criteria. The comparison group consisted of the 18 companies listed below.

• Alliant Energy Corporation	• Consolidated Edison, Inc.	• FirstEnergy Corp.	• SCANA Corporation
• Ameren Corporation	• DTE Energy Co.	• NiSource Inc.	• The Southern Company
• American Electric Power Company	• Edison International	• PG&E Corporation	• Xcel Energy Inc.
• CMS Energy Corporation	• Entergy Inc.	• PPL Corp.
• CenterPoint Energy	• Eversource Energy	• Pinnacle West Capital Corp.

The Compensation Committee approved this revised comparison group.

DETERMINATION OF MARKET MEDIAN
In order to determine the “market median” for our NEOs, FW Cook recommended that the survey data from Willis Towers Watson and Aon Hewitt receive a 75% weighting and the comparison group of 18 companies receive a 25% weighting. The Compensation Committee agreed with this recommendation. The survey data received a higher weighting because we consider the labor market for our executives to be consistent with that of general industry. Using this methodology, FW Cook recommended, and the Compensation Committee approved, the appropriate market median for each of our NEOs.

The comparison of each component of compensation with the appropriate market median when setting the compensation levels of our NEOs drives the allocation of cash versus non-cash compensation and short-term versus long-term incentive compensation.

ANNUAL BASE SALARY
The annual base salary component of our executive compensation program provides each executive officer with a fixed level of annual cash compensation. We believe that providing annual cash compensation through a base salary is an established market practice and is a necessary component of a competitive compensation program.

Based upon the market data analyzed by FW Cook, we generally target base salaries to be within (plus or minus) 15% of the market median for each NEO. However, the Compensation Committee may, in its discretion, adjust base salaries outside of this 15% band when the Compensation Committee deems it appropriate.

Actual salary determinations are made taking into consideration factors such as the relative levels of individual experience, performance, responsibility, and contribution to the results of the Company’s operations. At the beginning of each year, our CEO develops a list of goals for WEC Energy Group and our employees to achieve during the upcoming year. At the end of the year, our CEO measures the performance of the Company against each stated goal and reports the results to the Board. The Compensation Committee then takes the Company’s performance into consideration when establishing our CEO’s compensation for the upcoming year. Our CEO undertakes a similar process with the NEOs, who develop individual goals related to the achievement of the Company’s goals developed by our CEO. At the end of the year, each officer’s performance is measured against these goals. Compensation recommendations and determinations for the upcoming year for each executive officer also take into consideration the level of such performance.

The Compensation Committee increased Mr. Leverett’s annual base salary to $1,161,000 for 2017, which was within our targeted range of the market median.

With respect to each other NEO (other than Mr. Klappa), in December 2016, Mr. Leverett recommended an annual base salary to the Compensation Committee based upon a review of the market compensation data provided by FW Cook and the factors described above. The Compensation Committee approved the recommendations, which represented an average increase in annual base salary of approximately 3% for Messrs. Keyes and Fletcher, and Ms. Martin, and an increase in annual base salary of approximately 16% for Mr. Lauber.

Upon his appointment as Executive Vice President and Chief Financial Officer, Mr. Lauber’s base salary was previously increased effective April 1, 2016, but was set below the target range because of how significant such an increase would have been in order to bring his salary within the range. As we previously reported, the Compensation Committee’s intent was to continue increasing Mr. Lauber’s salary in multiple steps to move it within the target range. As a result, effective July 1, 2017, the Compensation Committee increased Mr. Lauber’s annual base salary by an additional 16% to provide an aggregate base salary of $496,165 in 2017. The annual base salary of each NEO was within our targeted range of the market median as discussed above.

WEC Energy Group	P-35	2018 Proxy Statement

ANNUAL CASH INCENTIVE COMPENSATION
We provide annual cash incentive compensation through our Short-Term Performance Plan (“STPP”). The STPP provides for annual cash awards to NEOs based upon the achievement of pre-established stockholder-, customer-, and employee- focused objectives. All payments under the STPP are at risk. Payments are made only if performance goals are achieved, and awards may be less or greater than targeted amounts based upon actual performance. Payments under the STPP are intended to reward achievement of short-term goals that contribute to stockholder and customer value, as well as individual contributions to successful operations.

2017 Target Awards. Each year, the Compensation Committee approves a target level of compensation under the STPP for each of our NEOs. This target level of compensation is expressed as a percentage of base salary.

The year-end 2017 target awards for each NEO (other than Mr. Klappa) are set forth in the chart below.

Executive Officer	Target STPP Award as a Percentage of Base Salary
Mr. Leverett	125%
Mr. Lauber	80%
Mr. Keyes	75%
Ms. Martin	70%
Mr. Fletcher	70%

The target award levels of each officer named in the table above reflect median incentive compensation practices as indicated by the market data. The Compensation Committee increased Mr. Leverett's and Mr. Lauber’s targets to move them into the median target range for their positions. Mr. Klappa did not participate in the STPP in 2017.

For 2017, the possible payout for any NEO ranged from 0% of the target award to 210% of the target award, based upon performance.

2017 Financial Goals under the STPP. The Compensation Committee adopted the 2017 STPP with a continued principal focus on financial results. In December 2016, the Compensation Committee approved WEC Energy Group’s earnings per share (75% weight) and cash flow (25% weight) as the primary performance measures to be used in 2017. For those officers whose positions primarily relate to utility operations in Wisconsin, including Mr. Fletcher, the Compensation Committee approved WEC Energy Group’s earnings per share (25% weight) and cash flow (25% weight), as well as aggregate net income of WEC Energy Group’s Wisconsin utility operations (50% weight), as the primary performance measures to be used in 2017. We believe earnings per share and cash flow are key indicators of financial strength and performance and are recognized as such by the investment community. Utility net income is an important financial measure as it is an indicator of the return on equity earned by our utilities, and in order to meet our earnings per share targets it is important that our utilities earn at or close to their allowed rates of return.

In January 2017, the Compensation Committee approved the performance goals under the STPP for WEC Energy Group’s earnings per share as set forth in the chart below.

Earnings Per Share Performance Goal	Earnings Per Share CAGR	Payout Level
$2.96	4.3%	25%
$2.98	4.7%	50%
$3.00	5.0%	100%
$3.06	6.1%	135%
$3.12	7.1%	200%

If the Company’s performance falls between these levels, the payout level with respect to earnings per share is determined by interpolating on a straight line basis the appropriate payout level.

The Company’s growth plan, which has been communicated to the public, calls for a long-term compound annual growth rate (“CAGR”) in earnings per share of 5.0% to 7.0% off of a 2015 base of $2.72 per share. At the time the Compensation Committee was establishing targets for 2017, we believed that this CAGR, plus our continued growth in dividends would support a premium valuation as compared to the Company’s peers. Therefore, the Compensation Committee tied the target (100%) payout level to achievement of the low end of the target CAGR range (5.0%), and the above target payout level to the mid-point of the target range (6.1%). The Compensation Committee tied the maximum payout level (200%) to achievement of a 7.1% CAGR. The Compensation Committee determined that the Company’s CAGR should exceed the high end of the target range to achieve the maximum payout level.

WEC Energy Group	P-36	2018 Proxy Statement

In January 2017, the Compensation Committee approved the performance goals under the STPP for WEC Energy Group’s cash flow as set forth in the chart below ($ in millions).

Cash Flow	Payout Level
$1,750	25%
$1,800	50%
$1,850	100%
$1,900	135%
$2,000	200%

If the Company's performance falls between these levels, the payout level with respect to cash flow is determined by interpolating on a straight line basis the appropriate payout level.

The Compensation Committee used a different process to establish the cash flow targets for 2017, basing the performance level goals on WEC Energy Group’s funds from operations (“FFO”). FFO is calculated by taking “cash provided by operating activities” and eliminating certain accruals and other items related to capital spending. Generally accepted accounting principles (GAAP) require these items to be recorded as part of cash from operations, but management views them as related to the Company’s capital expenditure program. The Compensation Committee believes that basing the cash flow performance goals on FFO provides a more accurate measurement of the cash generated by the Company’s operations that is available for capital investment, which is the Company’s primary driver for earnings growth. FFO is not a measure of financial performance under GAAP, and the Company's calculation may differ from similarly titled measures used by other companies or securities rating agencies.

In January 2017, the Compensation Committee approved the performance goals under the STPP for the Wisconsin utilities’ net income (based upon WEC Energy Group's earnings per share performance goals) as set forth in the chart below ($ in millions).

Net Income	Weighted Return on Equity	Payout Level
$550	9.81%	25%
$556	9.91%	50%
$562	10.01%	100%
$570	10.15%	135%
$580	10.32%	200%

2017 Financial Performance under the STPP. In January 2018, the Compensation Committee reviewed our actual performance for 2017 against the financial and operational performance goals established under the STPP, subject to final audit.

WEC Energy Group’s 2017 financial performance satisfied the maximum payout level established for earnings per share, cash flow, and net income for the Wisconsin utilities. WEC Energy Group’s GAAP earnings per share and adjusted earnings per share were $3.79 and $3.14, respectively, for 2017. Our adjusted earnings exclude a one-time $0.65 per share gain related to a revaluation of our deferred taxes as a result of the Tax Cuts and Jobs Act of 2017. WEC Energy Group’s cash flow, based on FFO, was $2,113.0 million, and the Wisconsin utilities’ net income was $582.6 million for 2017. Net income is measured against the net income from WEC Energy Group’s Wisconsin segment excluding contributions to the Wisconsin utilities’ charitable foundations and net costs related to the coal plant closings we announced in 2017. Our adjusted earnings per share, cash flow, and net income are not measures of financial performance under GAAP.

By satisfying the maximum payout level with respect to these financial measures, the NEOs earned 200% of the target award from the financial goal component of the STPP.

2017 WEC Energy Group Operational Goals and Performance under the STPP. Similar to prior years, in December 2016 and January 2017, the Compensation Committee also approved operational performance measures and targets under the STPP. Annual incentive awards could be increased or decreased by up to 10% of the actual award based upon WEC Energy Group’s performance in the operational areas of customer satisfaction (5% weight), safety (2.5% weight), and supplier and workforce diversity (2.5% weight). The Compensation Committee recognizes the importance of strong operational results to the success of the Company and has identified these three operational areas in particular as being critical to that success.

For 2017, Near Miss/Unsafe Condition ("NMUC") Reports have been added to the measures used to determine the Company's safety performance. NMUC reporting is designed to proactively identify and take action on potential safety risks before an incident occurs (unsafe conditions); and to learn from near-miss incidents that have occurred, but did not result in an injury or damage.

WEC Energy Group	P-37	2018 Proxy Statement

The operational performance measures are based upon recommendations from management and take into consideration both current year performance and our longer-term objective of achieving top quartile performance. The Compensation Committee reviews management's recommendations and may make adjustments to the performance measures if it feels changes are necessary. The following table provides the operational goals approved by the Compensation Committee for 2017, as well as WEC Energy Group’s performance against these goals:

Operational Measure	Below Goal	Goal	Above Goal	Final Result
Customer Satisfaction Percentage of "Highly Satisfied":	-5.00%	0.00%	+5.00%
Company	<68.6%	68.6% - 74.7%	>74.7%	78.0%
Transaction	<76.0%	76.0% - 81.4%	>81.4%	80.7%
Safety:	-2.50%	0.00%	+2.50%
Lost Time Injury - Incidents	>67	39 - 67	<39	63
OSHA Recordable - Incidents	>206	135 - 206	<135	225
Near Miss / Unsafe Condition Reports	<14,590	14,590 - 18,910	>18,910	22,927
Diversity:	-2.50%	0.00%	+2.50%
Supplier ($ in Millions)	<155.4	155.4 - 180.2	>180.2	248.9
Workforce - Assessment	Not Met	Met	Exceeded	Met
WEC Energy Group’s performance with respect to operational goals generated a 3.75% increase to the compensation awarded under the STPP for 2017. The Compensation Committee measured customer satisfaction levels based upon the results of surveys that an independent third party conducted of customers who had direct contact with our utilities during the year, which measured (1) customers’ satisfaction with the respective utility overall, and (2) customers’ satisfaction with respect to the particular transactions with the applicable utility. Overall, our utilities exceeded target-level performance with respect to the first customer satisfaction measure; and WEC Energy Group exceeded the supplier diversity goal.
2017 Wisconsin Utilities Operational Goals and Performance under the STPP. For those officers whose positions primarily relate to utility operations in Wisconsin, STPP awards could be increased or decreased by up to 10% based upon performance in the operational areas of customer satisfaction (5% weight), safety (2.5% weight), and supplier diversity (1.25% weight) for WEC Energy Group’s Wisconsin utility operations, as well as WEC Energy Group’s performance in the operational area of workforce diversity (1.25% weight). The following table provides the operational goals approved by the Compensation Committee for 2017 for WEC Energy Group’s Wisconsin utility operations, as well as the Company’s performance against these goals:

Operational Measure	Below Goal	Goal	Above Goal	Final Result
Customer Satisfaction Percentage of "Highly Satisfied":	-5.00%	0.00%	+5.00%
Company	<72.0%	72.0% - 78.0%	>78.0%	80.8%
Transaction	<79.1%	79.1% - 85.1%	>85.1%	82.9%
Safety:	-2.50%	0.00%	+2.50%
Lost Time Injury - Incidents	>25	13 - 25	<13	23
OSHA Recordable - Incidents	>105	65 - 105	<65	118
Near Miss / Unsafe Condition Reports	<13,100	13,100 - 15,750	>15,750	22,927
Diversity:	-2.50%	0.00%	+2.50%
Supplier ($ in Millions)	<90.0	90.0 - 104.0	>104.0	132.8
Workforce - Assessment	Not Met	Met	Exceeded	Met
The Wisconsin utilities' performance with respect to operational goals generated a 3.75% increase to the compensation awarded under the STPP for 2017. The Compensation Committee measured customer satisfaction levels based upon the results of surveys that an independent third party conducted of customers who had direct contact with our Wisconsin utilities during the year, which measured (1) customers’ satisfaction with the specific Wisconsin utility overall, and (2) customers’ satisfaction with respect to their particular transactions with their specific utility. Our Wisconsin utilities exceeded target-level performance with respect to the first customer satisfaction measure; those utilities also exceeded target-level performance with respect to supplier diversity.
The Compensation Committee retains the right to exercise discretion in adjusting awards under the STPP when it deems appropriate, but did not factor individual contributions into determining the amount of the awards for the NEOs for 2017. Because the Company’s performance against the financial and operational goals resulted in significant STPP awards in 2017, the Compensation Committee determined that no further adjustments based upon individual contributions or otherwise were appropriate.

WEC Energy Group	P-38	2018 Proxy Statement

Based upon the Company’s performance against the financial and operational goals established by the Compensation Committee, Mr. Leverett received annual incentive cash compensation under the STPP of $2,956,922 for 2017. This represented 255% of his annual base salary. Messrs. Lauber, Keyes, and Fletcher, and Ms. Martin, received annual cash incentive compensation for 2017 under the STPP equal to 163%, 153%, 143%, and 143% of their respective annual base salaries, representing 203.75% of the target award for each officer.

LONG-TERM INCENTIVE COMPENSATION
The Compensation Committee administers our 1993 Omnibus Stock Incentive Plan, amended and restated effective January 1, 2016, which is a stockholder-approved, long-term incentive plan designed to link the interests of our executives and other key employees to creating long-term stockholder value. It allows for various types of awards tied to the performance of our common stock, including stock options, stock appreciation rights, and restricted stock. The Compensation Committee also administers the WEC Energy Group Performance Unit Plan, under which the Compensation Committee may award performance units. The Compensation Committee primarily uses (1) performance units, including dividend-equivalents, (2) stock options, and
(3) restricted stock to deliver long-term incentive opportunities.

Performance Units. Each year, the Compensation Committee makes annual grants of performance units under the Performance Unit Plan. The performance units are designed to provide a form of long-term incentive compensation that aligns the interests of management with those of a typical utility stockholder who is focused not only on stock price appreciation but also on dividends. Payouts are based upon the Company’s level of “total stockholder return” (stock price appreciation plus reinvested dividends) in comparison to a peer group of companies over a three-year performance period, and beginning with the 2017 grants may be adjusted based upon the Company’s performance against an Additional Performance Measure(s). The performance units are settled in cash.

Selection of Additional Performance Measure(s). “Additional Performance Measure” is defined as the performance criterion or criteria (if any) that the Compensation Committee selects, in its sole discretion, based upon the attainment of specific levels of performance by WEC Energy Group. Performance units will continue to vest in an amount between 0% and 175% of the target award based upon WEC Energy Group’s comparative total stockholder return over a three-year performance period. However, the vesting percentage may be adjusted based upon WEC Energy’s performance against the Additional Performance Measure(s). The Additional Performance Measure(s), if any, must be selected by the Compensation Committee at the beginning of the three-year performance period. For each year during the performance period, the Compensation Committee will select the target(s) for the Additional Performance Measure(s) and the potential adjustment to the vesting percentage for that year based upon achievement of the Additional Performance Measure(s) relative to the selected target(s). The actual adjustment, if any, to the vesting percentage based upon the Additional Performance Measure(s) will be determined annually. In no event will any adjustment cause the vesting percentage over the three-year performance period to be less than zero.

Short-Term Dividend Equivalents. We increase the number of unvested performance units as of any date that we declare a cash dividend on our common stock by the amount of short-term dividend equivalents a participant is entitled to receive. Short-term dividend equivalents are calculated by multiplying (a) the number of unvested performance units held by a plan participant as of the related dividend record date by (b) the amount of cash dividend payable by the Company on a share of common stock; and (c) dividing the result by the closing price for a share of the Company's common stock on the dividend payment date. In effect, short-term dividend equivalents are credited and accumulated as reinvested dividends on each performance unit so that the performance units and accumulated dividends will be paid out at the end of the three-year performance period, rather than paying out the dividend equivalents annually on unearned performance units.

Short-term dividend equivalents are treated as additional unvested performance units and are subject to the same vesting, forfeiture, payment, termination, and other terms and conditions as the original performance units to which they relate. In addition, outstanding short-term dividend equivalents are treated as unvested performance units for purposes of calculating future short-term dividend equivalents.

Stock Options. Each year, the Compensation Committee also makes annual stock option grants as part of our long-term incentive program. These stock options have an exercise price equal to the fair market value of our common stock on the date of grant and expire on the 10th anniversary of the grant date. Since management benefits from a stock option award only to the extent our stock price appreciates above the exercise price of the stock option, stock options align the interests of management with those of our stockholders in attaining long-term stock price appreciation.

Restricted Stock. The Compensation Committee also awards restricted stock as part of the long-term incentive plan, consistent with market practice. Similar to performance units, restricted stock aligns the interests of management with a typical utility stockholder who is focused on stock price appreciation and dividends.

WEC Energy Group	P-39	2018 Proxy Statement

Aggregate 2017 Long-Term Incentive Awards. In establishing the target value of long-term incentive awards and the appropriate mix of performance units, stock options, and restricted stock for each NEO in 2017 (other than Mr. Klappa, who did not receive long-term incentive awards in 2017), the Compensation Committee reviewed the market compensation data and analysis provided by FW Cook. Based upon FW Cook’s analysis, the Compensation Committee determined that the long-term incentive awards would be weighted 65% performance units, 20% stock options, and 15% restricted stock. These target values were presented to and approved by the Compensation Committee in December 2016.

Based upon the market data provided by FW Cook, we target the long-term incentive award to be within (plus or minus) 20% of the market median value of long-term incentive compensation. All of the NEO’s long-term incentive awards were within this target range for 2017.

2017 Stock Option Grants. In December 2016, the Compensation Committee approved the grant of stock options to each of our NEOs (other than Mr. Klappa) and established an overall pool of options that were granted to approximately 200 other employees. The option grants to the NEOs were made effective January 3, 2017, the first trading day of 2017. The options were granted with an exercise price equal to the average of the high and low prices reported on the NYSE for shares of WEC Energy Group common stock on the grant date. The options were granted in accordance with our standard practice of making annual stock option grants effective on the first trading day of each year, and the timing of the grants was not tied to the timing of any release of material information.

These stock options have a term of 10 years and vest 100% on the third anniversary of the date of grant. The vesting of the stock options may be accelerated in connection with a change in control or an executive officer’s termination of employment under certain circumstances. See “Potential Payments upon Termination or Change in Control” beginning on page P-57 for additional information. Subject to the limitations of the 1993 Omnibus Stock Incentive Plan, the Compensation Committee has the power to amend the terms of any option (with the participant’s consent). However, the Committee may not reduce the exercise price of existing options or cancel outstanding options and grant replacement options having a lower exercise price without stockholder approval.

For purposes of determining the appropriate number of options to grant to a particular NEO, the value of an option was determined based upon the Black-Scholes option pricing model. We use the Black-Scholes option pricing model for purposes of the compensation valuation. The following table provides the number of options granted to each NEO in 2017:

Executive Officer	Options Granted
Mr. Leverett	130,640
Mr. Lauber	17,320
Mr. Keyes	29,800
Ms. Martin	21,065
Mr. Fletcher	17,345

For financial reporting purposes, the stock options granted on January 3, 2017 had a grant date fair value of $7.91 per option for Messrs. Leverett, Lauber, Keyes, and Fletcher, and a grant date fair value of $6.40 for Ms. Martin. Ms. Martin is considered to be “retirement eligible.” Therefore, her options are presumed to have a shorter expected life, which results in a lower option value.

2017 Restricted Stock Awards. In December 2016, the Compensation Committee also approved the grant of restricted stock to each of our NEOs (other than Mr. Klappa) and established an overall pool of restricted stock that was granted to approximately 200 other employees. The grants to the NEOs were also made effective January 3, 2017. The restricted stock vests in three equal annual installments beginning on January 3, 2018.

The vesting of the restricted stock may be accelerated in connection with a termination of employment due to a change in control, death or disability, or by action of the Compensation Committee. See “Potential Payments upon Termination or Change in Control” beginning on page P-57 for additional information. Tax withholding obligations related to vesting may be satisfied, at the option of the executive officer, by withholding shares otherwise deliverable upon vesting or by cash. The NEOs have the right to vote the restricted stock and to receive cash dividends when the Company pays a dividend to our stockholders.

For purposes of determining the appropriate number of shares of restricted stock to grant to a particular NEO, the Compensation Committee used a value of $57.043 per share. This value was based upon the volume weighted price of WEC Energy Group’s common stock for the ten trading days beginning on December 5, 2016, and ending on December 16, 2016. The Compensation Committee uses the volume-weighted price in order to minimize the impact of day-to-day volatility in the stock market.

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The measurement period is customarily early- to mid-December for annual awards to shorten the timeframe between the calculation of the awards and the actual grant date. The following table provides the number of shares of restricted stock granted to each NEO in January 2017:

Executive Officer	Restricted Stock Granted
Mr. Leverett	12,975
Mr. Lauber	1,719
Mr. Keyes	2,958
Ms. Martin	2,091
Mr. Fletcher	1,722

2017 Performance Units. In 2017, the Compensation Committee granted performance units to each of our NEOs (other than Mr. Klappa) and approved a pool of performance units that were granted to approximately 200 other employees. With respect to the 2017 performance units, the amount of the benefit that ultimately vests will be dependent upon the Company’s total stockholder return over a three-year period ending December 31, 2019, as compared to the total stockholder return of the custom peer group described below. Total stockholder return is the calculation of total return (stock price appreciation plus reinvestment of dividends) based upon an initial investment of $100 and subsequent $100 investments at the end of each quarter during the three-year performance period. However, the vesting percentage may be adjusted based upon WEC Energy Group’s performance against the Additional Performance Measure. For the 2017 performance unit awards, the Compensation Committee selected performance against the weighted average authorized return on equity of all WEC Energy Group’s utility subsidiaries.

Upon vesting, the performance units will be settled in cash in an amount determined by multiplying the number of performance units that have vested by the closing price of the Company’s common stock on the last trading day of the performance period.

The 2017 performance unit peer group against which WEC Energy Group's performance will be measured includes:

• Alliant Energy Corporation	• DTE Energy Co.	• Great Plains Energy, Inc.	• SCANA Corporation
• Ameren Corporation	• Duke Energy Corp.	• NiSource Inc.	• The Southern Company
• American Electric Power Company	• Edison International	• OGE Energy Corp.	• Xcel Energy Inc.
• CMS Energy Corporation	• Eversource Energy	• PG&E Corporation
• Consolidated Edison, Inc.	• FirstEnergy Corp.	• Pinnacle West Capital Corp.

The peer group is chosen by the Compensation Committee, based upon management’s recommendation and with the concurrence of FW Cook. This peer group was chosen because we believe these companies are similar to WEC Energy Group in terms of business model and long-term strategies, with a focus on regulated utility operations rather than a non-regulated business model. There is significant overlap between the performance unit peer group and the comparison group developed by FW Cook for purposes of benchmarking compensation levels. However, there are several companies that are different among the two groups because FW Cook places significant weight on the financial metrics of the companies included in its comparison group, whereas we focus more on operational measures for the performance unit peer group.

The required percentile ranking for total stockholder return and the applicable vesting percentage are set forth in the chart below.

Performance Percentile Rank	Vesting Percent
< 25th Percentile	0%
25th Percentile	25%
Target (50th Percentile)	100%
75th Percentile	125%
90th Percentile	175%
If the Company’s rank is between the benchmarks identified above, the vesting percentage will be determined by interpolating on a straight line basis the appropriate vesting percentage. Unvested performance units generally are immediately forfeited upon a NEO’s cessation of employment with WEC Energy Group prior to completion of the three-year performance period. However, the performance units will vest immediately at the target 100% rate upon the termination of the NEO’s employment (1) by reason of disability or death or (2) after a change in control of WEC Energy Group. In addition, a prorated number of performance units (based upon the target 100% rate) will vest upon the termination of employment of the NEO by reason of retirement prior to the end of the three-year performance period.

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For the 2017 performance unit awards, the Additional Performance Measure is the weighted average authorized return on equity (“ROE”) of all WEC Energy Group’s utility subsidiaries. The Company’s performance against this measure may increase or decrease the vesting percentage of the performance units up to 10% over the three year performance period. For 2017, the ROE targets and potential adjustments were set as follows:

If Actual Annual Authorized ROE is	The Annual Adjustment is	ROE Ranges
≤ 20 bp below the Authorized ROE	+ 3.33%	≥ 9.76%
21 - 30 bp below the Authorized ROE	0%	9.66% - 9.75%
> 30 bp below the Authorized ROE	(3.33)%	< 9.66%

WEC Energy Group's utility subsidiaries achieved a weighted average authorized ROE of 10.25% for 2017. This resulted in a 3.33% increase in the vesting percentage of the performance units awarded in January 2017. For purposes of determining the appropriate number of performance units to grant to a particular NEO, the Compensation Committee used a value of $57.043 per unit, the same value used for the restricted stock granted in January 2017.

The following table provides the number of performance units granted to each NEO effective January 3, 2017, at the 100% target level:

Executive Officer	Performance Units Granted
Mr. Leverett	56,225
Mr. Lauber	7,455
Mr. Keyes	12,825
Ms. Martin	9,065
Mr. Fletcher	7,465

2017 Payouts under Previously Granted Long-Term Incentive Awards. In 2015, the Compensation Committee granted performance unit awards to participants in the Performance Unit Plan, including the NEOs. The terms of the performance units granted in 2015 were substantially similar to those of the performance units granted in 2017 described above, except that the 2015 performance units did not have an Additional Performance Measure. The required percentile ranks for total stockholder return and related vesting schedule were identical to that of the 2017 performance units.

Payouts under the 2015 performance units were based upon our total stockholder return for the three-year performance period ended December 31, 2017 against the same group of peer companies used for the 2017 performance unit awards, except that the 2015 peer group included Avista, but did not include Edison International. However, in December 2017, the Compensation Committee determined that Avista Corporation should be removed from the custom peer group for the 2015 performance unit award. On July 19, 2017, Hydro One Limited and Avista announced that they had entered into an agreement whereby Hydro One will purchase Avista. Upon this announcement, there was a significant increase in Avista’s stock price, which we believe was not the result of ongoing operating performance. This action is consistent with the Compensation Committee’s past decisions to adjust the peer group to account for the impact of mergers and acquisitions.

Accounting for this change, our total stockholder return was at the 56th percentile of the peer group for the three-year performance period ended December 31, 2017, resulting in the performance units vesting at a level of 105.6%. The actual payouts were determined by multiplying the number of vested performance units by the closing price of our common stock ($66.43) on December 29, 2017, the last trading day of the performance period. The actual payout to each NEO (other than Mr. Klappa, who did not have any 2015 performance units outstanding) is reflected in the “Option Exercises and Stock Vested for Fiscal Year 2017” table.

Mr. Klappa’s 2017 Compensation
In recognition of his service and leadership while Mr. Leverett recovers from his stroke, the Compensation Committee approved a payment of $2,000,000 for Mr. Klappa’s service as CEO in 2017. The Compensation Committee based this determination on input from FW Cook regarding the appropriate pay level for Mr. Klappa under the circumstances. Mr. Klappa also received compensation for his service as a non-management director in 2017, including service as Non-Executive Chairman of the Board. He did not, however, participate in management incentive compensation programs. See the "Summary Compensation Table" for additional information on Mr. Klappa’s director compensation.

For information about Mr. Klappa’s 2018 compensation, see "Other Information" on page P-48.

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COMPENSATION RECOUPMENT POLICY
Accountability is a fundamental value of WEC Energy Group. To reinforce this value through the Company’s executive compensation program, the Compensation Committee has adopted a clawback policy that provides for the recoupment of incentive-based compensation in the event WEC Energy Group is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws (other than restatements permitted as a result of changes in accounting principles or interpretation). Pursuant to the policy, the Compensation Committee will recover from any current or former executive officer who has received incentive-based compensation during the three-year period preceding the date on which WEC Energy Group is required to prepare the accounting restatement, any portion of the incentive-based compensation paid in excess of what would have been paid to the executive officer under the restated financial results. The Company may also recover incentive-based compensation if an executive officer’s employment is terminated for cause, or the executive officer violates a noncompetition or other restrictive covenant.

STOCK OWNERSHIP GUIDELINES
The Compensation Committee believes that an important adjunct to the long-term incentive program is significant stock ownership by officers who participate in the program, including the NEOs. Accordingly, the Compensation Committee has implemented stock ownership guidelines requiring officers who participate in the long-term incentive program to hold an amount of Company common stock and other equity-related Company securities that varies depending upon such officer's level.

In addition to shares owned outright, holdings of each of the following are included in determining compliance with our stock ownership guidelines: restricted stock; WEC Energy Group phantom stock units held in the Executive Deferred Compensation Plan; WEC Energy Group stock held in the WEC Energy Group's 401(k) plans; performance units at target; and shares held in a brokerage account, jointly with an immediate family member or in a trust.

Effective January 1, 2017, the guidelines require each executive officer, including the NEOs, to acquire (generally within five years of appointment as an executive officer) and hold common stock and other equity-related securities of the Company having a minimum fair market value ranging from 250% to 600% of base salary. The Compensation Committee believes these stock ownership guidelines discourage unreasonable risk taking by Company officers.

The Compensation Committee annually reviews whether executive officers are in compliance with these guidelines. The last review was completed in October 2017. The Compensation Committee determined that Mr. Leverett is in compliance with the ownership guidelines, and all of the other NEOs, including Mr. Klappa who is again subject to the ownership guidelines, are in compliance with these guidelines.

PROHIBITION ON HEDGING AND PLEDGING
WEC Energy Group's Corporate Securities Trading Policy prohibits the use of any strategies or products, including derivatives and short-selling techniques, to hedge against potential changes in the value of WEC Energy Group’s common stock. The policy also prohibits the holding of WEC Energy Group securities in a margin account, as well as the pledging of WEC Energy Group securities as collateral for a loan.

LIMITED TRADING WINDOWS
Officers, including the NEOs, other key employees, and the Company’s directors may only transact in WEC Energy Group securities during approved trading windows after satisfying mandatory pre-clearance requirements.

RETIREMENT PROGRAMS
We also maintain retirement plans in which our NEOs participate: a defined benefit pension plan of the cash balance type, a supplemental executive retirement plan, individual letter agreements with some of the NEOs, and a 401(k) plan. We believe our retirement plans are a valuable benefit in the attraction and retention of our employees, including the NEOs. We believe that providing a foundation for long-term financial security for our employees, beyond their employment with the Company, is a valuable component of our overall compensation program which will inspire increased loyalty and improved performance. For more information about our retirement plans, see "Pension Benefits at Fiscal Year-End 2017" and "Retirement Plans."

Mr. Klappa had previously retired as Chairman of the Board and CEO of WEC Energy Group effective May 1, 2016. For information regarding certain payments made to Mr. Klappa in connection with such retirement, see “Pension Benefits at Fiscal Year-End 2017.”

OTHER BENEFITS, INCLUDING PERQUISITES
We provide our executive officers, including the NEOs, with employee benefits and a limited number of perquisites. Except as specifically noted elsewhere in this proxy statement, the employee benefits programs in which executive officers participate

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(which provide benefits such as medical coverage, retirement benefits, and annual contributions to a qualified savings plan) are generally the same programs offered to substantially all of the Company’s salaried employees.

The perquisites made available to executive officers include financial planning, membership in a service that provides health care and safety management when traveling outside the United States, reimbursement for expenses related to annual physical exam costs not covered by insurance, and limited spousal travel for business purposes. The Company also pays periodic dues and fees for club memberships for certain of the NEOs and other designated officers.

We customarily review market data regarding executive perquisite practices on an annual basis. Following our acquisition of Integrys Energy Group, the Compensation Committee undertook a thorough review of WEC Energy Group’s perquisite practices with FW Cook. At that time, FW Cook recommended to the Compensation Committee that the Company retain our current package of perquisites. For 2017, the Compensation Committee again reviewed our package of perquisites with FW Cook and decided not to make any changes. WEC Energy Group has a legacy group of executives who are still eligible for gross-ups. We reimburse those executives for taxes paid on income attributable to the financial planning benefits provided to the executives only if the executive uses the Company’s identified preferred provider, AYCO. We believe the use of the preferred financial adviser provides administrative benefits and eases communication between Company personnel and the financial adviser.

We pay periodic dues and fees for certain club memberships as we have found that the use of these facilities helps foster better customer and community relationships. Officers, including the NEOs, are expected to use clubs for which the Company pays dues primarily for business purposes. We do not pay any additional expenses incurred for personal use of these facilities, and officers are required to reimburse the Company to the extent that it pays for any such personal use. The total annual club dues are included in the "Summary Compensation Table." We do not permit personal use of the airplane utilized by the Company. We do allow spousal travel if an executive’s spouse is accompanying the executive on business travel and the airplane is not fully utilized by Company personnel. There is no incremental cost to the Company for this travel, other than the reimbursement for taxes paid on imputed income attributable to the executives for this perquisite, as the airplane cost is the same regardless of whether an executive’s spouse travels. Any tax reimbursement is subject to the Company's Tax Gross-Up Policy discussed below.

In addition, each of our executive officers is eligible to participate in an officer life insurance benefit. If an executive officer chooses to participate, upon such officer’s death while employed by the Company, a benefit is paid to his or her designated beneficiary in an amount equal to the value of three times the officer’s base salary at the time of death.

TAX GROSS-UP POLICY
The Compensation Committee adopted a formal policy that prohibits entry into any contract, agreement, or arrangement with any officer of the Company that obligates the Company to pay directly or reimburse the officer for any portion of the officer’s individual tax liability for benefits provided by the Company. Excluded from this policy are (1) agreements or arrangements entered into prior to December 2014 when the policy was adopted, (2) agreements or arrangements entered into prior to, and assumed by the Company in connection with, any merger or acquisition, or (3) plans or policies applicable to Company employees generally.

This policy formalizes the Compensation Committee’s policy since July 2011 to eliminate tax gross-ups on perquisites provided by the Company to its officers (except to officers who were already receiving gross-ups as of July 2011). Of the NEOs, Messrs. Leverett and Lauber, and Ms. Martin, were receiving gross-ups from the Company prior to July 2011.

In light of Mr. Klappa’s retirement as executive Chairman of the Board and CEO of WEC Energy Group effective May 1, 2016, and his subsequent re-appointment as CEO in 2017, Mr. Klappa is deemed a new employee for benefits purposes and is not eligible to receive gross-ups as CEO.

SEVERANCE BENEFITS AND CHANGE IN CONTROL
Several years ago, the Compensation Committee determined that it would no longer offer severance and change in control benefits in employment agreements. Therefore, Messrs. Lauber and Keyes, and Ms. Martin, have not entered into an employment agreement that provides for these benefits. However, they are eligible to participate in the Company’s Severance Pay Plan. Prior to that time, each of Messrs. Leverett and Fletcher entered into an employment agreement with the Company, which includes severance and change in control provisions. For a discussion of the severance and change in control benefits available under these agreements, and to our executive officers generally, see “Potential Payments upon Termination or Change in Control.”

In addition, our supplemental pension plan provides that in the event of a change in control, each NEO (other than Mr. Klappa) will be entitled to a lump sum payment of amounts due under the plan if employment is terminated within 18 months of the change in control.

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IMPACT OF PRIOR COMPENSATION
The Compensation Committee does not believe it is appropriate to consider the amounts realized or realizable from prior incentive compensation awards when establishing future levels of short-term and long-term incentive compensation.

SECTION 162(m) OF THE INTERNAL REVENUE CODE
Section 162(m) of the Internal Revenue Code limits the deductibility of certain executives’ compensation that exceeds $1 million per year. For tax years prior to 2018, compensation over $1 million per year could be deducted if such compensation was performance-based under Section 162(m) and issued through a plan that had been approved by stockholders. Although the Compensation Committee historically took into consideration the provisions of Section 162(m), it believes that maintaining tax deductibility is only one consideration among many in the design of an effective executive compensation program. With respect to 2017 compensation for the NEOs, the stock option grants under the 1993 Omnibus Stock Incentive Plan have been structured to qualify as performance-based compensation under Section 162(m). The remaining components of the 2017 compensation program do not qualify for tax deductibility under Section 162(m).

The recently enacted tax reform legislation has raised some questions as to whether performance-based compensation granted in 2018 and thereafter may continue to be deducted. The Compensation Committee does not anticipate that the tax law changes, if applicable, will have a significant impact on the Company’s executive compensation program as the Committee continues to believe that a significant portion of the executives’ compensation should be at risk and based upon performance against Company goals.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

John F. Bergstrom, Committee Chair Thomas J. Fischer Ulice Payne, Jr.

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EXECUTIVE COMPENSATION TABLES

The following table summarizes total compensation awarded to, earned by, or paid to WEC Energy Group’s Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), and each of the other individuals identified in the table below (the “NEOs”).

SUMMARY COMPENSATION TABLE

							(8)
Name and Principal Position	Year	Salary	Bonus	(5) Stock Awards	(6) Option Awards	(7) Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	(9)(10) All Other Compensation	Total	Total Without Change in Pension Value
		($)	($)	($)	($)	($)	($)	($)	($)	($)
Allen L. Leverett(1) President	2017	1,161,000	—	4,034,706	1,033,362	3,018,251	4,224,896	170,022	13,642,237	9,437,265
	2016	941,667	—	2,939,251	769,144	2,162,593	4,549,812	140,512	11,502,979	6,963,294
	2015	799,155	—	2,762,955	481,762	1,680,500	925,639	132,014	6,782,025	5,858,590
Gale E. Klappa(1) Chairman of the Board and Chief Executive Officer	2017	2,225,000(2)	—	250,012	—	—	2,529,057	27,102	5,031,171	2,593,579
	2016	589,043	—	7,427,755	816,752	1,179,632	925,719	210,435	11,149,336	10,250,269
	2015	1,324,739	—	5,388,193	809,646	3,454,116	2,573,492	276,582	13,826,768	11,260,113
Scott J. Lauber(3) Executive Vice President and Chief Financial Officer	2017	467,321	—	534,890	137,001	764,441	93,343	66,124	2,063,120	1,977,525
	2016	351,784	—	158,886	38,371	513,010	65,818	38,116	1,165,985	1,103,685
J. Patrick Keyes Executive Vice President, Strategy	2017	562,792	—	920,228	235,718	885,736	122,780	73,214	2,800,468	2,682,669
	2016	546,400	—	889,965	215,067	904,320	111,973	73,034	2,740,759	2,630,909
	2015	531,002	—	1,121,231	201,993	911,839	90,080	71,410	2,927,555	2,837,539
Susan H. Martin(4) Executive Vice President	2017	530,450	—	650,451	134,816	771,436	108,918	64,827	2,260,898	2,156,824
	2016	515,000	—	587,165	106,358	779,035	102,117	113,108	2,202,783	2,103,032
	2015	475,000	—	824,278	87,032	741,831	86,748	58,343	2,273,232	2,186,678
J. Kevin Fletcher(3) President - WE, WG and WPS	2017	436,800	—	535,648	137,199	633,095	1,198,310	44,062	2,985,114	1,800,225
	2016	411,345	—	336,818	81,425	606,866	671,274	39,869	2,147,597	1,482,133

Note: In order to show the effect that the year-over-year change in pension value had on total compensation, as determined under applicable SEC rules, we have included an additional column to show total compensation minus the change in pension value. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The change in pension value is subject to many external variables, such as interest rates, that are not related to Company performance. Therefore, we do not believe a year-over-year change in pension value is helpful in evaluating compensation for comparative purposes.

(1)	On January 27, 2016, the Board appointed Allen Leverett to serve as our CEO effective upon Gale Klappa’s retirement on May 1, 2016
Mr. Klappa continued to serve as the Non-Executive Chairman of the Company’s Board. As we first reported in a Current Report on Form 8-K filed on October 12, 2017, Mr. Leverett suffered a stroke. The Board appointed Mr. Klappa to act as CEO while Mr. Leverett recovers from the stroke and until such time as Mr. Leverett is able to re-assume those responsibilities.

(2)	Includes 2017 Board of Director fees earned by Mr. Klappa in his role as a non-management director and Non-Executive Chairman of the Board in the amount of $225,000.

(3)
Mr. Lauber, who was named Executive Vice President and CFO effective April 1, 2016, and Mr. Fletcher, who was named President of the Wisconsin utilities effective May 1, 2016, became named executive officers in 2016. Therefore, no information has been provided for 2015 for either officer.

(4)
Ms. Martin held the title of Executive Vice President, General Counsel and Corporate Secretary through December 31, 2017. As we previously reported, Ms. Martin intends to retire in early 2018. As part of this transition, effective January 1, 2018, Ms. Martin holds the title of Executive Vice President.

(5)
The amounts reported for Mr. Klappa in 2017 relate to the grant of restricted stock he received on January 3, 2017 for his service as a non-management director and Non-Executive Chairman of the Board. The amounts reported reflect the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718 excluding estimated forfeitures, of performance units and/or restricted stock awarded to each NEO in the respective year for which such amounts are reported. The amounts reported for the performance units are based upon the probable outcome as of the grant date of associated performance and market conditions, and are consistent with our estimate, as of the grant date, of aggregate compensation cost to be recognized over the three-year performance period. The actual value received by the executives from these awards may range from $0 to greater than the reported amounts, depending upon the Company’s performance and the executive’s number of additional years of service with the Company.

The value of the performance unit awards as of the grant date, assuming achievement of the highest level of performance and excluding any performance units resulting from short-term dividend equivalents and the Additional Performance Measure, for each of Messrs. Leverett,

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Lauber, Keyes, and Fletcher, and Ms. Martin, is $5,736,862, $760,647, $1,308,597, $761,697, and $924,951, respectively, for the 2017 awards. The value of the performance unit awards as of the grant date, assuming achievement of the highest level of performance and excluding any performance units resulting from short-term dividend equivalents, for each of Messrs. Leverett, Lauber, Keyes, and Fletcher, and Ms. Martin, is $4,179,276, $225,903, $1,265,486, $479,001, and $835,068, respectively, for the 2016 awards. See “Option Exercises and Stock Vested For Fiscal Year 2017” for the amount of the actual payout with respect to the 2015 award of performance units. Mr. Klappa’s 2015 and 2016 grants of performance units vested pursuant to the terms of the Company’s Performance Unit Plan upon his retirement on May 1, 2016. Not included are the performance unit awards resulting from short-term dividend equivalents and/or the Additional Performance Measure that may increase or, in the case of the Additional Performance Measure, decrease these amounts.

(6)
The amounts reported reflect the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718 excluding estimated forfeitures, of options awarded to each NEO in the respective year for which such amounts are reported. The actual value received by the executives from these awards may range from $0 to greater than the reported amounts, depending upon Company performance. In accordance with FASB ASC Topic 718, we made certain assumptions in our calculation of the grant date fair value of the stock options. See “Stock Options” in Note 1(l) -- Stock-Based Compensation, in the Notes to Consolidated Financial Statements in our 2017 Annual Report on Form 10-K for a description of these assumptions. For 2017, the assumptions made in connection with the valuation of the stock options are the same as described in Note 1(l), except that the expected life of the options is 7.6 years for Messrs. Leverett, Lauber, Keyes, and Fletcher, and 4.9 years for Ms. Martin. The change in the expected life of the options as set forth in Note 1(l) resulted from the fact that Ms. Martin is “retirement eligible” as of the grant date, and Messrs. Leverett, Lauber, Keyes, and Fletcher were not, whereas the assumption described in Note 1(l) is a weighted average of all option holders.

(7)	Consists of the annual incentive compensation and short-term dividend equivalents earned under WEC Energy Group’s STPP. The amounts earned for each award for 2017 are shown below.

Name	Annual Incentive Award	Short-Term Dividend Equivalents	Total
	($)	($)	($)
Allen L. Leverett	2,956,922	61,329	3,018,251
Gale E. Klappa	—	—	—
Scott J. Lauber	760,250	4,191	764,441
J. Patrick Keyes	860,017	25,719	885,736
Susan H. Martin	756,554	14,882	771,436
J. Kevin Fletcher	622,986	10,109	633,095

In conjunction with performance units granted prior to January 1, 2016, certain officers, including the NEOs, and employees were eligible to receive dividend equivalents under the STPP in an amount equal to the number of performance units at the target 100% rate held by each such officer or employee on the dividend declaration date multiplied by the amount of cash dividends paid by the Company on a share of our common stock on such date. The short-term dividend equivalents vested at the end of each year only if the Company achieved the performance target or targets for that year established by the Compensation Committee in the same manner as the performance targets are established under the STPP for the annual incentive awards.

In 2015, the Compensation Committee determined that short-term dividend equivalents should no longer vest annually on unearned performance units and, therefore, would no longer be issued under the STPP. Therefore, the Compensation Committee amended and restated the Company’s Performance Unit Plan effective January 1, 2016, to provide for short-term dividend equivalents. For a more detailed discussion of how Short-Term Dividend Equivalents are earned under the Performance Unit Plan, see “Short-Term Dividend Equivalents” in the Compensation Discussion and Analysis.

(8)
The amounts reported for 2017, 2016, and 2015 reflect the aggregate change in the actuarial present value of each applicable NEO’s accumulated benefit under all defined benefit plans from December 31, 2016 to December 31, 2017, December 31, 2015 to December 31, 2016, and December 31, 2014 to December 31, 2015, respectively. For 2017, 2016, and 2015, the amounts reported also include above-market earnings on compensation that is deferred by the NEOs into the Prime Rate Fund under WEC Energy Group’s Executive Deferred Compensation Plan. Above-market earnings represent the difference between the interest rate used to calculate earnings under the Plan and 120% of the applicable federal long-term rate prescribed by the Internal Revenue Code. The amounts earned for 2017 are shown below.

Name	Change in Pension Value	Non-Qualified Deferred Compensation Earnings	Total
	($)	($)	($)
Allen L. Leverett	4,204,972	19,924	4,224,896
Gale E. Klappa	2,437,592	91,465	2,529,057
Scott J. Lauber	85,595	7,748	93,343
J. Patrick Keyes	117,799	4,981	122,780
Susan H. Martin	104,074	4,844	108,918
J. Kevin Fletcher	1,184,889	13,421	1,198,310

For 2017, 2016, and 2015, the applicable discount rate used to value pension plan liabilities moved from 4.15% to 3.65%, 4.45% to 4.15%, and 4.15% to 4.45%, respectively. As the discount rate decreases, the Company’s pension funding obligation increases, and vice versa. The changes in the actuarial present values of the NEOs’ pension benefits do not constitute cash payments to the NEOs.
The pension values reported represent only WEC Energy Group’s obligation of the aggregate change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit plans. Messrs. Leverett, Klappa, and Fletcher are entitled to receive pension benefits from prior employers. To the extent such prior employers are unable to pay their pension obligations, WEC Energy Group may be obligated to

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pay the total amount.

(9)
During 2017, each NEO, other than Mr. Klappa, received financial planning services and the cost of an annual physical exam; Mr. Leverett received reimbursement for club dues; Messrs. Leverett, Klappa, and Lauber were provided with membership in a service that provides healthcare and safety management when traveling outside the United States. In addition, the NEOs, other than Mr. Klappa, were eligible to receive reimbursement for taxes paid on imputed income attributable to certain perquisites including spousal travel and related costs for industry events where it is customary and expected that officers attend with their spouses. During 2017, Mr. Klappa, as Non-Executive Chairman, utilized the benefit of spousal travel for business purposes with the associated tax reimbursement. These tax reimbursements are reflected in the Summary Compensation Table (see the third bullet point in Note 10 below). Other than the tax reimbursement, there is no incremental cost to the Company related to this spousal travel.

(10)
For Mr. Klappa, the amount reported in All Other Compensation for 2017 includes $22,412 attributable to WEC Energy Group’s Directors’ Charitable Awards Program in connection with Mr. Klappa’s service on the Company’s Board. See “Director Compensation” for a description of the Directors’ Charitable Awards Program.

All Other Compensation for Messrs. Leverett, Klappa, Lauber, Keyes, and Fletcher, and Ms. Martin, for 2017 also consists of:

•
Employer matching of contributions into the WEC Energy Group 401(k) plan in the amount of $10,350 for Messrs. Leverett and Keyes; $10,800 for Mr. Lauber; $7,841 for Mr. Fletcher; and $6,112 for Ms. Martin;

•
“Make-whole” payments under the Executive Deferred Compensation Plan that provides a match at the same level as the WEC Energy Group 401(k) plan (4% for up to 7% of wages) for all deferred salary and bonus not otherwise eligible for a match in the amounts of $115,273 for Mr. Leverett, $27,293 for Mr. Lauber, $44,863 for Mr. Keyes, $29,471 for Mr. Fletcher, and $39,528 for Ms. Martin; and

•
Tax reimbursements or “gross-ups” for all applicable perquisites in the amounts of $21,452, $4,255, and $11,397 for Messrs. Leverett, Klappa, and Lauber, respectively. Mr. Klappa received his tax reimbursement as Non-Executive Chairman. As further discussed in the Compensation Discussion and Analysis, Mr. Klappa is not eligible to receive tax gross-ups as CEO.

Other Information
In connection with his service as CEO in 2018, Mr. Klappa will receive base pay of $1,425,000 and is eligible to participate in the STPP, with a target award of 120% of base pay. Should his STPP award be prorated to reflect partial year employment in 2018, Mr. Klappa will receive a make-whole amount from the Company so that he receives annual incentive compensation as if the STPP had applied for the full calendar year. Mr. Klappa will also participate in the Company’s long-term incentive plan, with a target award of 342% of base pay. The long-term award, which was granted in January 2018, was comprised of 80% restricted stock and 20% stock options. Mr. Klappa is also eligible to participate in all other benefits provided by the Company to its other senior executives.

The terms and conditions of the options granted to Mr. Klappa are consistent with those of options granted to other senior executives of the Company. The same is true of the shares of restricted stock granted to Mr. Klappa, except that the shares vest on the one year anniversary of the grant date and become fully vested if Mr. Klappa resigns for “good reason.” Good reason means a material diminution in Mr. Klappa’s duties or responsibilities, including the appointment of a successor Chief Executive Officer. Restricted stock awards granted to other senior executives customarily vest in three equal annual installments beginning one year from the date of the grant and do not include full vesting upon resignation for good reason. However, the Compensation Committee believed that under the circumstances, it was appropriate to utilize a different vesting arrangement for Mr. Klappa's January 2018 grant of restricted stock.

WEC Energy Group	P-48	2018 Proxy Statement

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2017
The following table shows additional data regarding incentive plan awards to the NEOs in 2017.

Name	Grant Date	Action Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4) (#)	All Other Option Awards (5)			Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		Number of Securities Underlying Options (#)	Exercise or Base Price (6) ($/Sh)	Closing Market Price ($/Sh)
Allen L. Leverett	1/19/17	—	362,813	1,451,250	3,047,625	—	—	—	—	—	—	—	—
	1/19/17	—	—	61,329	—	—	—	—	—	—	—	—	—
	1/3/17	12/1/16	—	—	—	14,056	56,225	98,394	—	—	—	—	3,278,199
	1/3/17	12/1/16	—	—	—	—	—	—	12,975	—	—	—	756,507
	1/3/17	12/1/16	—	—	—	—	—	—	—	130,640	58.305	58.49	1,033,362
Gale E. Klappa	1/3/17	12/1/16	—	—	—	—	—	—	4,288	—	—	—	250,012
Scott J. Lauber	1/19/17	—	93,282	373,129	783,571	—	—	—	—	—	—	—	—
	1/19/17	—	—	4,191	—	—	—	—	—	—	—	—	—
	1/3/17	12/1/16	—	—	—	1,864	7,455	13,046	—	—	—	—	434,664
	1/3/17	12/1/16	—	—	—	—	—	—	1,719	—	—	—	100,226
	1/3/17	12/1/16	—	—	—	—	—	—	—	17,320	58.305	58.49	137,001
J. Patrick Keyes	1/19/17	—	105,524	422,094	886,397	—	—	—	—	—	—	—	—
	1/19/17	—	—	25,719	—	—	—	—	—	—	—	—	—
	1/3/17	12/1/16	—	—	—	3,206	12,825	22,444	—	—	—	—	747,762
	1/3/17	12/1/16	—	—	—	—	—	—	2,958	—	—	—	172,466
	1/3/17	12/1/16	—	—	—	—	—	—	—	29,800	58.305	58.49	235,718
Susan H. Martin	1/19/17	—	92,829	371,315	779,762	—	—	—	—	—	—	—	—
	1/19/17	—	—	14,882	—	—	—	—	—	—	—	—	—
	1/3/17	12/1/16	—	—	—	2,266	9,065	15,864	—	—	—	—	528,535
	1/3/17	12/1/16	—	—	—	—	—	—	2,091	—	—	—	121,916
	1/3/17	12/1/16	—	—	—	—	—	—	—	21,065	58.305	58.49	134,816
J. Kevin Fletcher	1/19/17	—	76,440	305,760	642,096	—	—	—	—	—	—	—	—
	1/19/17	—	—	10,109	—	—	—	—	—	—	—	—	—
	1/3/17	12/1/16	—	—	—	1,866	7,465	13,064	—	—	—	—	435,247
	1/3/17	12/1/16	—	—	—	—	—	—	1,722	—	—	—	100,401
	1/3/17	12/1/16	—	—	—	—	—	—	—	17,345	58.305	58.49	137,199

(1)
On December 1, 2016, the Compensation Committee awarded the 2017 option, restricted stock, and performance unit grants effective the first trading day of 2017 (January 3, 2017). On December 1, 2016, the Compensation Committee granted restricted stock effective January 3, 2017, to Mr. Klappa in connection with his service as a non-management director and Non-Executive Chairman of the Board.

(2)
Non-equity incentive plan awards consist of annual incentive awards under WEC Energy Group’s STPP (reported on the first line) and short- term dividend equivalents payable under the STPP in connection with the 2015 award of performance units (reported on the second line). The short-term dividend equivalents only vest upon achievement of the established performance target; otherwise, no dividend equivalents vest. For a more detailed description of the STPP, see the Compensation Discussion and Analysis.

(3)
Consists of performance units awarded under the WEC Energy Group Performance Unit Plan. Effective with performance units awarded on or after January 1, 2016, WEC Energy Group's Performance Unit Plan provides for short-term dividend equivalents. The number of performance units awarded will be increased as of any date that WEC Energy Group declares a cash dividend on its common stock by the amount of short-term dividend equivalents awarded. In effect, short-term dividend equivalents will be credited and accumulated as reinvested dividends on each performance unit so that the performance units and accumulated dividends will be paid out at the end of the performance units’ three-year performance period, contingent upon the Company's performance. Therefore, the number of performance units reported at each of the threshold, target, and maximum levels in this table will increase by the number of short-term dividend equivalents earned. For a more detailed description of the performance units and short-term dividend equivalents and how such dividend equivalents are calculated, see the Compensation Discussion and Analysis.

(4)	Consists of restricted stock awarded under the 1993 Omnibus Stock Incentive Plan. For a more detailed description of the terms of the restricted stock, see the Compensation Discussion and Analysis.

(5)
Consists of non-qualified stock options to purchase shares of WEC Energy Group common stock pursuant to the 1993 Omnibus Stock Incentive Plan. For a more detailed description of the terms of the options, see the Compensation Discussion and Analysis.

(6)
The exercise price of the option awards is equal to the fair market value of WEC Energy Group’s common stock on the date of grant. Fair market value is the average of the high and low prices of WEC Energy Group common stock, which is listed on the New York Stock Exchange, reported by Bloomberg, LLP on the grant date.

WEC Energy Group	P-49	2018 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017
The following table reflects the number and value of exercisable and unexercisable options as well as the number and value of other equity awards held by the NEOs at fiscal year-end 2017.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2) (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (3) ($)
Allen L. Leverett	112,250	—	—	34.875	1/3/22	—	—	—	—
	197,360	—	—	37.46	1/2/23	—	—	—	—
	134,055	—	—	41.025	1/2/24	—	—	—	—
	—	77,955	—	52.895	1/2/25	—	—	—	—
	—	82,455	—	50.925	1/4/26	—	—	—	—
	—	42,679	—	58.325	5/2/26	—	—	—	—
	—	130,640	—	58.305	1/3/27	27,866	1,851,138	—	—
	—	—	—	—	—	—	—	83,720	5,561,520
	—	—	—	—	—	—	—	103,556	6,879,225
Gale E. Klappa	426,928	—	—	37.46	1/2/23	—	—	—	—
	302,535	—	—	41.025	1/2/24	—	—	—	—
	176,010	—	—	52.895	1/2/25	—	—	—	—
	190,830	—	—	50.925	1/4/26	—	—	—	—
	—	—	—	—	—	7,146	474,709	—	—
Scott J. Lauber	3,650	—	—	34.875	1/3/22	—	—	—	—
	6,360	—	—	37.46	1/2/23	—	—	—	—
	9,560	—	—	41.025	1/2/24	—	—	—	—
	—	5,330	—	52.895	1/2/25	—	—	—	—
	—	6,720	—	50.925	1/4/26	—	—	—	—
	—	17,320	—	58.305	1/3/27	3,515	233,501	—	—
	—	—	—	—	—	—	—	4,741	314,945
	—	—	—	—	—	—	—	13,678	908,630
J. Patrick Keyes	10,460	—	—	34.875	1/3/22	—	—	—	—
	95,265	—	—	37.46	1/2/23	—	—	—	—
	57,335	—	—	41.025	1/2/24	—	—	—	—
	—	32,685	—	52.895	1/2/25	—	—	—	—
	—	37,665	—	50.925	1/4/26	—	—	—	—
	—	29,800	—	58.305	1/3/27	8,237	547,184	—	—
	—	—	—	—	—	—	—	26,555	1,764,049
	—	—	—	—	—	—	—	23,622	1,569,209
Susan H. Martin	—	18,920	—	52.895	1/2/25	—	—	—	—
	—	24,850	—	50.925	1/4/26	—	—	—	—
	—	21,065	—	58.305	1/3/27	6,511	432,526	—	—
	—	—	—	—	—	—	—	17,523	1,164,053
	—	—	—	—	—	—	—	16,695	1,109,049
J. Kevin Fletcher	18,260	—	—	34.875	1/3/22	—	—	—	—
	33,670	—	—	37.46	1/2/23	—	—	—	—
	20,525	—	—	41.025	1/2/24	—	—	—	—
	—	12,845	—	52.895	1/2/25	—	—	—	—
	—	14,260	—	50.925	1/4/26	—	—	—	—
	—	17,345	—	58.305	1/3/27	3,993	265,255	—	—
	—	—	—	—	—	—	—	10,052	667,754
	—	—	—	—	—	—	—	13,749	913,346

(1)	All options reported in this column were granted ten years prior to their respective expiration date and vest 100% on the third anniversary of the grant date.

(2)
Effective January 2, 2015, Messrs. Leverett, Lauber, Keyes, and Fletcher, and Ms. Martin, were granted restricted stock awards of 6,804, 465, 2,853, 1,119, and 1,650 shares, respectively, which began vesting in three equal annual installments on January 2, 2016. On July 31,

WEC Energy Group	P-50	2018 Proxy Statement

2015, Messrs. Leverett, Lauber, Keyes, and Fletcher, and Ms. Martin, were granted restricted stock awards of 17,145, 3,751, 6,429, 3,215, and 7,287 shares, respectively, for the key role each played in closing the acquisition of Integrys Energy Group. These shares vest in three equal installments on January 29, 2016, January 31, 2017, and July 31, 2018. Effective January 4, 2016, Messrs. Leverett, Lauber, Keyes, and Fletcher, and Ms. Martin, were granted restricted stock awards of 7,173, 585, 3,276, 1,239, and 2,160 shares, respectively, which began vesting in three equal annual installments on January 4, 2017. Effective May 2, 2016, Mr. Leverett was granted a restricted stock award of 3,186 shares, which began vesting in three equal annual installments on May 2, 2017. Effective May 2, 2016, Mr. Klappa was granted a restricted stock award of 2,858 shares for his service as Non-Executive Chairman of the Company’s Board of Directors, which will vest 100% on May 2, 2019. Effective January 3, 2017, Messrs. Leverett, Lauber, Keyes, and Fletcher, and Ms. Martin, were granted restricted stock awards of 12,975, 1,719, 2,958, 1,722, and 2,091 shares, respectively, which began vesting in three equal annual installments on January 3, 2018. In connection with his service as a non-management director and Non-Executive Chairman of the Board, Mr. Klappa received a restricted stock award in the amount of 4,288 shares, which vested 100% on January 3, 2018. Other than with respect to Mr. Klappa's restricted stock awards, the vesting of the restricted stock may be accelerated in connection with a termination of employment due to a change in control, death or disability, or by action of the Compensation Committee. The vesting of Mr. Klappa's restricted stock may be accelerated in connection with a change in control, death or disability, or by action of the Compensation Committee.

(3)
The number of performance units reported were awarded in 2016 (first line) and 2017 (second line) and vest at the end of the three-year performance period ending December 31, 2018 and December 31, 2019, respectively. The number of performance units reported and their corresponding value are based upon a payout at the maximum amount for both 2016 and 2017. The number and value of the 2016 performance units includes performance units resulting from the grant of short-term dividend equivalents in 2016 and 2017. The number and value of the 2017 performance units includes performance units resulting from the grant of short-term dividend equivalents and achievement of the Additional Performance Measure in 2017.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2017
This table shows the number and value of (1) stock options that were exercised by the NEOs, (2) restricted stock awards that vested, and (3) performance units that vested in 2017.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (2) (#)	Value Realized on Vesting (3)(4) ($)
Allen L. Leverett	29,715	860,951	14,115	830,790
	—	—	31,136	2,068,375
Gale E. Klappa	449,672	13,809,484	—	—
	—	—	—	—
Scott J. Lauber	9,390	379,139	1,791	105,056
	—	—	2,128	141,352
J. Patrick Keyes	—	—	5,332	313,035
	—	—	13,057	867,406
Susan H. Martin	48,175	1,257,291	4,353	255,443
	—	—	7,556	501,924
J. Kevin Fletcher	—	—	2,268	133,124
	—	—	5,132	340,929

(1)
Value realized upon the exercise of options is determined by multiplying the number of shares received upon exercise by the difference between the market price of WEC Energy Group common stock at the time of exercise and the exercise price.

(2)
Reflects the number of shares of restricted stock that vested in 2017 (first line) and, the number of performance units that vested as of December 31, 2017, the end of the applicable three-year performance period (second line). The performance units were settled in cash.

(3)
Restricted stock value realized is determined by multiplying the number of shares of restricted stock that vested by the fair market value of WEC Energy Group common stock on the date of vesting. We compute fair market value as the average of the high and low prices of WEC Energy Group common stock reported by Bloomberg, LLP on the vesting date.

(4)
Performance units value realized is determined by multiplying the number of performance units that vested by the closing market price of WEC Energy Group common stock on December 29, 2017, the last trading day of the year.

WEC Energy Group	P-51	2018 Proxy Statement

PENSION BENEFITS AT FISCAL YEAR-END 2017
The following table sets forth information for each NEO regarding their pension benefits at fiscal year-end 2017 under WEC Energy Group’s three different retirement plans discussed below.

Name	Plan Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit (3)(4) ($)	Payments During Last Fiscal Year ($)
Allen L. Leverett	WEC Energy Group Plan	14.5	325,820	—
	SERP	14.5	2,106,717	—
	Individual Letter Agreement	29	12,231,485	—
Gale E. Klappa(2)	WEC Energy Group Plan	13	278,067	22,174
	SERP	13	3,565,578	263,731
	Individual Letter Agreement	38.67	25,006,666	1,849,639
Scott J. Lauber	WEC Energy Group Plan	27.5	548,682	—
	SERP	27.5	178,153	—
	Individual Letter Agreement	—	—	—
J. Patrick Keyes	WEC Energy Group Plan	6.67	128,857	—
	SERP	6.67	366,693	—
	Individual Letter Agreement	6.67	147,352	—
Susan H. Martin	WEC Energy Group Plan	17.75	295,686	—
	SERP	17.75	414,467	—
	Individual Letter Agreement	—	—	—
J. Kevin Fletcher	WEC Energy Group Plan	6.17	121,168	—
	SERP	6.17	232,155	—
	Individual Letter Agreement	40.75	4,727,616	—

(1)
Years of service are computed as of December 31, 2017, the pension plan measurement date used for financial statement reporting purposes. Messrs. Leverett and Fletcher have been credited with 14.5 and 34.58 years of service, respectively, pursuant to the terms of their Individual Letter Agreements ("ILAs"). Prior to his retirement in May 2016, Mr. Klappa was credited with 25.67 years of service pursuant to the terms of his ILA. The increase in the aggregate amount of each of Messrs. Leverett's, Klappa’s and Fletcher's accumulated benefit under all of WEC Energy Group’s retirement plans resulting from the additional years of credited service is $8,974,190, $20,981,171 and $4,009,791, respectively.

(2)
Upon his retirement in May 2016, Mr. Klappa’s ILA terminated. At that time, the number of years of credited service and the accumulated benefit effectively transferred to the WEC Energy Group Plan and the SERP. Payments related to the ILA were actually paid under the WEC SERP. Mr. Klappa is not accruing additional benefits under these plans in connection with his current service as CEO.

(3)	The key assumptions used in calculating the actuarial present values reflected in this column are:

•	Earliest projected unreduced retirement age based upon projected service:

–	For Mr. Leverett, age 60.

–	For Mr. Klappa, age 65.67 (actual age at retirement).

–	For Mr. Lauber, age 60.

–	For Mr. Keyes, age 55.58.

–	For Ms. Martin, age 65.67.

–	For Mr. Fletcher, age 65.

•	Discount rate of 3.65%.

•	Cash balance interest crediting rate of 5.00%.

•	Form of payment:

–	Messrs. Leverett and Fletcher: WEC Energy Group Plan and SERP - Lump sum; ILA - Life annuity.

–	Mr. Klappa's actual form of payment elected at retirement: WEC Energy Group Plan, SERP, and ILA - Life annuity

–	Mr. Lauber: WEC Energy Group Plan and SERP - Life annuity

–	Mr. Keyes and Ms. Martin: WEC Energy Group Plan and SERP - Lump sum.

–	Mr. Keyes: ILA - Lump sum.
• Mortality Table, for Messrs. Leverett's, Klappa’s, Lauber's, and Fletcher's life annuity - RP2014/Male/White Collar with modified MP2017 projection.

(4)
WEC Energy Group’s pension benefit obligations to Messrs. Leverett, Klappa, and Fletcher will be partially offset by pension benefits Messrs. Leverett, Klappa, and Fletcher are entitled to receive from their former employers. The amounts reported for Messrs. Leverett, Klappa, and Fletcher, represent only WEC Energy Group’s obligation of the aggregate actuarial present value of each of their accumulated benefit under all of the plans. The total aggregate actuarial present value of each of Messrs. Leverett's, Klappa’s, and Fletcher's accumulated benefit under all of the plans is $15,361,203, $33,792,539, and $7,484,805, respectively, $697,181, $4,942,228, and $2,403,866 of which we estimate the prior employer is obligated to pay. If Messrs. Leverett, Klappa, or Fletcher's former employer becomes unable to pay its portion of his respective accumulated pension benefit, WEC Energy Group may be obligated to pay the total amount.

WEC Energy Group	P-52	2018 Proxy Statement

RETIREMENT PLANS
WEC Energy Group maintains four different plans providing for retirement payments and benefits for the NEOs: a defined benefit pension plan of the cash balance type (“WEC Energy Group Plan”); a supplemental executive retirement plan (“SERP”); ILAs; and the WEC Energy Group Retirement Savings Plan, which is a 401(k) plan. The compensation currently considered for purposes of the retirement plans (other than the WEC Energy Group Plan and SERP) for Messrs. Leverett and Fletcher is $2,610,356 and $924,226, respectively. These amounts represent the average compensation (consisting of base salary and annual incentive compensation) for the 36 highest consecutive months. For Messrs. Lauber and Keyes, and Ms. Martin, the compensation considered for purposes of the retirement plans (other than the WEC Energy Group Plan) is $952,339, $1,391,596, and $1,258,194, respectively. These amounts represent their 2017 base salary, plus their 2016 STPP award paid in 2017. As of December 31, 2017, Messrs. Leverett, Lauber, Keyes, and Fletcher, and Ms. Martin, currently have or are considered to have 29, 27.50, 6.67, 40.75, and 17.75 credited years of service, respectively, under the various plans described below. Messrs. Lauber and Keyes, and Ms. Martin, were not granted additional years of credited service.

See below for a discussion of Mr. Klappa’s retirement benefits.

The WEC Energy Group Plan
Most regular full-time and part-time employees, including the NEOs, participate in the WEC Energy Group Plan. The WEC Energy Group Plan bases a participant’s defined benefit pension on the value of a hypothetical account balance. For individuals participating in the WEC Energy Group Plan as of December 31, 1995, a starting account balance was created equal to the present value of the benefit accrued as of December 31, 1994, under the plan benefit formula prior to the change to a cash balance approach. That formula provided a retirement income based on years of credited service and average compensation (consisting of base salary and annual incentive compensation) for the 36 highest consecutive months, with an adjustment to reflect the Social Security integrated benefit. In addition, individuals participating in the WEC Energy Group Plan as of
December 31, 1995, received a special one-time transition credit amount equal to a specified percentage varying with age multiplied by credited service and 1994 base pay.

The present value of the accrued benefit as of December 31, 1994, plus the transition credit, was also credited with interest at a stated rate. For 1996 through 2007, a participant received annual credits to the account equal to 5% of base pay (including WEC Energy Group 401(k) plan pre-tax deferrals and other items), plus an interest credit on all prior accruals equal to 4% plus 75% of the annual time-weighted trust investment return for the year in excess of 4%. From 2008 through 2013, the interest credit percentage was set at either the long-term corporate bond third segment rate, published by the Internal Revenue Service, or 4%, whichever was greater.

Effective January 1, 2014, participants receive an annual credit to the account equal to 6% of base pay (including WEC Energy Group 401(k) plan pre-tax deferrals and other items), plus an interest credit on all prior accruals equal to a 5% fixed rate. For participants in the WEC Energy Group Plan on December 31, 2007 and December 31, 2013, their WEC Energy Group Plan benefit will never be less than the benefit accrued as of December 31, 2007 and December 31, 2013, respectively. The WEC Energy Group Plan benefit will be calculated under all three formulas to provide participants with the greater benefit; however, in calculating a participant’s benefit accrued as of December 31, 2007 and December 31, 2013, interest credits as defined under each of the prior WEC Energy Group Plan formulas will be taken into account but not any additional pay credits.

Participants who were “grandfathered” as of December 31, 1995, as discussed below, will still receive the greater of the grandfathered benefit or the cash balance benefit.

The life annuity payable under the WEC Energy Group Plan is determined by converting the hypothetical account balance credits into annuity form.

Individuals who were participants in the WEC Energy Group Plan on December 31, 1995 were “grandfathered” so that they will not receive any lower retirement benefit than would have been provided under the formula in effect through December 31, 1995, had it continued. This amount continued to increase until December 31, 2010, at which time it was frozen. Upon retirement, participants will receive the greater of this frozen amount or the accumulated cash balance.

For Messrs. Leverett and Lauber, estimated benefits under the grandfathered formula are higher than under the cash balance plan formula. Messrs. Keyes and Fletcher, and Ms. Martin, do not participate in the grandfathered formula. Although all of the NEOs participate in the cash balance plan formula, pursuant to the agreement discussed below, Mr. Leverett’s total retirement benefits would be determined by the prior plan benefit formula if he were to retire at or after age 60. Mr. Leverett's agreement also provides that the prior plan benefit formula will continue to be applied until retirement, with no amounts frozen as of December 31, 2010. Mr. Leverett would receive the cash balance in his account if he was to terminate employment prior to attaining the age of 60.

WEC Energy Group	P-53	2018 Proxy Statement

Under the WEC Energy Group Plan, participants receive unreduced pension benefits upon reaching one of the following three thresholds: (1) age 65; (2) age 62 with 30 years of service; or (3) age 60 with 35 years of service.

Pursuant to the Internal Revenue Code, only $270,000 of pension eligible earnings (base pay and annual incentive compensation) may be considered for purposes of the WEC Energy Group Plan.

Supplemental Executive Retirement Plans and Individual Letter Agreements
Designated officers of WEC Energy Group, including all of the NEOs, participate in the SERP, which is part of the Supplemental Pension Plan (the “SPP”) adopted to comply with Section 409A of the Internal Revenue Code. The SERP provides monthly supplemental pension benefits to participants, which will be paid out of unsecured corporate assets, or the grantor trust described below, in an amount equal to the difference between the actual pension benefit payable under the WEC Energy Group Plan and what such pension benefit would be if calculated without regard to any limitation imposed by the Internal Revenue Code on pension benefits or covered compensation, including amounts deferred to the WEC Energy Group Executive Deferred Compensation Plan. Except for a “change in control” of WEC Energy Group, as defined in the SPP, and pursuant to the terms of the ILAs discussed below, no payments are made until after the participant’s retirement at or after age 60 or death. If a participant in the SERP dies prior to age 60, his or her beneficiary is entitled to receive retirement benefits under the SERP. Although Mr. Klappa remains a participant in the SPP, he no longer accrues any benefits under the plan as a result of his retirement in 2016.

WEC Energy Group entered into an agreement with Mr. Leverett to provide him with supplemental retirement benefits upon retirement at or after age 60. The supplemental retirement payments are intended to make the total retirement benefits payable to Mr. Leverett comparable to that which would have been received under the WEC Energy Group Plan as in effect on December 31, 1995, had the defined benefit formula then in effect continued until his retirement, calculated without regard to Internal Revenue Code limits, and as if Mr. Leverett had started participation in the WEC Energy Group Plan on January 1, 1989. The retirement benefits payable to Mr. Leverett will be offset by the value of any qualified or non-qualified defined benefit pension plans of prior employers.

WEC Energy Group entered into an individual letter agreement with Mr. Klappa when he first commenced employment in 2003 that was similar to Mr. Leverett’s agreement. Pursuant to the terms of the agreement, which terminated upon Mr. Klappa’s retirement in May 2016, Mr. Klappa’s benefits under the WEC Energy Group Plan and the SERP are being paid under the prior plan benefit formula as in effect on December 1, 1995, and as if Mr. Klappa had started with WEC Energy Group at age 27. As a result, Mr. Klappa had 38.67 years of credited service under the WEC Energy Group Plan and the SERP upon his retirement in May 2016.

Mr. Leverett's agreement also provides for a pre-retirement spousal benefit to be paid to his spouse in the event of his death while employed by the Company. The benefit payable is equal to the amount which would have been received by Mr. Leverett’s spouse under the WEC Energy Group Plan as in effect on December 31, 1995, had the benefit formula then in effect continued until Mr. Leverett’s death, calculated without regard to Internal Revenue Code limits, and as if Mr. Leverett had started at the age indicated above. The spousal benefit payable would be offset by one-half of the value of any qualified or non-qualified deferred benefit pension plans of Mr. Leverett's prior employer.

WEC Energy Group entered into an agreement with Mr. Keyes when he was hired as Vice President and Treasurer in 2011 that provides for a supplemental pension benefit account, which was credited with $100,000. This account will be credited with interest annually at the same rate as the WEC Energy Group Plan. The account balance will vest at the earliest to occur of
Mr. Keyes attaining age 60 or completion of 10 years of service.

WEC Energy Group entered into an agreement with Mr. Fletcher to provide him with supplemental retirement benefits upon his retirement, provided he completed one year of service with the Company. The supplemental retirement payments are intended to make the total retirement benefits payable to Mr. Fletcher comparable to that which would have been received under his prior employer’s defined benefit pension plan, calculated without regard to Internal Revenue Code limits, and as if Mr. Fletcher’s employment continued with the prior employer and the defined benefit formula then in effect under the prior employer’s plan continued to his retirement. The retirement benefits payable as a result of this agreement will be offset by the value of any qualified and non-qualified defined benefit pension plan of the prior employer.

The purpose of these agreements was to ensure that Messrs. Leverett, Klappa, Keyes, and Fletcher did not lose pension earnings by joining the executive management team at WEC Energy Group they otherwise would have received from their former employers. Without providing a means to retain these pension benefits, it would have been difficult for WEC Energy Group to attract these officers.

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The SPP provides for a mandatory lump sum payment upon a change in control if the executive’s employment is terminated within 18 months after the change in control. The Wisconsin Energy Corporation 2014 Rabbi Trust, a grantor trust, funds certain non-qualified benefits, including the SPP and the ILAs, as well as the Executive Deferred Compensation Plan and the Directors’ Deferred Compensation Plan. See “Potential Payments upon Termination or Change in Control” later in this proxy statement for additional information.

WEC Energy Group Retirement Savings Plan
Effective January 1, 2015, all newly hired management employees, including executive officers, will receive an annual contribution equal to 6% of pension eligible wages from the Company into WEC Energy Group’s 401(k) plan rather than participate in the WEC Energy Group Plan. Pension eligible wages consist of annual base salary and STPP payouts. In connection with this plan, the Compensation Committee adopted the WEC Energy Group Non-Qualified Retirement Savings Plan which provides “make-whole” benefits to address Internal Revenue Code limits on the amount of money that can be contributed to a 401(k) plan.

Since Mr. Klappa is considered a new employee, he will no longer accrue additional benefits under the WEC Energy Group Plan; however, Mr. Klappa is entitled to receive Company contributions to the 401(k) plan and Non-Qualified Retirement Savings Plan.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2017
The following table reflects activity by the NEOs during 2017 in WEC Energy Group’s Executive Deferred Compensation Plan discussed below.

Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings In Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End (2)
	($)	($)	($)	($)	($)
Allen L. Leverett	363,270	115,272	607,067	—	5,655,363
Gale E. Klappa	79,430	—	315,455	898,292	7,186,337
Scott J. Lauber	94,498	27,293	82,980	—	1,402,853
J. Patrick Keyes	1,012,713	44,864	886,344	—	5,192,261
Susan H. Martin	514,088	39,528	331,605	—	2,869,597
J. Kevin Fletcher	335,349	29,471	79,688	—	2,112,425

(1)	All of the amounts are reported as compensation in the "Summary Compensation Table" of this proxy statement.

(2)
$3,078,418, $6,851,816, $105,478, $2,896,148, $328,425, and $1,067,251 of the reported amounts were reported as compensation in the Summary Compensation Tables in prior proxy statements for Messrs. Leverett, Klappa, Lauber, Keyes, and Fletcher, and Ms. Martin, respectively.

Executive Deferred Compensation Plan
WEC Energy Group maintains two executive deferred compensation plans in which the NEOs participate: the Legacy WEC Energy Group Executive Deferred Compensation Plan (the “Legacy EDCP”), and the WEC Energy Group Executive Deferred Compensation Plan (the “EDCP”) adopted effective January 1, 2005 to comply with Section 409A of the Internal Revenue Code. The Legacy EDCP provides that (1) amounts earned, deferred, vested, credited, and/or accrued as of December 31, 2004 are preserved and frozen so that these amounts are exempt from Section 409A and (2) no new employees may participate in the Legacy EDCP as of January 1, 2005. Since January 1, 2005, all deferrals have been made to the EDCP. The provisions of the EDCP as in effect on December 31, 2017 are described below, as are the payout provisions of the Legacy EDCP.

The EDCP. Under the plan, a participant may defer up to 50% of his or her base salary, annual incentive compensation and vested awards of performance units. Stock option gains, vested restricted stock, and short-term dividend equivalents may not be deferred into the EDCP. Generally, deferral elections are made annually by each participant for the upcoming plan year. The Company maintains detailed records tracking each participant’s “account balance.” In addition to deferrals made by the participants, the Company may also credit each participant’s account balance by matching a certain portion of each participant’s deferral. Such deferral matching is determined by a formula taking into account the matching rate applicable under the Company’s 401(k) plan, the percentage of compensation subject to such matching rate, the participant’s gross compensation eligible for matching, and the amount of eligible compensation actually deferred. Also, in our discretion, the Company may credit any other amounts, as appropriate, to each participant’s account.

Mr. Klappa was not eligible to defer any compensation into the EDCP for most of 2017, nor was he eligible for any Company contributions to the EDCP.

WEC Energy Group	P-55	2018 Proxy Statement

Participants may elect to participate in the Company’s stock measurement fund and/or the Prime Rate Fund. The Company tracks each participant’s account balance as though the balance was actually invested in these funds. Fund elections are not actual investments, but are elections chosen only for purposes of calculating market gain or loss on deferred amounts for the duration of the deferral period. Each participant may select the amount of deferred compensation to be allocated among the two measurement funds. Contributions and deductions may be made to each participant’s account based on the performance of the measurement fund(s) elected.

The annual rate of return for the calendar year ended December 31, 2017 for the WEC Energy Group Common Stock Fund and the Prime Rate Fund was 13.3% and 4.19%, respectively.

Each participant’s account balance is debited or credited periodically based on the performance of the measurement fund(s) elected by the participant. Subject to certain restrictions, participants may make changes to their measurement fund elections by notice to the committee administering the plan.

At the time of his or her deferral election, each participant may designate a prospective payout election for any or the entire amount deferred, plus any amounts debited or credited to the deferred amount as of the designated payout. Amounts deferred into the EDCP may not be withdrawn at the discretion of the participant and a change to the designated payout delays the initial payment five years beyond the originally designated payout date. In addition, the Company may not limit payout amounts in order to deduct such amounts under Section 162(m) of the Internal Revenue Code.

The balance of a participant’s account is payable on his or her retirement in either a lump sum payout or in annual installments, at the election of the participant. Upon the death of a participant after retirement, payouts are made to the deceased participant’s beneficiary in the same manner as though such payout would have been made to the participant had the participant survived. In the event of a participant’s termination of employment prior to retirement, the participant may elect to receive a payout beginning the year after termination in the amount of his or her account balance as of the termination date either in a lump sum or in annual installments over a period of five years. Disability is not itself a payment event until the participant terminates employment with WEC Energy Group or its subsidiaries. A participant’s account balance will be paid out in a lump sum if the participant separates from service with WEC Energy Group or its subsidiaries within 18 months after a change in control of WEC Energy Group, as defined in the plan. The deferred amounts will be paid out of the general corporate assets or the assets of the Wisconsin Energy Corporation 2014 Rabbi Trust.

The Legacy EDCP. At the time of his or her deferral election, each participant designated a prospective payout election for any or the entire amount deferred, plus any amounts debited or credited to the deferred amount as of the designated payout. A participant may elect, at any time, to withdraw part (a minimum of $25,000) or all of his or her account balance, subject to a withdrawal penalty of 10%. Payout amounts may be limited to the extent to which they are deductible by the Company under Section 162(m) of the Internal Revenue Code.

The balance of a participant’s account is payable on his or her retirement in either a lump sum payout or in annual installments, at the election of the participant. Upon the death of a participant after retirement, payouts are made to the deceased participant’s beneficiary in the same manner as though such payout would have been made to the participant had the participant survived. In the event of a participant’s termination of employment prior to retirement, the participant may elect to receive a payout beginning the year after termination in the amount of his or her account balance as of the termination date either in a lump sum or in annual installments over a period of five years. Any participant who suffers from a continued disability will be entitled to the benefits of plan participation unless and until the committee administering the plan determines that the participant has been terminated for purposes of continued participation in the plan. Upon any such determination, the disabled participant is paid out as though the participant had retired. Except in certain limited circumstances, participants’ account balances will be paid out in a lump sum (1) upon the occurrence of a change in control, as defined in the plan, or (2) upon any downgrade of the Company’s senior debt obligations to less than “investment grade.” The deferred amounts will be paid out of the general corporate assets or the assets of the Wisconsin Energy Corporation 2014 Rabbi Trust.

WEC Energy Group	P-56	2018 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables below reflect the amount of compensation payable to each of our NEOs (other than Mr. Klappa) in the event of termination of each executive’s employment. These amounts are in addition to each NEO’s aggregate balance in the EDCP at fiscal year-end 2017, as reported in the "Aggregate Balance at Last Fiscal Year-End" column under “Nonqualified Deferred Compensation for Fiscal Year 2017.” The amount of compensation payable to each NEO (other than Mr. Klappa) upon voluntary termination, normal retirement, for-cause termination, involuntary termination (by the Company for any reason other than cause, death or disability or by the executive for “good reason”), termination following a “change in control,” disability, and death are set forth below. The amounts shown assume that such termination was effective as of December 31, 2017 and include amounts earned through that date, and are estimates of the amounts which would be paid out to the NEOs upon termination. The amounts shown under “Normal Retirement” assume the NEOs were retirement eligible with no reduction of retirement benefits. The amounts shown under “Termination Upon a Change in Control” assume the NEOs terminated employment as of December 31, 2017, which was within 18 months of a change in control of WEC Energy Group. The amounts reported in the row titled “Retirement Plans” in each table below are not in addition to the amounts reflected under “Pension Benefits at Fiscal Year-End 2017.” The actual amounts to be paid out can only be determined at the time of an officer’s termination of employment.

Payments Made Upon Voluntary Termination or Termination for Cause, Death or Disability
In the event a NEO voluntarily terminates employment or is terminated for cause, death, or disability, the officer will receive:

•	accrued but unpaid base salary and, for termination by death or disability, prorated annual incentive compensation;

•	401(k) plan and EDCP account balances;

•	the WEC Energy Group Plan cash balance;

•
in the case of death or disability, full vesting in all outstanding stock options, restricted stock, and performance units (otherwise, the ability to exercise already vested options within three months of termination) as well as vesting in the SERP and ILAs; and

•	if voluntary termination occurs after age 60, such termination is treated as a normal retirement.

NEOs are also entitled to the value of unused vacation days, if any, and for termination by death, benefits payable under the officer life insurance benefit if the NEO participates in such benefit.

Payments Made Upon Normal Retirement
In the event of the retirement of a NEO, the officer will receive:
•accrued but unpaid base salary and prorated annual incentive compensation;
•full vesting in all outstanding stock options and a prorated amount of performance units;
•full vesting in all retirement plans, including the WEC Energy Group Plan, SERP, and ILAs; and
•401(k) plan and EDCP account balances.
NEOs are also entitled to the value of unused vacation days, if any.

Payments Made Under Employment Agreements Upon a Change in Control, Involuntary Termination, or Termination for Good Reason
WEC Energy Group has entered into a written employment agreement with Mr. Leverett, which provides for certain severance benefits as described below. The Compensation Committee did not amend or otherwise modify Mr. Leverett's employment agreement, dated as of December 28, 2008, in any way in connection with his service as CEO.
Under the agreement with Mr. Leverett, severance benefits are provided if his employment is terminated:

•	in anticipation of or following a change in control by the Company for any reason, other than cause, death, or disability;

•	by Mr. Leverett for good reason in anticipation of or following a change in control;

•	by Mr. Leverett within six months after completing one year of service following a change in control; or

•	in the absence of a change in control, by the Company for any reason other than cause, death, or disability or by Mr. Leverett for good reason.

WEC Energy Group	P-57	2018 Proxy Statement

Upon termination of his employment in connection with a change in control, Mr. Leverett’s agreement provides for:

•	a lump sum severance payment equal to three times the sum of Mr. Leverett's highest annual base salary in effect for the three years preceding his termination and highest bonus amount;

•	three years continuation of health and certain other welfare benefit coverage and eligibility for retiree health coverage thereafter;

•
a payment equal to the value of three additional years of participation in the applicable qualified and non-qualified retirement plans based upon the higher of (1) the annual base salary in effect at the time of termination, and (2) any salary in effect during the 180 day period preceding termination, plus the highest bonus amount;

•	a payment equal to the value of three additional years of Company match in the 401(k) plan and EDCP;

•	full vesting in all outstanding stock options, restricted stock, and other equity awards;

•	401(k) and EDCP account balances;

•	certain financial planning services and other benefits; and

•	a "gross up" payment should any payments under the agreement trigger federal excise taxes under the "parachute payment" provisions of the tax law.

If Mr. Leverett's employment is terminated by the Company for any reason other than cause, death, or disability, or by him for good reason in the absence of a change in control, payments and other benefits tied to a three year multiple will instead be tied to a two year multiple. In addition, Mr. Leverett would not be entitled to receive any gross-up.

The highest bonus amount would be calculated as the larger of (1) the current target bonus for the fiscal year in which employment termination occurs, or (2) the highest bonus paid in any of the last three fiscal years of the Company prior to termination or the change in control. The agreement contains a one-year non-compete provision applicable on termination of employment.

Pursuant to the terms of the agreement with Mr. Fletcher, severance benefits are provided if his employment is terminated (1) by the Company for any reason other than cause, death, or disability, or (2) by Mr. Fletcher for good reason. Upon termination, Mr. Fletcher's agreement provides for (1) a lump sum payment equal to 2.99 times his annual base salary for the fiscal year in which termination occurs, and (2) health, life and other welfare benefits (excluding disability benefits) for a period of three years following termination.

Pursuant to the terms of the SPP and ILAs, retirement benefits are paid to the NEOs upon termination of employment within 18 months of a change in control. Participants in the SPP, including the NEOs, are also eligible to receive a supplemental disability benefit in an amount equal to the difference between the actual amount of the benefit payable under the long-term disability plan applicable to all employees and what such disability benefit would have been if calculated without regard to any limitation imposed by the broad-based plan on annual compensation recognized thereunder.

Generally, pursuant to Mr. Leverett’s agreement, a change in control is deemed to occur:

(1)	if any person or group acquires WEC Energy Group common stock that constitutes more than 50% of the total fair market value or total voting power of WEC Energy Group;

(2)
if any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) WEC Energy Group common stock that constitutes 30% or more of the total voting power of WEC Energy Group;

(3)
if a majority of the members of WEC Energy Group’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of WEC Energy Group’s Board before the date of appointment or election; or

(4)
if any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from WEC Energy Group that have a total gross fair market value equal to or more than 40% of the total gross value of all the assets of WEC Energy Group immediately before such acquisition or acquisitions, unless the assets are transferred to:

•	an entity that is controlled by the stockholders of the transferring corporation;

•	a stockholder of WEC Energy Group in exchange for or with respect to its stock;

•	an entity of which WEC Energy Group owns, directly or indirectly, 50% or more of its total value or voting power; or

•
a person or group (or an entity of which such person or group owns, directly or indirectly, 50% or more of our total value or voting power) that owns, directly or indirectly, 50% or more of the total value or voting power of WEC Energy Group.

WEC Energy Group	P-58	2018 Proxy Statement

Generally, pursuant to Mr. Leverett’s and Mr. Fletcher's ILAs, good reason means:
(1) a material reduction in the executive’s base compensation;
(2) a material change in the geographic location at which the executive must perform services;
(3) a material breach of the agreement by the Company; or
(4) with respect to Mr. Leverett's ILA only and solely in the context of a change in control, a material reduction of the executive's duties and responsibilities.
The employment agreement Mr. Klappa entered into upon commencement of his employment with WEC Energy Group in 2003 terminated upon his retirement in May 2016. Therefore, as of December 31, 2017, the only benefits Mr. Klappa was entitled to receive upon termination of employment were his retirement plan benefits and EDCP balance.
Payments under the Severance Pay Plan
Messrs. Lauber and Keyes, and Ms. Martin, have not entered into any agreement that provides for severance benefits upon a change in control or otherwise. All three officers are eligible to participate in the Company’s Severance Pay Plan, in which all management employees are eligible to participate. In the event a participant is involuntarily terminated, other than for cause, death, disability, retirement, or resignation, the participant is entitled to receive severance pay in an amount equal to the sum of: (1) 4% of the participant’s annual base salary and target bonus, plus (2) 4% of the participant’s annual base salary and target bonus multiplied by his or her completed years of service with the Company. The maximum amount of severance pay that can be received under the plan is twelve months of a participant’s annual base salary and target bonus.

Potential Payments to Named Executive Officers Upon Termination or Change in Control of the Company
The following tables show the potential payments upon termination or a change in control of the Company for:

WEC Energy Group	P-59	2018 Proxy Statement

Executive Benefits and Payments Upon Separation	Voluntary Termination ($)	Normal Retirement ($)	For Cause Termination ($)	Involuntary Termination ($)	Termination Upon Change in Control ($)	Disability ($)	Death ($)
Allen L. Leverett
Compensation:
Cash Severance	—	—	—	6,392,458	9,588,687	—	—
Additional Pension Credited Service	—	—	—	4,090,055	4,440,982	—	—
Additional 401(k) and EDCP Match	—	—	—	255,698	383,547	—	—
Long-Term Incentive Compensation:
Performance Units	—	3,404,538	—	7,035,601	7,035,601	7,035,601	7,035,601
Restricted Stock	—	—	—	1,851,138	1,851,138	1,851,138	1,851,138
Options	—	3,740,949	—	3,740,949	3,740,949	3,740,949	3,740,949
Benefits & Perquisites:
Retirement Plans	325,820	14,664,022	325,820	9,531,327	9,556,472	14,664,022	5,482,505
Health and Welfare Benefits	—	—	—	34,489	63,995	—	—
Excise Tax Gross-Up	—	—	—	—	—	—	—
Financial Planning	—	—	—	54,000	54,000	—	—
Outplacement	—	—	—	30,000	30,000	—	—
Death Benefit	—	—	—	—	—	—	—
Total	325,820	21,809,509	325,820	33,015,715	36,745,371	27,291,710	18,110,193

Scott J. Lauber
Compensation:
Cash Severance	—	—	—	869,294	869,294	—	—
Additional Pension Credited Service	—	—	—	—	—	—	—
Additional 401(k) and EDCP Match	—	—	—	—	—	—	—
Long-Term Incentive Compensation:
Performance Units	—	289,834	—	—	689,477	689,477	689,477
Restricted Stock	—	—	—	—	233,501	233,501	233,501
Options	—	317,060	—	—	317,060	317,060	317,060
Benefits & Perquisites:
Retirement Plans	726,835	726,835	726,835	726,835	726,835	726,835	522,152
Health and Welfare Benefits	—	—	—	8,622	8,622	—	—
Excise Tax Gross-Up	—	—	—	—	—	—	—
Financial Planning	—	—	—	—	—	—	—
Outplacement	—	—	—	—	—	—	—
Death Benefit	—	—	—	—	—	—	—
Total	726,835	1,333,729	726,835	1,604,751	2,844,789	1,966,873	1,762,190

J. Patrick Keyes
Compensation:
Cash Severance	—	—	—	275,768	275,768	—	—
Additional Pension Credited Service	—	—	—	—	—	—	—
Additional 401(k) and EDCP Match	—	—	—	—	—	—	—
Long-Term Incentive Compensation:
Performance Units	—	965,294	—	—	1,887,941	1,887,941	1,887,941
Restricted Stock	—	—	—	—	547,184	547,184	547,184
Options	—	1,268,512	—	—	1,268,512	1,268,512	1,268,512
Benefits & Perquisites:
Retirement Plans	128,857	642,902	128,857	642,902	642,902	642,902	615,786
Health and Welfare Benefits	—	—	—	8,622	8,622	—	—
Excise Tax Gross-Up	—	—	—	—	—	—	—
Financial Planning	—	—	—	—	—	—	—
Outplacement	—	—	—	—	—	—	—
Death Benefit	—	—	—	—	—	—	—
Total	128,857	2,876,708	128,857	927,292	4,630,929	4,346,539	4,319,423

WEC Energy Group	P-60	2018 Proxy Statement

Executive Benefits and Payments Upon Separation	Voluntary Termination ($)	Normal Retirement ($)	For Cause Termination ($)	Involuntary Termination ($)	Termination Upon Change in Control ($)	Disability ($)	Death ($)
Susan H. Martin
Compensation:
Cash Severance	—	—	—	649,271	649,271	—	—
Additional Pension Credited Service	—	—	—	—	—	—	—
Additional 401(k) and EDCP Match	—	—	—	—	—	—	—
Long-Term Incentive Compensation:
Performance Units	650,748	650,748	—	650,748	1,287,081	1,287,081	1,287,081
Restricted Stock	—	—	—	—	432,526	432,526	432,526
Options	812,535	812,535	—	812,535	812,535	812,535	812,535
Benefits & Perquisites:
Retirement Plans	710,153	710,153	710,153	710,153	710,153	710,153	710,153
Health and Welfare Benefits	—	—	—	8,622	8,622	—	—
Excise Tax Gross-Up	—	—	—	—	—	—	—
Financial Planning	—	—	—	—	—	—	—
Outplacement	—	—	—	—	—	—	—
Death Benefit	—	—	—	—	—	—	1,591,350
Total	2,173,436	2,173,436	710,153	2,831,329	3,900,188	3,242,295	4,833,645

J. Kevin Fletcher
Compensation:
Cash Severance	—	—	—	1,306,032	1,306,032	—	—
Additional Pension Credited Service	—	—	—	—	—	—	—
Additional 401(k) and EDCP Match	—	—	—	—	—	—	—
Long-Term Incentive Compensation:
Performance Units	—	425,086	—	—	893,749	893,749	893,749
Restricted Stock	—	—	—	—	265,255	265,255	265,255
Options	—	535,887	—	—	535,887	535,887	535,887
Benefits & Perquisites:
Retirement Plans	5,080,939	5,080,939	5,080,939	5,080,939	5,080,939	5,080,939	3,047,015
Health and Welfare Benefits	—	—	—	51,733	51,733	—	—
Excise Tax Gross-Up	—	—	—	—	—	—	—
Financial Planning	—	—	—	—	—	—	—
Outplacement	—	—	—	—	—	—	—
Death Benefit	—	—	—	—	—	—	1,310,400
Total	5,080,939	6,041,912	5,080,939	6,438,704	8,133,595	6,775,830	6,052,306

WEC Energy Group	P-61	2018 Proxy Statement

PAY RATIO DISCLOSURE

The primary objective of our executive compensation program is to provide a competitive, performance-based plan that enables the Company to attract and retain key individuals and to reward them for achieving both the Company’s short-term and long-term goals without creating an incentive for our NEOs to take excessive risks. For 2017, the annual total compensation of Mr. Leverett, our principal executive officer serving in that position on October 7, 2017 (the date we selected to identify the median employee), of $13,642,237, as shown in the Summary Compensation Table above (“CEO Compensation”), was approximately 113 times the annual total compensation of a median employee of $120,223.

We identified the median employee as of October 7, 2017, using total wages and earnings paid during the rolling 12-month period ended October 7, 2017, as reflected in our internal payroll records (including, without limitation, base salary, wages plus overtime, and annual cash incentive payments, as applicable), for all individuals, excluding Mr. Leverett, who were employed by us or any of our consolidated subsidiaries on October 7, 2017 (whether employed on a full-time, part-time, seasonal or temporary basis and including union and non-union employees). After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation, which includes annual salary, bonus, change in pension value and 401(k) matching by the Company.

RISK ANALYSIS OF COMPENSATION POLICIES AND PRACTICES

As part of its process to determine the 2017 compensation of WEC Energy Group’s NEOs, the Compensation Committee analyzed whether WEC Energy Group’s compensation program taken as a whole creates risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee concluded it does not. This analysis applies generally to the compensation program for WEC Energy Group’s employees since all management employees (both officers and non-officers) above a certain level are provided with substantially the same mix of compensation as the NEOs. The compensation package provided to employees below this level is not applicable to this analysis as such compensation package does not provide sufficient incentive to take risks that could materially affect the Company.

There is no objective way to measure risk resulting from a corporation’s compensation program; therefore, this analysis is subjective in nature. We believe that the only elements of WEC Energy Group’s compensation program that could incentivize risk-taking by our employees, and therefore have a reasonable likelihood of materially adversely affecting the Company, are the annual cash incentive compensation and the long-term incentive compensation, the payout of which is dependent on the achievement of certain performance levels by the Company. Based upon the value of each of these elements to the overall compensation mix and the relative value each has to the other, we believe the Company’s compensation program is appropriately balanced. We believe that the mix of short- and long-term awards minimizes risks that may be taken, as any risks taken for short-term gains could ultimately jeopardize the Company’s ability to meet the long-term performance objectives. Given the current balance of compensation elements, we do not believe WEC Energy Group’s compensation program incentivizes unreasonable risk-taking by management.

The Compensation Committee’s stock ownership guidelines require officers who participate in the long-term incentive compensation program to hold an amount of Company common stock and other equity-related Company securities that varies depending upon such officers’ level. The guidelines require the Company’s executive officers to hold common stock and other equity-related securities of the Company having a minimum fair market value ranging from 250% to 600% of base salary. The Compensation Committee believes these stock ownership guidelines further discourage unreasonable risk taking by Company officers.

As part of this analysis, we also considered the nature of WEC Energy Group’s business as a public utility holding company and the fact that substantially all of the Company's earnings and other financial results are generated by, or relate to, regulated public utilities. The highly regulated nature of WEC Energy Group’s business, including limits on the amount of profit the Company’s public utility subsidiaries (and therefore, WEC Energy Group) may earn, significantly reduces any incentive to engage in conduct that would be reasonably likely to have a material adverse effect on the Company.

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WEC ENERGY GROUP COMMON STOCK OWNERSHIP

Beneficial Ownership. The following table lists the beneficial ownership of WEC Energy Group common stock of each director nominee, NEO, and of all of the directors and executive officers as a group as of January 31, 2018. In general, “beneficial ownership” includes those shares as to which the indicated persons have voting power or investment power and stock options that are exercisable currently or within 60 days of January 31, 2018. Included are shares owned by each individual’s spouse, minor children, or any other relative sharing the same residence, as well as shares held in a fiduciary capacity or held in WEC Energy Group’s Stock Plus Investment Plan and WEC Energy Group’s 401(k) plans. None of these persons beneficially owns more than 1% of the outstanding common stock.

Name	Shares Beneficially Owned (1)
	Shares Owned (2) (3) (4)		Option Shares Exercisable Within 60 Days	Total
John F. Bergstrom	16,186		—	16,186
Barbara L. Bowles	25,138		—	25,138
William J. Brodsky	40,891		—	40,891
Albert J. Budney, Jr.	8,841		—	8,841
Patricia W. Chadwick	23,608		—	23,608
Curt S. Culver	4,668		—	4,668
Danny L. Cunningham	2,104		—	2,104
William M. Farrow III	2,045		—	2,045
Thomas J. Fischer	41,749		—	41,749
J. Kevin Fletcher	9,384		85,300	94,684
J. Patrick Keyes	22,891		195,745	218,636
Gale E. Klappa	213,866		1,096,303	1,310,169
Henry W. Knueppel	16,251		—	16,251
Scott J. Lauber	17,433		24,900	42,333
Allen L. Leverett	89,023		521,620	610,643
Susan H. Martin	21,026		18,920	39,946
Ulice Payne, Jr.	31,337		—	31,337
Mary Ellen Stanek	7,269		—	7,269
All directors and executive officers as a group (27 persons)	690,149	(5)	2,285,638	2,975,787	(6)

(1)
Information on beneficially owned shares is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as required for purposes of this proxy statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

(2)
Certain directors, NEOs, and other executive officers also hold share units in the WEC Energy Group phantom common stock account under WEC Energy Group’s deferred compensation plans as indicated: Mr. Bergstrom (65,455), Ms. Bowles (797), Mr. Budney (2,214), Mr. Culver (92,003), Mr. Fischer (4,718), Mr. Keyes (1,110), Mr. Lauber (1,183), Mr. Leverett (10,328), Ms. Martin (846), Ms. Stanek (20,285), and all directors and executive officers as a group (236,663). Share units are intended to reflect the performance of WEC Energy Group common stock and are payable in cash. While these units do not represent a right to acquire WEC Energy Group common stock, have no voting rights, and are not included in the number of shares reflected in the “Shares Owned” column in the table above, the Company listed them in this footnote because they represent an additional economic interest of the directors, NEOs, and other executive officers that is tied to the performance of WEC Energy Group common stock.

(3)
Each individual has sole voting and investment power as to all shares listed for such individual, except the following individuals have shared voting and/or investment power (included in the table above) as indicated: Mr. Bergstrom (6,000), Mr. Brodsky (36,223), Mr. Budney (902), Mr. Fischer (35,081), Mr. Klappa (5,000), Mr. Knueppel (11,583), Mr. Leverett (55,923), Ms. Martin (4,996), Ms. Stanek (2,601), and all directors and executive officers as a group (158,309).

(4)
The directors and executive officers hold shares of restricted stock (included in the table above) over which the holders have sole voting but no investment power: Mr. Bergstrom (4,668), Ms. Bowles (4,668), Mr. Brodsky (4,668), Mr. Budney (4,668), Ms. Chadwick (4,668), Mr. Culver (4,668), Mr. Cunningham (2,104), Mr. Farrow (2,045), Mr. Fischer (4,668), Mr. Fletcher (4,112), Mr. Keyes (7,497), Mr. Klappa (60,035), Mr. Knueppel (4,668), Mr. Lauber (5,031), Mr. Leverett (30,027), Ms. Martin (6,341), Mr. Payne (4,668), Ms. Stanek (4,668), and all directors and executive officers as a group (182,452).

(5)	None of the shares beneficially owned by the directors, NEOs, or all directors and executive officers as a group are pledged as security.

(6)	Represents approximately 0.94% of total WEC Energy Group common stock outstanding on January 31, 2018.

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Owners of More than 5%. The following table shows stockholders who reported beneficial ownership of more than 5% of WEC Energy Group common stock, based on the information they have reported. This information is based upon Schedule 13G filed with the SEC and reflects stock holdings as of December 31, 2017. These holdings have not been otherwise adjusted for stock activity that may have occurred since December 31, 2017, if any.

Name and Address (1)	Voting Authority		Dispositive Authority		Total Shares Beneficially Owned	Percent of WEC Common Stock
	Sole	Shared	Sole	Shared
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	483,338	174,912	33,117,840	600,674	33,718,514	10.68%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	23,997,700	—	26,807,670	—	26,807,670	8.50%
State Street Corporation One Lincoln Street Boston, MA 02111	—	16,031,476	—	16,031,476	16,031,476	5.08%

(1)	Filed on behalf of itself and certain of its subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, and persons owning more than 10% of WEC Energy Group’s common stock to file reports of ownership and changes in ownership of equity and derivative securities of WEC Energy Group with the SEC and the New York Stock Exchange. Specific due dates for those reports have been established by the SEC, and the Company is required to disclose in this proxy statement any failure to file by those dates during the 2017 fiscal year. To the Company’s knowledge, based on information provided by the reporting persons, all applicable reporting requirements for fiscal year 2017 were complied with in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation. None of the persons who served as members of the Compensation Committee during 2017 was an officer or employee of the Company during 2017 or at any time in the past nor had reportable transactions with the Company.

During 2017, none of our executive officers served as a member of the compensation committee or as a director of another entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

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CORPORATE GOVERNANCE AT WEC ENERGY GROUP

The Board of Directors provides oversight with respect to the Company’s overall performance, strategic direction, opportunities and risk, corporate governance, and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of the Company’s business by various reports and documents provided to the Board and its committees by the CEO and other key employees on a regular basis. The Board of Directors also makes decisions about the Board’s and Company’s leadership within a governance framework that provides the Board with flexibility to select the best structure based upon the specific needs of the business at the time and what it believes is in the best interest of stockholders. The following summarizes the governance framework under which the Board, its committees, and the Company operate.

CORPORATE GOVERNANCE FRAMEWORK
Since 1996, the Board has maintained Corporate Governance Guidelines which have been modified over the years in response to evolving governance best practices and stockholder expectations. WEC Energy Group was one of the earliest adopters of a formal set of Corporate Governance Guidelines. The guidelines address governance matters including director selection and election, determination of independence, Board leadership, Board committee structure and evaluation, chief executive officer performance evaluation, and management succession.
To maintain effective guidelines, the Corporate Governance Committee annually reviews the Company’s governance practices, taking into consideration discussions with stockholders as part of our investor outreach and engagement program, industry surveys, and benchmarking studies, as well as governance guidelines published by proxy advisors.

The Company’s Website, wecenergygroup.com, contains information on the Company’s governance activities. The Website, under the “Governance” section, includes the Company's Articles of Incorporation, Bylaws, Code of Business Conduct, Corporate Governance Guidelines, charters for the Board's Audit and Oversight, Compensation, Corporate Governance, and Finance Committees, and other useful information.

As policies are continually evolving, the Company encourages you to periodically visit the Website. Copies of these documents may also be requested in writing from the Corporate Secretary.

WEC Energy Group’s Code of Business Conduct
All WEC Energy Group directors, executive officers, and employees, including the principal executive, financial, and accounting officers, have a responsibility to comply with WEC Energy Group’s Code of Business Conduct, to seek advice in doubtful situations, and to report suspected violations.

WEC Energy Group’s Code of Business Conduct addresses, among other things: conflicts of interest; confidentiality; fair dealing; protection and proper use of Company assets; and compliance with laws, rules, and regulations (including insider trading laws). The Company has not provided any waiver to the Code for any director, executive officer, or other employee.

The Code of Business Conduct is posted in the “Governance” section of the Company’s Website at wecenergygroup.com. It is also available in print to any stockholder upon request in writing to the Corporate Secretary.

The Company has several ways employees can raise questions concerning WEC Energy Group’s Code of Business Conduct and other Company policies. As one reporting mechanism, the Company has contracted with an independent service for employees to confidentially and anonymously report suspected violations of the Code of Business Conduct or other concerns, including those regarding accounting, internal accounting controls, or auditing matters.

Company policies and procedures in place to review and approve related party transactions
The Code of Business Conduct addresses, among other things, what actions are required when potential conflicts of interest may arise, including those from related party transactions. Specifically, executive officers and members of the Board are required to obtain approval of the Audit and Oversight Committee Chair before: (1) obtaining any financial interest in or participating in any business relationship with any company, individual, or concern doing business with WEC Energy Group or any of its subsidiaries; (2) participating in any joint venture, partnership, or other business relationship with WEC Energy Group or any of its subsidiaries; and (3) serving as an officer or member of the board of any substantial outside for-profit organization. Furthermore, before serving as an officer or member of the board of any substantial outside for-profit organization, the CEO must obtain the approval of the full Board; members of the WEC Energy Group Board must obtain the prior approval of the Corporate Governance Committee. In addition, executive officers must obtain the prior approval of the CEO before accepting a

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position with a substantial non-profit organization; members of the Board must notify the Compliance Officer when joining the board of a substantial non-profit organization, but do not need to obtain prior approval.

WEC Energy Group’s Code of Business Conduct also requires employees and directors to notify the Compliance Officer of situations where family members are a supplier or significant customer of WEC Energy Group or employed by one. To the extent the Compliance Officer deems it appropriate,he will consult with the Audit and Oversight Committee Chair in situations involving executive officers and members of the Board.

BOARD LEADERSHIP STRUCTURE
Consistent with WEC Energy Group’s bylaws and our Corporate Governance Guidelines, the Board retains the right to exercise its discretion in combining or separating the offices of Chief Executive Officer and Chairman of the Board. From May 1, 2016 to October 12, 2017, the office of CEO was separated from the office of Chairman of the Board. Gale Klappa served as Non-Executive Chairman and Allen Leverett served as CEO. On October 12, 2017, the Board appointed Gale Klappa to serve as CEO until Mr. Leverett, who is recovering from a stroke, can return to his normal duties. Mr. Klappa continues to serve as Chairman of the Board.

Independent Lead or Presiding Director
Director Bowles, an independent director and Chair of the Corporate Governance Committee, currently serves as presiding director. In that role, Director Bowles:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	serves as liaison between the CEO and the independent directors under most circumstances, although each individual director has full access to the CEO;

•	has authority to call meetings of the independent directors;

•	reviews and provides input to meeting agendas for the Board and its Committees;

•	reviews meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	reviews all proposed changes to committee charters; and

•	leads the annual Board evaluation.

Director Term Limits
The Board does not believe it is appropriate or necessary to limit the number of terms a director may serve. The Board values the participation and insight of directors who have developed an increased understanding of the governance of the Company and the specific issues it faces doing business in a complex industry, as well as those directors who bring fresh and varied perspectives. Therefore, the Board is comprised of members with diverse backgrounds and tenure.

The Corporate Governance Committee annually evaluates each director nominee to confirm that he or she has the skills, education, experience, and qualifications required to help further the success of the Company’s business and represent stockholder interests. Regular assessment of board skills and qualifications is incorporated into the board’s succession planning process.

Contacting Members of the Board
Correspondence may be sent to the directors, including the non-management directors, in care of the Corporate Secretary, Margaret C. Kelsey, at the Company’s principal business office, 231 W. Michigan Street, PO Box 1331, Milwaukee, Wisconsin 53201.

All communications received as set forth above will be opened by the Corporate Secretary for the sole purpose of confirming the contents represent a message to the Company’s directors. Pursuant to instructions from the Board of Directors, all communication, other than advertising, promotion of a product or service, or patently offensive material, will be forwarded promptly to the addressee.

BOARD INDEPENDENCE
Director Independence and Review Process
No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company. The Corporate Governance Guidelines provide that the Board should consist of at least a two-thirds majority of independent directors.

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Director Independence Standards
The guidelines the Board uses in determining director independence are located in Appendix A of the Corporate Governance Guidelines. These standards of independence, which are summarized below, include those established by the New York Stock Exchange as well as a series of standards that are more comprehensive than New York Stock Exchange requirements. A director will be considered independent by the Board if the director:

•	has not been an employee of the Company for the last five years;

•	has not received, in the past three years, more than $120,000 per year in direct compensation from the Company, other than director fees or deferred compensation for prior service;

•
is not a current partner or employee of a firm that is the Company’s internal or external auditor, was not within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time, has no immediate family member who is a current partner of such a firm, or has no immediate family member who is a current employee of such a firm and personally works on the Company’s audit;

•
has not been an executive officer, in the past three years, of another company where any of the Company’s present executives at the same time serves or served on that other company’s compensation committee;

•
in the past three years, has not been an employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount which in any single fiscal year is the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•
has not received, during the current calendar year or the immediately preceding calendar year, remuneration, other than de minimus remuneration, as a result of services as, or being affiliated with an entity that serves as, an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management, or a significant supplier of the Company;

•	has no personal service contract(s) with the Company or any member of the Company’s senior management;

•	is not an employee or officer with a not-for-profit entity that receives 5% or more of its total annual charitable awards from the Company;

•	is not employed by a public company at which an executive officer of the Company serves as a director; and

•	does not have any beneficial ownership interest of 5% or more in an entity that has received remuneration, other than de minimus remuneration, from the Company, our subsidiaries or affiliates.
The Board also considers whether a director’s immediate family members meet the above criteria, as well as whether a director has any relationships with WEC Energy Group’s affiliates for certain of the above criteria, when determining the director’s independence.

Meetings of the Independent Directors
At every regularly scheduled Board meeting, executive sessions are scheduled for the independent directors only, and these sessions are generally held.

BOARD COMMITTEES
The Board of Directors has the following committees: Audit and Oversight, Compensation, Corporate Governance, Finance, and Executive. All committees, except the Executive Committee, operate under a charter approved by the Board. The members and the responsibilities of each committee are listed on page P-23 of this proxy statement under the heading “Committees of the Board of Directors.”

The Corporate Governance Committee
The Corporate Governance Committee is responsible for, among other things, identifying and evaluating director nominees. The chair of the Corporate Governance Committee coordinates this effort.

Independence of the Audit and Oversight, Corporate Governance, and Compensation Committees
The Audit and Oversight, Corporate Governance and Compensation Committees are all comprised solely of independent directors, as determined under New York Stock Exchange rules and the Board’s Corporate Governance Guidelines. The Board has determined that each member of the Audit and Oversight Committee and of the Compensation Committee is independent under the rules of the New York Stock Exchange applicable to audit committee and compensation committee members, respectively. The Audit and Oversight Committee is a separately designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

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In addition, the Board has determined that all of the members of the Audit and Oversight Committee are financially literate as required by New York Stock Exchange rules and qualify as audit committee financial experts within the meaning of SEC rules.

Compensation Committee Administration of Executive and Director Compensation Programs
One of the principal responsibilities of the Compensation Committee is to provide competitive, performance-based executive and director compensation programs.

With respect to the executive compensation program, the Compensation Committee’s responsibilities include:

•	determining and annually reviewing the Compensation Committee’s compensation philosophy;

•	reviewing and determining the compensation paid to executive officers (including base salaries, incentive compensation, and benefits);

•	overseeing the compensation and benefits to be paid to other officers and key employees;

•	establishing and administering the CEO compensation package; and

•	reviewing the results of the most recent stockholder advisory vote on compensation of the NEOs.

The Compensation Committee is also charged with administering the compensation package of WEC Energy Group’s non-management directors. The Compensation Committee meets with the Corporate Governance Committee annually to review the compensation package of WEC Energy Group’s non-management directors and to determine the appropriate amount of such compensation.

The Compensation Committee, which has authority to retain advisers, including compensation consultants, at WEC Energy Group’s expense, retained FW Cook to analyze and help develop the Company’s executive compensation program, and to assess whether the compensation program is competitive and supports the Committee’s objectives. FW Cook also assesses and provides recommendations on non-management director compensation, as discussed in more detail on page P-34.

FW Cook is engaged solely by the Compensation Committee to provide executive compensation consulting services, and does not provide any additional services to the Company. In connection with its retention of FW Cook, the Compensation Committee reviewed FW Cook’s independence including: (1) the amount of fees received by FW Cook from WEC Energy Group as a percentage of FW Cook’s total revenue; (2) FW Cook’s policies and procedures designed to prevent conflicts of interest; and (3) the existence of any business or personal relationships that could impact independence. After reviewing these and other factors, the Compensation Committee determined that FW Cook is independent and the engagement did not present any conflicts of interest. FW Cook also determined that it was independent from the Company’s management, which was confirmed in a written statement delivered to the Compensation Committee.

For more information regarding our executive and director compensation processes and procedures, please refer to “Compensation Discussion and Analysis” beginning on page P-30 and to "Director Compensation" beginning on page P-24, respectively.

BOARD PERFORMANCE EVALUATIONS
Board Evaluation of the Performance of the CEO
The Compensation Committee, on behalf of the Board, annually evaluates the performance of the CEO and reports the results to the Board. As part of this practice, the Compensation Committee obtains from each non-management director his or her input on the CEO’s performance, which input is then discussed in executive session with all non-management directors.

The CEO is evaluated in a number of areas including leadership, vision, financial stewardship, strategy development, management development, effective communication with constituencies, demonstrated integrity, and effective representation of the Company in community and industry affairs. The Chair of the Compensation Committee shares the evaluation results with the CEO. The process is also used by the Compensation Committee to determine appropriate compensation for the CEO. This procedure allows the Board to evaluate the CEO and to communicate the Board’s expectations.

The Board’s 2017 CEO evaluation of Mr. Leverett was deferred until he can return to his normal duties. However, in July 2017, approximately one year into Mr. Leverett’s tenure as CEO, at the request of Mr. Leverett, a robust evaluation of Mr. Leverett’s performance as CEO was conducted by an outside consultant. The consultant requested feedback from Mr. Leverett’s direct reports. The results of the evaluation were reported to the Board.

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Board and Committee Self-Evaluation Process
The Board annually evaluates its own performance where the presiding director conducts the evaluation. In 2017, the Board adopted the framework of questions developed by the National Association of Corporate Directors for use in conducting the performance evaluation. Each director independently considers a list of questions in five broad categories (1) Board composition and leadership; (2) Board committees; (3) Board meetings; (4) overall effectiveness of the Board; and (5) overall effectiveness of the Board with regard to management. Each director also considers several “reflection” questions relating to such things as: (1) key strengths of the Board; (2) providing appropriate oversight for key affairs of the Company (including its strategic plans, long-range goals, financial and operating performance, risks to the enterprise, and customer satisfaction initiatives); (3) recommendations to make the Board more effective; and (4) prioritization of skills, experience or background in terms of director recruitment. The Corporate Governance Committee uses the results of this process as part of its annual review of the Corporate Governance Guidelines and to foster continuous improvement of the Board’s activities.

Each committee, except the Executive Committee, conducts an annual performance evaluation of its own activities and reports the results to the Board. The evaluation compares the performance of each committee with the requirements of its charter. The results of the annual evaluations are used by each committee to identify both its strengths and areas where its governance practices can be improved. Each committee may adjust its charter, with Board approval, based upon the evaluation results.

RISK OVERSIGHT BY THE BOARD
The Board oversees the Company’s risk environment and has delegated specific risk monitoring responsibilities to the Audit and Oversight Committee and the Finance Committee as described in each committee’s charter. Both of these committees routinely report back to the Board. The Board and its committees also receive regular briefings from management on specific areas of risk as well as emerging risks to the enterprise.

Over the course of the year, the Audit and Oversight Committee hears reports from management on the Company’s major risk exposures in such areas as regulatory compliance, environmental, legal/litigation, technology security (cybersecurity), and ethical conduct, as well as steps taken to monitor and control such exposures. The Finance Committee discusses the Company’s financial risk assessment and risk management policies; it also provides oversight of insurance matters to support the proper function of the risk management program. Both committees have direct access to, and meet as needed with, Company representatives without other management present to discuss matters related to risk management.

The CEO, who is ultimately responsible for managing risk, regularly reports to the Board on risk-related matters. As part of this process, the business unit leaders identify existing, new, or emerging issues or changes within their business areas that could have enterprise implications and report them to senior management. Management is tasked with ensuring that these risks and opportunities are appropriately addressed.

The Company has established an Enterprise Risk Steering Committee, comprised of senior level management employees, whose purpose is to foster an enterprise-wide approach to managing risk and compliance. The committee regularly reviews key risk areas and provides input to the development and implementation of effective compliance and risk management practices, including external audits. The results of each of these risk management efforts are reported to the CEO and to the Board or its appropriate committee.

The Board believes that its leadership structure and enterprise risk management program support the risk oversight function of the Board.

STOCKHOLDER OUTREACH AND ENGAGEMENT
Philosophy on Stockholder Engagement
Accountability to stockholders is critical to the Company’s long-term success. We have mechanisms in place to ensure that management and the Board hear, understand, and consider the issues that matter most to our stockholders. This ongoing engagement helps provide valuable insight as to how our stockholders view the Company’s practices and policies, helps us set goals and expectations, and helps identify emerging issues that may affect our strategy and/or corporate governance and compensation practices.

Steps the Company Takes to Engage with Investors
The Company’s outreach and engagement program took many forms during 2017:

•
Direct engagement by senior management with the Company’s stockholders to discuss issues of interest, including corporate governance, executive compensation, and corporate responsibility practices. These conversations are reported to the Board and are taken into consideration when reviewing and modifying governance and compensation practices and policies.

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•	Investor presentations conducted at analyst meetings and investor conferences across the U.S., Canada, and Europe.

•	CEO, CFO, and other senior management meetings and conference calls with stockholders to discuss corporate strategy, financial and business performance, and to update stockholders on key developments.

•
Invitations to investors to listen to Webcasts of the Annual Meeting and quarterly earnings conference calls, and to view the annual report, news releases, Securities and Exchange Commission ("SEC") filings, and other significant corporate publications on our Website.

•	The opportunity to attend and voice opinions at our Annual Meeting.

•	The ability for stockholders to submit stockholder proposals and director nominees, and to formally nominate director candidates using proxy access as permitted under our bylaws.

•	Annual election of directors, who are elected by majority vote in uncontested elections.

•	Annual advisory vote on our executive compensation program (“say-on-pay”).

•
Strong Board committee structure, which allows the Board to focus on issues that matter most to our stockholders, including consideration of previous stockholder votes on say-on-pay, director elections, and other matters when developing policies and practices.

•	Process for stockholders to directly correspond with individual directors via the Corporate Secretary (page P-66)

Governance Practices Evolving from Stockholder Engagement
Under the Board’s oversight, Company leadership meets with investors throughout the year regarding business results, strategic direction, and corporate governance and compensation practices. In response to the investment community’s request for more transparency about the Board’s role in carrying out its oversight responsibilities, we have implemented a year-round stockholder engagement program. Key elements of this effort as they relate to governance practices are depicted below.

SUMMER	FALL	WINTER	SPRING

• Review results from Annual Meeting of Stockholders
• Engage with stockholders to discuss voting results
• Conduct annual assessment of corporate governance practices to identify potential areas of focus
• Discuss voting results, investor feedback, and annual assessment with Board committees and full Board

• Meet with institutional investors to discuss our governance and compensation practices and to address questions or concerns
• Consider enhancements to our practices and disclosures based on investor feedback
• Share investor feedback and recommendations for changes in practices and disclosures with Board committees and full Board
		• Approve any changes to corporate governance and compensation practices • Reach out to investors to discuss key changes • Develop disclosures for the proxy statement	• Publish annual disclosure documents (Form 10-K, Annual Report, Proxy Statement) • Hold Annual Meeting of Stockholders

The program outlined above is in addition to our ongoing, dedicated, investor relations program. As part of this proactive stockholder outreach, we had the opportunity to speak directly with large and small stockholders. Included were discussions held with a team from the School Sisters of Notre Dame (SSND), a global congregation of women religious with significant ties to the Milwaukee community, about our strategic initiatives, and the way in which we integrate environmental, social, and governance factors into our decision-making process. The SSND were particularly interested in discussing our view on the increasing priority expressed by investors and other stakeholders to limit future global temperature increases to less than two degrees Celsius, otherwise referred to as the “2-Degree Scenario.” In an effort to be more transparent about our significant focus on this subject, we agreed to publish a preliminary 2-Degree assessment in our 2017 Corporate Responsibility Report (CRR), which we will publish in 2018, and a complete report on the assessment in the 2018 CRR, which we will publish in 2019. We look forward to continuing our dialogue with our stockholders on this subject.

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STOCKHOLDER NOMINEES AND PROPOSALS
Candidates for director nomination may be proposed by stockholders, the Corporate Governance Committee, and other members of the Board. The Corporate Governance Committee may pay a third party to identify qualified candidates; however, no such firm was engaged with respect to the nominees listed in this proxy statement. No formal stockholder nominations or recommendations for director candidates were received.

Stockholders wishing to propose director candidates for consideration and recommendation by the Corporate Governance Committee for election at the 2019 Annual Meeting of Stockholders must submit the candidates’ names and qualifications to the Corporate Governance Committee no later than November 1, 2018, via the Corporate Secretary, Margaret C. Kelsey, at the Company’s principal business office, 231 W. Michigan Street, PO Box 1331, Milwaukee, Wisconsin 53201. Stockholders may also propose director candidates for consideration and recommendation by the Board by following the guidelines outlined in the Company's bylaws and summarized below.

Proxy Access
Stockholders voted in favor of a non-binding proxy access bylaw proposal that was considered at the 2016 Annual Meeting of Stockholders. After this vote, the Company conducted an extensive evaluation that included feedback from (1) our top institutional investors, (2) proxy advisors, and (3) the proponent of the stockholder proposal. Based upon its evaluation and stockholder feedback, the Board adopted a proxy access bylaw in October 2016. The bylaw allows a stockholder (or a group of up to 20 stockholders) who own at least 3% of our stock for a period of three years the right to nominate candidates for up to the greater of 2 nominees or 20% of the Board.

Submitting Proposals for the 2019 Annual Meeting of Stockholders
Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2019 Annual Meeting of Stockholders must submit the proposal to the Company no later than November 22, 2018.

Stockholders who intend to present a proposal at the 2019 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials, or who propose to nominate a person for election as a director at the 2019 Annual Meeting, are required to provide notice of such proposal or nomination, containing the information required by the Company’s bylaws, to the Company at least 70 days and not more than 100 days prior to the scheduled date of the 2019 Annual Meeting of Stockholders. The 2019 Annual Meeting of Stockholders is tentatively scheduled for May 2, 2019.

Under our proxy access bylaw, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares of common stock for at least three years and has complied with the other requirements set forth in the Company’s bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our proxy statement for the 2019 Annual Meeting of Stockholders, the nominations must be received by our Corporate Secretary and must arrive at the Company in a timely manner, between 120 and 150 days prior to the anniversary of the date our proxy statement was first sent to stockholders in connection with our last annual meeting, which would be no earlier than October 23, 2018 and no later than
November 22, 2018.

Correspondence in this regard should be directed to the Corporate Secretary, Margaret C. Kelsey, at the Company’s principal business office, 231 W. Michigan Street, PO Box 1331, Milwaukee, Wisconsin 53201.

WEC Energy Group	P-71	2018 Proxy Statement

INFORMATION RELATED TO THE ANNUAL MEETING

BUSINESS OF THE ANNUAL MEETING
Proposal 1: Election of Fourteen Directors for Terms Expiring in 2019. The Board recommends a vote FOR each of the nominees. The fourteen individuals will be elected as directors if the number of votes cast in person or by proxy at the Meeting favoring such nominee’s election exceeds the number of votes cast opposing that nominee’s election. Presuming a quorum is present, shares not voted, whether by broker non-vote, abstention, or otherwise, have no effect on the outcome of this matter.

Proposal 2: Ratification of Deloitte & Touche LLP as Independent Auditors for 2018. The Board recommends a vote FOR this proposal. Ratification of the independent auditors requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Presuming a quorum is present, shares not voted, whether by abstention or otherwise, have no effect on the outcome of this matter.

Proposal 3: Advisory Vote to Approve Compensation of the Named Executive Officers, Commonly Referred to as a “Say-on-Pay” Vote. The Board recommends a vote FOR this proposal. Approval, on a non-binding, advisory basis, of the compensation of the NEOs requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Presuming a quorum is present, shares not voted, whether by broker non-vote, abstention, or otherwise, have no effect on the outcome of this matter. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Compensation Committee will review the voting results and take them into consideration.

The Company is not aware of any other matters that will be voted on. If a matter does properly come before the Meeting, the persons named as the proxies in the form of proxy will vote the proxy at their discretion.

VOTING INFORMATION
Who can vote?
Common stockholders as of the close of business on the Record Date, February 22, 2018, can vote. Each outstanding share of WEC Energy Group common stock is entitled to one vote upon each matter presented. A list of stockholders entitled to vote will be available for inspection by stockholders at WEC Energy Group’s principal business office, 231 W. Michigan St., Milwaukee, Wisconsin 53203, prior to the Meeting. The list will also be available at the Meeting.

How do I vote?
There are several ways to vote:

•	By Internet. The Company encourages you to vote this way.

•	By toll-free, touch-tone telephone.

•	By completing and mailing your proxy card.

•	By written ballot at the Meeting.

If you wish to vote through the Internet or by telephone, please follow the instructions on your Notice Regarding the Availability of Proxy Materials, proxy card, or the information forwarded to you by your bank or broker, as applicable. The Internet and telephone voting facilities will close at 10:59 p.m., Central time, on Wednesday, May 2, 2018.

If you are a participant in WEC Energy Group’s Stock Plus Investment Plan (“Stock Plus”) or own shares through investments in the WEC Energy Group Common Stock ESOP Fund in any of WEC Energy Group’s 401(k) plans, your proxy will serve as voting instructions for your shares held in those plans. The administrator for Stock Plus and the trustee for WEC Energy Group’s 401(k) plans will vote your shares as you direct. If a proxy is not returned for shares held in Stock Plus, the administrator will not vote those shares. If a proxy is not returned for shares held in WEC Energy Group’s 401(k) plans, the trustee will vote those shares in the same proportion that all shares in the WEC Energy Group Common Stock ESOP Fund in each respective 401(k) plan, for which voting instructions have been received, are voted.

If you are a beneficial owner and your bank or broker holds your shares in its name, they are permitted to vote your shares in the ratification of the independent auditors even if the broker does not receive voting instructions from you. However, for matters considered non-routine, which includes proposals 1 and 3, your broker or other record holder of your shares will not be permitted to vote your shares unless you provide voting instructions. If your shares are held in the name of a broker, bank or other holder of record, you are invited to attend the Meeting, but may not vote at the Meeting unless you bring a legal proxy from your broker, bank, or other holder of record.

What does it mean if I get more than one proxy?
It means your shares are held in more than one stock account. Please vote all proxies to ensure all of your shares are counted.

WEC Energy Group	P-72	2018 Proxy Statement

What constitutes a quorum?
As of the February 22, 2018 Record Date, there were 315,538,808 shares of WEC Energy Group common stock outstanding. In order to conduct the Meeting, a majority of the outstanding shares entitled to vote must be represented in person or by proxy. This is known as a “quorum.” Abstentions and shares which are the subject of broker non-votes will count toward establishing a quorum.

Can I change my vote?
You may change your vote or revoke your proxy at any time prior to the closing of the polls by any of the following methods:
•Entering a new vote by Internet or phone;

•	Returning a later-dated proxy card;

•	Voting in person at the Meeting; or

•	Notifying WEC Energy Group’s Corporate Secretary by written revocation letter.

The Corporate Secretary is Margaret C. Kelsey. Any revocation should be filed with her at WEC Energy Group’s principal business office, 231 W. Michigan St., PO Box 1331, Milwaukee, Wisconsin 53201.

Attendance at the Meeting will not, in itself, constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given in a properly completed proxy, the proxy will be voted as the Board recommends.

Who conducts the proxy solicitation?
The Board is soliciting these proxies. WEC Energy Group will bear the cost of the solicitation of proxies. The Company contemplates that proxies will be solicited principally through the use of the mail, but employees of WEC Energy Group or our subsidiaries may solicit proxies by telephone, personally, or by other communications, without compensation apart from their normal salaries. WEC Energy Group has retained Morrow Sodali LLC to assist in the solicitation of proxies for a fee of $23,000 plus reimbursement of expenses. WEC Energy Group will also reimburse brokers, banks, and other nominees for forwarding proxy materials to beneficial stockholders.

Who will count the votes?
Computershare, which will also serve as Inspector of Election, will tabulate the vote. Computershare is the Company’s transfer agent.

Where can I find the voting results from the Meeting?
The Meeting voting results will be published in a Form 8-K, available no later than May 9, 2018, on the Company’s website, wecenergygroup.com, under the “Investors” section.

ELECTRONIC ACCESS TO ANNUAL MEETING INFORMATION
Why did I receive a separate Notice Regarding the Availability of Proxy Materials (Notice) instead of printed proxy materials?
Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we began mailing a separate Notice to stockholders on or about March 22, 2018, instead of a full set of our printed proxy materials. The Notice is not a proxy card and cannot be used to vote your shares. However, the Notice includes instructions on how to access our proxy materials online and vote your shares.

You may request a printed set of proxy materials by (1) logging on to www.envisionreports.com/wec and following the applicable instructions, (2) calling 866-641-4276, or (3) sending an email requesting a paper copy of current meeting materials to investorvote@computershare.com with "Proxy Materials WEC Energy Group" in the subject line and your full name and address plus the number located in the shaded bar on the Notice.

If your shares are held by a broker, trustee, bank, or other nominee, please refer to the instructions provided by such record holder on how to access our proxy materials and vote.

What practices may stockholders follow that are friendly to the environment and help reduce printing and postage costs?
Stockholders may wish to participate in the following:

•	View the following documents online at www.envisionreports.com/wec:
▪Notice of Annual Meeting
▪Proxy Statement
▪2017 Annual Report
▪Form of Proxy

•	Vote your proxy online or by telephone. (Page P-3)

•	Choose to receive future proxy materials and annual reports electronically instead of receiving paper copies.

If you are a registered stockholder and received a paper copy of our proxy materials or a paper notice this year, you may elect to receive access to future copies of these documents and other stockholder communications (e.g., investment plan statements, tax documents, and more) electronically by (1) following the instructions when voting by Internet or by telephone, or (2) registering for our eDelivery paperless communication program.

WEC Energy Group	P-73	2018 Proxy Statement

If your shares are held by a broker, trustee, bank or other nominee, please refer to the instructions provided by such record holder on how to elect to receive access to our future proxy materials and annual reports online.

By delivering our proxy materials electronically, we can provide you with the information you need quickly, efficiently, and in a more cost-effective manner.

•	Choose our eDelivery paperless communication program for all your stockholder needs.
Electronic distribution gives stockholders faster delivery of account documents and saves the Company and our stockholders the cost of printing and mailing these materials. eDelivery also provides you with fast and secure 24/7 online access to proxy materials, investment plan statements, tax documents, and more. You may access your registered stockholder account and sign up for eDelivery at www.computershare.com/investor.

•	Sign up for Householding.
“Householding” is a delivery method that allows for only one paper copy of the Annual Report and Proxy Statement to be delivered to stockholders who reside at the same address.

If you are a registered stockholder and received multiple paper copies of the Annual Report and Proxy Statement, you may wish to contact the Company’s transfer agent, Computershare, at 800-558-9663, to request householding, or you may provide written instructions to WEC Energy Group, c/o Computershare, PO 505000, Louisville, KY 40233-5000. If you wish to receive separate copies of the Annual Report and Proxy Statement now or in the future, or to discontinue householding entirely, you may contact the Company’s transfer agent using the contact information provided above. Upon request, the Company will promptly send a separate copy of the document. Whether or not a stockholder is householding, each stockholder will continue to receive a proxy card. If your shares are held through a bank, broker, or other holder of record, you may request householding by contacting the holder of record.

ANNUAL MEETING ATTENDANCE
How do I pre-register to attend the Annual Meeting?
The Meeting is open to all stockholders of WEC Energy Group. You must pre-register to reserve an admission ticket and then present your government-issued photo identification at the door in order to attend.

If you would like to attend, please contact Stockholder Services by email at wec.stockholder-services.contact@wecenergygroup.com or by telephone at 800-881-5882 to reserve an admission ticket. If you hold your shares in “street name” through an intermediary, such as a bank, brokerage firm, or other nominee, and you would like to attend the Meeting, please send us a written request for an admission ticket either by regular mail, fax, or email, along with proof of share ownership, such as a bank, or brokerage firm account statement, a copy of the voting instruction card provided by your broker, or a letter from the broker, trustee, bank or nominee holding your shares to: Stockholder Services, 231 W. Michigan Street, PO Box 1331, Milwaukee, Wisconsin 53201; fax: 414-221-3888; or email: wec.stockholder-services.contact@wecenergygroup.com.

Requests to reserve admission tickets will be processed in the order in which they are received and must be received no later than five business days before the Meeting, or Thursday, April 26, 2018. If we cannot confirm you are a registered stockholder or beneficial owner, we will contact you for further information.

Admission tickets will be available for pick-up at the Meeting. All Meeting attendees will be asked to present a government-issued photo identification card before receiving a ticket. We will then verify your name against our stockholder list. If you own shares in the name of your broker, bank, or other nominee (“street name”), you should bring your proof of share ownership with you to the Meeting. If we cannot verify that you are a stockholder, you may not be admitted to the Meeting.

The Meeting will begin promptly at 10:00 a.m., Central time. Check-in will begin at 9:00 a.m. Please allow ample time for check-in procedures.

What attendance guidelines apply to the Annual Meeting?
If you plan to attend the Meeting, please review the following attendance guidelines:

• You must pre-register and reserve an admission ticket in order to attend.
• You will be asked to check in upon entry into the R. John Buuck Field House and present government-issued photo identification, such as a driver’s license, state identification card, or passport. We will verify your name against our stockholder list and will then provide you with an admission ticket.

WEC Energy Group	P-74	2018 Proxy Statement

• The Company reserves the right to inspect all items, including handbags and briefcases, prior to admittance.
• The business of the Meeting will follow as set forth in the agenda, which you will receive upon check-in.
• Stockholder questions and comments related to the business of the Company will be addressed only during the question and answer portion of the agenda. If you wish to speak, please go to the nearest microphone and wait to be recognized by the Chairman. State your name before asking your question. Questions from the floor are limited to three minutes to provide an opportunity for as many stockholders as possible.
• The use of cameras, recording devices, and other electronic devices will not be permitted during the Meeting except by those employed by the Company to provide a record of the proceedings. Please silence all cell phones and other electronic devices.
• No firearms or weapons will be allowed in the Meeting facilities.
• No signs, banners, placards, handouts, and similar materials will be allowed on Meeting premises.
Attendees who fail to comply with these Guidelines risk expulsion from the Meeting. In the event of a disruption, the Chairman may immediately adjourn the Meeting and declare the polls open for such period of time as he may determine to receive votes by proxy or ballot on items of business properly brought before the Meeting.

Who do I contact if I have questions about the Annual Meeting?
If you need more information about the Meeting, call
us at 800-881-5882, or write to Stockholder Services,
231 W. Michigan Street, PO Box 1331,
Milwaukee, Wisconsin 53201.

MAP TO THE ANNUAL MEETING

There is no parking at the Annual Meeting site. Please park at the North Shore Cinema only (11700 N. Port Washington Road, Mequon, WI 53092). Shuttle buses will run from the parking site to the Annual Meeting site.

AVAILABILITY OF FORM 10-K

A copy (without exhibits) of WEC Energy Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC, is available without charge to any stockholder of record or beneficial owner of WEC Energy Group common stock by writing to the Corporate Secretary, Margaret C. Kelsey, at the Company’s principal business office, 231 W. Michigan Street, PO Box 1331, Milwaukee, Wisconsin 53201. The WEC Energy Group consolidated financial statements and certain other information found in the Form 10-K are provided in our 2017 Annual Financial Statements and Review of Operations. The Form 10-K, along with this proxy statement and all of WEC Energy Group’s other filings with the SEC, is also available in the “Investors” section of the Company’s Website at wecenergygroup.com.

WEC Energy Group	P-75	2018 Proxy Statement

APPENDIX A – EARNINGS AND EARNINGS PER SHARE GAAP RECONCILIATION

Net Income - Common Stockholders (in millions)	2017	2016
WEC Energy Group GAAP	$1,203.7	$939.0
Tax benefit related to Tax Cuts and Jobs Act of 2017	(206.7)	—
Acquisition costs (pre-tax)	—	3.5
Tax impact of acquisition costs	—	(1.4)
WEC Energy Group adjusted net income	$997.0	$941.1

Diluted Earnings Per Share	2017	2016	2015	2014
WEC Energy Group GAAP EPS	$3.79	$2.96	$2.34	$2.59
Tax benefit related to Tax Cuts and Jobs Act of 2017	(0.65)	—	—	—
Acquisition costs	—	0.01	0.30	0.06
WEC Energy Group adjusted EPS	$3.14	$2.97	$2.64	$2.65

We have provided adjusted earnings (non-GAAP earnings) as a complement to, and not as an alternative to, reported earnings presented in accordance with GAAP. Adjusted earnings exclude a one-time reduction in income tax expense related to a revaluation of our deferred taxes as a result of the Tax Cuts and Jobs Act of 2017 as well as costs related to the acquisition of Integrys, neither of which is indicative of the Company's operating performance. Therefore, we believe that the presentation of adjusted earnings is relevant and useful to investors to understand WEC Energy Group's operating performance. Management uses such measures internally to evaluate the Company's performance and manage its operations.

WEC Energy Group	P-76	2018 Proxy Statement

WEC Energy Group

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

Vote by Internet

- Go to **www.investorvote.com/WEC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free **1-800-652-VOTE (8683)** within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 10:59 p.m., Central time, on Wednesday, May 2, 2018.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - John F. Bergstrom	☐	☐	☐
02 - Barbara L. Bowles	☐	☐	☐
03 - William J. Brodsky	☐	☐	☐
04 - Albert J. Budney, Jr.	☐	☐	☐
05 - Patricia W. Chadwick	☐	☐	☐
06 - Curt S. Culver	☐	☐	☐
07 - Danny L. Cunningham	☐	☐	☐
08 - William M. Farrow III	☐	☐	☐
09 - Thomas J. Fischer	☐	☐	☐
10 - Gale E. Klappa	☐	☐	☐
11 - Henry W. Knueppel	☐	☐	☐
12 - Allen L. Leverett	☐	☐	☐
13 - Ulice Payne, Jr.	☐	☐	☐
14 - Mary Ellen Stanek	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of Deloitte & Touche LLP as Independent Auditors for 2018	☐	☐	☐
3. Advisory Vote to Approve Compensation of the Named Executive Officers	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 P C F

02S8PA

W. PIONEER RD.
C
To Green Bay (101 miles)
W
CONCORDIA
UNIVERSITY
WISCONSIN
R. John Buuck
Field House
W. HIGHLAND RD.
LAKE MICHIGAN
N. PORT WASHINGTON RD.
NORTH
SHORE
CINEMA
Parking
P *
43
N. LAKE SHORE DR.
N
W. MEQUON RD.
To Downtown Milwaukee
(16 miles)

Annual Meeting of Stockholders
Thursday, May 3, 2018 - 10 a.m.

Annual meeting site: Concordia University Wisconsin, R. John Buuck Field House, 12800 N. Lake Shore Dr., Mequon, WI 53097

Parking: Only at North Shore Cinema, 11700 N. Port Washington Rd., Mequon, WI 53092*

* **There is no parking at the annual meeting site. *Please park only at North Shore Cinema.*** Shuttle buses will run from the parking site to the annual meeting site.

Other attendance guidelines are described on page P-74 of the proxy statement.

WEC Energy Group

Can't make it to the meeting? Listen live on the Web at www.wecenergygroup.com/invest/annualmtg.htm

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — WEC ENERGY GROUP, INC.

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Annual Meeting of Stockholders — May 3, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

This PROXY is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 3, 2018. Your shares of stock will be voted as you specify on the reverse side of this card. If no choice is specified, your PROXY will be voted "FOR" Items 1, 2 and 3, and in the discretion of the proxy holder, on any other matter which may properly come before the Annual Meeting of Stockholders and all adjournments or postponements of the meeting.

By signing this PROXY, you revoke all prior proxies and appoint Scott J. Lauber and Margaret C. Kelsey, or either of them, as proxies, with the power to appoint substitutes, to vote your shares on the matters shown below and on any other matters which may properly come before the Annual Meeting of Stockholders and all adjournments or postponements of the meeting.

If you hold WEC Energy Group common shares in WEC Energy Group's Stock Plus Investment Plan or one of the WEC Energy Group 401(k) plans, this proxy constitutes voting instructions for any shares so held by the undersigned.

SEE REVERSE SIDE. **We encourage you to vote by the Internet or by telephone.** However, if you wish to vote by mail, just complete, sign and date the reverse side of this card. If you wish to vote in accordance with the Board of Directors' recommendations, you need not mark any voting boxes.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

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